    As filed with the Securities and Exchange Commission on October 5, 1999

                                                         Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                            ALLFIRST FINANCIAL INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            6712                      52-0981378
(State or otherjurisdiction of   (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)    Classification Code Number)      Identification Number)
                                    25 South Charles Street
                                   Baltimore, Maryland 21201
                                         (410) 244-4000
           (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                        ALLFIRST PREFERRED CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

            DELAWARE                            6719                      [Applied for]
(State or other jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification Number)
                                      25 South Charles Street
                                     Baltimore, Maryland 21201
                                           (410) 244-4000
           (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                         ALLFIRST PREFERRED ASSET TRUST
             (Exact name of registrant as specified in its charter)

           DELAWARE                             6719                     [Applied for]
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification Number)
                                      25 South Charles Street
                                     Baltimore, Maryland 21201
                                          (410) 244-4000
           (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                              Ralph V. Partlow III
                            Allfirst Financial Inc.
                       25 South Charles Street, MS101-850
                           Baltimore, Maryland 21201
                                 (410) 244-3800
(Name, address, including zip code and telephone number, including area code of agent of service)

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                              PROPOSED
                                                               PROPOSED       MAXIMUM
                                                               MAXIMUM       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE   OFFERING PRICE    OFFERING     REGISTRATION
             TO BE REGISTERED                 REGISTERED     PER UNIT(1)     PRICE (1)         FEE
-------------------------------------------------------------------------------------------------------
SKATES.....................................  $100,000,000      98.903%      $98,903,000      $27,800
Preferred Securities of Allfirst Preferred
 Asset Trust (2)...........................       --              --             --             NA
Junior Subordinated Debentures of Allfirst
 Financial Inc. (2)........................       --              --             --             NA
Allfirst Financial Inc. Guarantee with
 respect to SKATES (3).....................       --              --             --             NA
Allfirst Financial Inc. Guarantee with
 respect to Preferred Securities of
 Allfirst Preferred Asset Trust (3)........       --              --             --             NA
-------------------------------------------------------------------------------------------------------
Total (4).................................. $100,000,000(5)    98.903%      $98,903,000      $27,800
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.
(2) Allfirst Preferred Capital Trust originally purchased the preferred securities of Allfirst Preferred Asset Trust with the proceeds of the sale of the SKATES to the initial purchaser. Allfirst Preferred Asset Trust originally purchased the junior subordinated debenture with the proceeds of the sale of its preferred securities to Allfirst Preferred Capital Trust. No separate consideration will be received (i) for the preferred securities of Allfirst Preferred Asset Trust distributed upon liquidation of Allfirst Preferred Capital Trust, or (ii) for the junior subordinated debentures under any circumstances.
(3) No separate consideration will be received for the Allfirst Financial Inc. guarantees.
(4) This Registration Statement is deemed to cover: (i) the junior subordinated debenture and the rights of holders of the junior subordinated debenture under the Indenture; (ii) the rights of holders of preferred securities of Allfirst Preferred Asset Trust under a declaration of trust; (iii) the rights of holders of SKATES under a declaration of trust; (iv) the rights of holders of SKATES and of the preferred securities of Allfirst Preferred Asset Trust under the respective guarantees; and (v) certain backup undertakings as described herein.
(5) Such amount represents the aggregate liquidation amount of the SKATES to be exchanged hereunder.

                                ---------------
  The Registrants hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                                                        EXCHANGE OFFER

    100,000 Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced
                             Securities "SKATESSM"

                        Allfirst Preferred Capital Trust

                      Liquidation Amount $1,000 per SKATES
            guaranteed to the extent described in this prospectus by
           Allfirst Financial Inc. (formerly First Maryland Bancorp)

                                 -------------

In the exchange offer:


 . Allfirst Capital Trust offers to       . Neither we nor the trusts will
  exchange new SKATES registered           receive any cash proceeds in the
  under the 1933 Act for the SKATES        exchange offer, and no dealer-
  initially issued to institutional        manager will assist us.
  investors in a private offering;
                                         The terms of the new securities being
 . Allfirst Asset Trust will              issued in the exchange offer are
  exchange the Asset Preferred           identical in all respects to the
  Securities it originally issued        terms of the old securities issued in
  to Allfirst Capital Trust in the       the private offering, except that:
  private offering for new Asset
  Preferred Securities registered        . the new securities have been
  under the 1933 Act;                      registered under the 1933 Act and
                                           will not be subject to restrictions
 . We will exchange the junior              on transfer applicable to the old
  subordinated debenture we                securities;
  originally issued to Allfirst
  Asset Trust in the private             . the new SKATES and the new Asset
  offering for a new junior                Preferred Securities will not
  subordinated debenture registered        provide for any penalty increase in
  under the 1933 Act;                      their distribution rates; and

 . We will exchange the guarantees        . the new junior subordinated
  we originally issued in the              debenture do not provide for any
  private offering for new                 penalty increase in its interest
  guarantees registered under the          rate.
  1933 Act;
                                           The exchange offer and withdrawal
 . If you participate in the                rights expire at 5:00 p.m., New York
  exchange offer, no further               City time, on        , 1999, unless
  distributions will be paid on            extended.
  your old SKATES and any future
  distributions on your new SKATES
  will be payable on the scheduled
  payment dates; and

 Participating in the exchange offer or investing in new SKATES involves risks.
                      Please see "Risk Factors" on page 8.

  The new SKATES will not be listed on a national securities exchange or quoted on the Nasdaq Stock Market.

  Neither the SKATES nor any of the other securities offered in this prospectus are deposits or other obligations of a bank or savings association or are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

  This prospectus, together with the letter of transmittal, is being sent to
all registered holders of old SKATES as of        , 1999.


     , 1999
                     SMService mark of Lehman Brothers Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Information--Q&A...................................................   1
Risk Factors...............................................................   8

Allfirst Financial Inc.....................................................  13

Ratio of Earnings to Fixed Charges and Preferred Dividends of
 Allfirst Financial Inc....................................................  13

Selected Consolidated Financial Data.......................................  15

Allfirst Preferred Capital Trust...........................................  16

Allfirst Preferred Asset Trust.............................................  18

The Exchange Offer.........................................................  21

Description of the New SKATES..............................................  31

Description of the New Capital Guarantee...................................  46

Description of the New Asset Preferred Securities..........................  49

Description of the New Asset Guarantee.....................................  58

Description of Investments.................................................  61

United States Federal Income Taxation......................................  70

Certain ERISA Considerations...............................................  74

Plan of Distribution.......................................................  77

Where You Can Find More Information........................................  77

Incorporation of Information We File With the SEC..........................  77

Legal Matters..............................................................  78

Experts....................................................................  78

Financial Statements of the Trusts.........................................  79



   This prospectus incorporates important business and financial information about Allfirst that is not included in or delivered with this prospectus. The information so omitted is available without charge to a SKATES holder upon written or oral request. You may make a request using the following information: Allfirst Financial Inc., 25 S. Charles St., Mailcode 101-450, Baltimore, Maryland 21201, Attn: Richard C. Cumbers, telephone (410) 244-4723.

   In order to obtain desired materials in a timely fashion, you must make your
request by no later than          , 1999.

                            SUMMARY INFORMATION--Q&A

   This summary includes questions and answers that highlight selected information elsewhere in this prospectus to help you understand the exchange offer and the new SKATES. This summary may not contain all the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the exchange offer. You should pay special attention to the "Risk Factors" section beginning on page 8.

   In this prospectus:

  . references to "Allfirst," "we", "us" and "our" are to Allfirst Financial
    Inc.;

  . references to "Allfirst Capital Trust" are to Allfirst Preferred Capital
    Trust;

  . references to "Allfirst Asset Trust" are to Allfirst Preferred Asset
    Trust.

  . references to "your" SKATES or "old" SKATES means the SKATES that are currently outstanding

  . references to "SKATES" are to the new SKATES and the old SKATES, if any, that will be outstanding after the exchange offer; and

  . use of the word "old" or "new" to describe the Asset Preferred
    Securities, our junior subordinated debenture or our guarantees means that security as currently outstanding or as outstanding after the exchange offer

What are the SKATES?

   Each SKATES is a preferred interest in the assets of Allfirst Capital Trust. We own all of the common securities of Allfirst Capital Trust. The sole assets of Allfirst Capital Trust are the Asset Preferred Securities issued by Allfirst Asset Trust, which represent preferred ownership interests in the assets of Allfirst Asset Trust, and a limited Allfirst guarantee. Allfirst Asset Trust used all of the proceeds from the sale of its Asset Preferred Securities to Allfirst Capital Trust and the sale of its common securities to us to purchase the junior subordinated debenture from us and to make the other permitted investments described in this prospectus.

Who is Allfirst?

   We are a bank holding company headquartered in Baltimore, Maryland, formerly known as First Maryland Bancorp. We operate primarily in the Mid-Atlantic states. At June 30, 1999, we had total assets of $17.7 billion. Through our various banking subsidiaries, we offer a full range of banking products and services to consumers, businesses and governmental units.

What is Allfirst Capital Trust?

   Allfirst Capital Trust is a Delaware business trust that exists only for the purposes of issuing the old and new SKATES, investing the proceeds in the Asset Preferred Securities issued by Allfirst Asset Trust, participating in the exchange offer and engaging in incidental activities.

What is Allfirst Asset Trust?

   Allfirst Asset Trust is a Delaware business trust that exists only for the purposes of issuing the old and new Asset Preferred Securities, investing the proceeds in specified assets, participating in the exchange offer and engaging in incidental activities. Allfirst Asset Trust has elected to be treated as a partnership for U.S. Federal income tax purposes. The assets of Allfirst Asset Trust are:

  . a junior subordinated debenture issued by us; and

  . other permitted investments described in this prospectus.

What is the exchange offer?

   Allfirst Capital Trust is offering to exchange new SKATES for your old SKATES. Allfirst Asset Trust will exchange new Asset Preferred Securities for the old Asset Preferred Securities now owned by Allfirst Capital Trust. We will exchange a new junior subordinated debenture for our old junior subordinated debenture now owned by Allfirst Asset Trust. We will also exchange new guarantees for our old guarantees. The old SKATES, Asset Preferred Securities, junior subordinated debenture and guarantees were originally sold to institutional investors in a private offering on July 13, 1999. We and the trusts are engaging in the exchange offer pursuant to the registration rights agreement. See "The Exchange Offer."

What are the differences between my old SKATES and the new SKATES?

   The only differences between old SKATES and new SKATES are:

  . new SKATES have been registered under the 1933 Act;

  . new SKATES are freely transferable; and

  . the penalty distribution rate provisions of the registration rights agreement do not apply to the new SKATES.

   All of other terms and conditions of the old and new SKATES are the same. See, "Description of the New Skates."

What distributions will I receive on the SKATES?

   The SKATES provide for a quarterly cash distribution at the rate of three-month LIBOR plus 1.50% per year, reset quarterly, for each SKATES you own. Distributions are payable on each January 15, April 15, July 15 and October 15, beginning October 15, 1999. Until October 15, 1999, the distribution rate on the SKATES is 6.81% per year.

   The distributions on the SKATES are non-cumulative. This means that, if Allfirst Capital Trust does not pay a distribution in full on any distribution payment date, then you will not, and will have no right to, receive that distribution or, if paid in part, the unpaid portion of that distribution, at any time, even if Allfirst Capital Trust pays other distributions in the future.

   The sole assets of Allfirst Capital Trust are the Asset Preferred Securities of Allfirst Asset Trust and our limited guarantee. Because Allfirst Asset Trust will only pay quarterly distributions on the Asset Preferred Securities if we make interest payments (other than deferred interest) on the junior subordinated debenture on the interest payment dates immediately following the corresponding quarterly periods, Allfirst Capital Trust's ability to pay distributions on the SKATES in full is ultimately dependent upon our ability to make interest payments (other than deferred interest) on the junior subordinated debenture on each interest payment date. If we defer making interest payments on the junior subordinated debenture, which we may for up to twenty quarterly periods, Allfirst Asset Trust will not make payments on its Asset Preferred Securities and Allfirst Capital Trust will not pay quarterly distributions for any quarterly period immediately following any interest payment date on which we fail to make interest payments on the junior subordinated debenture. Because the Asset Preferred Securities and the SKATES are non-cumulative, if you do not receive a distribution for any quarterly period, you will never receive or be entitled to receive a distribution for that quarterly period. In other words, if we resume making interest payments on the junior subordinated debenture after we have deferred making interest payments, any payments of deferred interest will not be distributed to Allfirst Capital Trust, as holder of the Asset Preferred Securities, and, therefore, will not be paid to you.

Will payments made on the other permitted investments held by Allfirst Asset Trust be available for distributions or payments in redemption or liquidation of the SKATES?

   The other permitted investments of Allfirst Asset Trust will not be a source of funds for the payment of quarterly distributions on, or redemption payments in respect of, the Asset Preferred Securities, and consequently will not be a source of funds for the payment of quarterly distributions on, or redemption payments in respect of, the SKATES.

   In the event of a liquidation of Allfirst Asset Trust, Allfirst Capital Trust, as the holder of the Asset Preferred Securities, would be entitled to receive a liquidation preference equal to the liquidation amount of the Asset Preferred Securities from all assets of Allfirst Asset Trust, including the other permitted investments, after payment of its creditors, before any liquidation payment would be made to Allfirst , as the holder of Allfirst Asset Trust's common securities. Thus, the other permitted investments would serve as a source of funds for payments on the SKATES in an event of liquidation of Allfirst Capital Trust, which will occur if there is a liquidation of Allfirst Asset Trust.

Can the SKATES be redeemed?

   Yes. If we redeem the junior subordinated debenture, Allfirst Asset Trust will use the cash it receives on the redemption of the junior subordinated debenture to redeem for cash Asset Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debenture redeemed. Allfirst Capital Trust, in turn, will use the cash it receives on the redemption of the Asset Preferred Securities to redeem for cash a proportionate liquidation amount of SKATES and its common securities having an aggregate liquidation amount equal to the Asset Preferred Securities being redeemed. The redemption price of the SKATES will equal $1,000 per SKATES plus any accrued and unpaid distributions for the then current quarterly period to the date of redemption.

   The trustees of Allfirst Capital Trust can elect to liquidate Allfirst Capital Trust and distribute the Asset Preferred Securities to you if at any time any of the changes in U.S. tax law, U.S. investment company law or U.S. or Irish banking law described elsewhere in this prospectus occur.

   Neither the Asset Preferred Securities nor the SKATES can be redeemed at any time at the option of their holders. Neither the SKATES nor the Asset Preferred Securities have any scheduled maturity.

When can Allfirst redeem the junior subordinated debenture?

   We may redeem the junior subordinated debenture for cash:

  . before July 15, 2009 in whole only and only if any of the specified changes in U.S. tax law, U.S. investment company law or U.S. or Irish banking law described in this prospectus occur; and

  . in whole or in part from time to time at any time on or after July 15, 2009.

   To redeem the junior subordinated debenture, we need the prior approval of the Federal Reserve Board and the Central Bank of Ireland.

   In addition, we may not redeem the junior subordinated debenture unless (1) all amounts then due on any of our senior obligations are paid or duly provided for and (2) no event permitting acceleration of any of our senior obligations has occurred and is continuing.

What happens if Allfirst Capital Trust doesn't pay quarterly distributions on the SKATES in full?

   If Allfirst Capital Trust does not pay a full quarterly distribution or other scheduled payment on the SKATES for any reason, including because:

  . we defer interest payments on the junior subordinated debenture in accordance with its terms;

  . we default on our obligation to pay interest not deferred on the junior subordinated debenture;

  . we do not make a scheduled principal payment on the junior subordinated debenture;

  . we are not permitted to make payments of interest after a deferral period or principal on the junior subordinated debenture because we do not receive prior approval from the Federal Reserve Board and the Central Bank of Ireland;

  . we, as guarantor of the Asset Preferred Securities, do not make any payment that our guarantee of the Asset Preferred Securities requires us to make to Allfirst Capital Trust; or

  . we, as guarantor of the SKATES, do not make any payment that our guarantee of the SKATES requires us to make to you,

then, we may not (1) declare or pay cash dividends on, redeem, acquire, or make a liquidation payment with respect to, any of our outstanding capital stock, or
(2) make any payment on, repay, repurchase or redeem any of our debt securities or guarantees that rank equally with or subordinate and junior to the junior subordinated debenture, other than pro rata interest payments or payments in lieu of interest on the junior subordinated debenture and our debt that ranks equally with the junior subordinated debenture, unless and until, since the curing or waiver of any default or the end of the interest deferral period, as the case may be:

  . Allfirst Capital Trust has paid distributions on the SKATES in full on four consecutive distribution payment dates;

  . Allfirst Asset Trust has paid distributions on the Asset Preferred
    Securities in full on four consecutive distribution payment dates; and

  . we have paid all deferred interest on the junior subordinated debenture for any interest deferral period and paid interest in full on four consecutive interest payment dates.

   This limitation prevents us from paying cash or other dividends to the holders of our capital stock or making payments on obligations that rank equally with or subordinate and junior to the junior subordinated debenture, other than pro rata payments on obligations which rank equally with the junior subordinated debenture, if payments are not being made on the SKATES, the Asset Preferred Securities, the junior subordinated debenture or the guarantees.

Do I have voting rights?

   Generally, you do not have any voting rights except under the limited circumstances described below. The holders of a majority of the SKATES, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of Allfirst Capital Trust, or direct the exercise of any trust or other power conferred upon the property trustee of Allfirst Capital Trust.

What other rights of action do I have as a holder of the SKATES?

   As a holder of the SKATES, you have the right to bring a direct action against us if we do not:

  . pay interest and principal on the junior subordinated debenture in accordance with its terms; or

  . perform our obligations under our guarantees.

   You also have the right as a holder of the SKATES to bring a direct action against Allfirst Asset Trust if it does not fulfill its obligations under the Asset Preferred Securities in accordance with their terms.

When does the exchange offer expire?

   The exchange offer expires on         , 1999, at 5:00 p.m., New York City
time, unless we extend the offer. See, "The Exchange Offer--Expiration Date; Extensions; Amendments."

How do I participate in the exchange offer?

   You must send the properly completed letter of transmittal to the exchange agent. You must also have your SKATES delivered to the exchange agent before the expiration date or provide for guaranteed delivery. See, "The Exchange Offer--Procedures for Tendering Old SKATES."

Are all holders of old SKATES eligible to participate in the exchange offer?

   No. If:

  . you are an affiliate of Allfirst; or

  . you intend to participate in the exchange offer for the purpose of distributing new SKATES; or

  . you are a broker-dealer that purchased old SKATES from Allfirst Capital
    Trust to resell under Rule 144A or any other available exemption under the 1933 Act,

then you are not eligible to participate in the exchange offer. You must resell your old SKATES in accordance with the registration and prospectus delivery requirements of the 1933 Act. See, "The Exchange Offer--Eligibility."

Are there any other reasons why participating in the exchange offer may not be appropriate for me?

   Yes. If:

  . you are prohibited by law or policy of the SEC from participating in the exchange offer; or

  . you may not resell new SKATES to the public without delivering a prospectus and this prospectus is not appropriate or available for your resales; or

  . you are a broker-dealer that acquired old SKATES directly from Allfirst
    Capital Trust or its affiliates,
and if you notify us in a timely fashion, then we are obligated to use our reasonable best efforts to file a shelf registration statement with the SEC, cause it to become effective, and keep it effective until July 9, 2001 at the latest. You would then be able to sell your old SKATES under the shelf registration statement. See, "The Exchange Offer--Other Registration Rights."

Who is the exchange agent and how do I contact them?

   The exchange agent information is as follows:

     The Bank of New York
     101 Barclay St., Floor 7E
     New York, New York 10286
     (212) 815-
     Attn:

   Additional information about contacting the exchange agent is contained in the letter of transmittal.

May I change my mind once I have tendered my SKATES?

   You may withdraw your SKATES from the exchange offer at any time before the expiration date by delivering a written withdrawal notice to the exchange agent. See "The Exchange Offer--Withdrawal Rights."

What if I don't participate in the exchange offer?

   If you don't exchange your old SKATES for new SKATES, then:

  . your old SKATES will remain restricted securities and may not be resold prior to July 9, 2001 except in compliance with Rule 144A or another exemption under the 1933 Act; and

  . the penalty distribution rate provisions of the registration rights agreement will not apply to your SKATES.

   Otherwise, you will have the same rights and duties as a holder who receives new SKATES in the exchange offer.

May I resell my new SKATES without any restrictions?

   You may freely resell your new SKATES unless:

  . you are a broker-dealer; and

  . you acquired your old SKATES for your own account as a result of market making or other trading activities,

in which case you must deliver a prospectus when you sell your new SKATES. See, "The Exchange Offer--Resales of New SKATES."

What about distributions on the old SKATES?

   If you exchange your old SKATES for new SKATES, you will not receive any further distributions with respect to your old SKATES. Instead, your new SKATES will be treated as being outstanding for the period of time from the last payment date or the original issue date. See, "The Exchange Offer-- Distributions on New SKATES."

Are there any income tax consequences to participating in the exchange offer?

   There will be no U.S. federal income tax consequences to you when you exchange your old SKATES for new SKATES. See, "United States Federal Income Taxation."

What is the junior subordinated debenture?

   The junior subordinated debenture is a long term loan made by Allfirst Asset Trust to us. The junior subordinated debenture initially comprised 95% of Allfirst Asset Trust's assets. It has a principal amount of approximately $105,310,000, bears interest at a rate per year of three-month LIBOR plus 1.43%, reset quarterly, and pays interest on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1999. Until October 15, 1999, the interest rate on the junior subordinated debenture is 6.74%. The junior subordinated debenture is scheduled to mature on July 15, 2029.

   The junior subordinated debenture is an unsecured obligation of ours and ranks subordinate and junior in right of payment of principal and interest to our general creditors.

   We may not make any payment of principal or interest on the junior subordinated debenture unless:

  . all amounts then due on all of our obligations ranking senior to our obligations under the junior subordinated debenture have been paid in full or duly provided for; and

  . there has not occurred or is continuing an event of default or a default in payment in respect of any obligation ranking senior to our obligation under the junior subordinated debenture which would permit acceleration under the terms of that senior obligation.

   We may exercise our right to defer interest payments on the junior subordinated debenture for a period of not more than twenty quarterly periods. However, in the event that we exercise our right to defer interest payments on the junior subordinated debenture, we may not resume making any interest payments without the prior approval of the Board of Governors of the Federal Reserve System and the Central Bank of Ireland.

   In addition, we may not redeem or repay the junior subordinated debenture at maturity, or at any other time, without the prior consent of the Federal Reserve Board and the Central Bank of Ireland. As a result, if either the Federal Reserve Board or the Central Bank of Ireland does not permit us to repay the junior subordinated debenture at the stated maturity date, you may not receive the corresponding redemption payment on your SKATES on the corresponding redemption date or at all.

   If we do not receive these approvals to resume paying interest after deferring interest payments for any interest deferral period or to repay the junior subordinated debenture at maturity:

  . no event of default will have occurred;

  . in the case of resuming interest payments after an interest deferral period, the interest deferral period may exceed twenty quarterly periods; and

  . in the case of repayment at maturity, the junior subordinated debenture will remain outstanding.

What are the differences between the old junior subordinated debenture and the new junior subordinated debenture?

   The only differences between the old junior subordinated debenture and the new junior subordinated debenture are that:

  . the new junior subordinated debenture has been registered under the 1933
    Act; and

  . the penalty interest rate provisions of the registration rights agreement do not apply to the new junior subordinated debenture.

   All of the other terms and conditions of the old and new junior subordinated debenture are the same. See, "Description of Investments--Junior Subordinated Debenture."

What are the differences between the old Asset Preferred Securities and the new Asset Preferred Securities?

   The only differences between old Asset Trust Preferred Securities and the new Asset Trust Preferred Securities are that:

  . the new Asset Trust Preferred Securities have been registered under the 1933 Act; and

  . the penalty distribution rate provisions of the registration rights agreement do not apply to the new Asset Trust Preferred Securities.

   All of other terms and conditions of the old and new Asset Trust Preferred Securities are the same. See, "Description of New Asset Preferred Securities."

What are the guarantees?

   We will guarantee, to the extent described in this prospectus:

  . quarterly distributions on the Asset Preferred Securities by Allfirst
    Asset Trust to Allfirst Capital Trust on each distribution date to the extent Allfirst Asset Trust receives on the corresponding interest payment date interest payments on the junior subordinated debenture and has sufficient cash available to pay such distributions on the scheduled distribution date;

  . payment of quarterly distributions on the SKATES by Allfirst Capital
    Trust to you on
   each distribution payment date to the extent Allfirst Capital Trust receives a distribution on the Asset Preferred Securities on that date;

  . distribution of the Asset Preferred Securities to you in the event
    Allfirst Capital Trust is liquidated as described in this prospectus;

  . the redemption amount due to Allfirst Capital Trust if Allfirst Asset
    Trust redeems the Asset Preferred Securities to the extent Allfirst Asset Trust has funds for that redemption;

  . the redemption amount due to you if Allfirst Capital Trust redeems the SKATES for cash to the extent Allfirst Capital Trust has funds for that redemption;

  . the liquidation amount of the Asset Preferred Securities due to Allfirst
    Capital Trust if Allfirst Asset Trust is liquidated to the extent Allfirst Asset Trust has assets after payment to its creditors; and

  . the liquidation amount of the SKATES due to you if Allfirst Capital Trust is liquidated to the extent Allfirst Capital Trust has assets after payment to its creditors.

   As described in this prospectus, our obligations under the guarantees are subordinate and junior in right of payment to all of our other liabilities.

What are the differences between the old Allfirst guarantees and the new Allfirst guarantees?

   The only differences between our old guarantees of the SKATES and the Asset Trust Preferred Securities and the new guarantees are that the new guarantees have been registered under the 1933 Act. See, "Description of the New Capital Guarantee" and "Description of the New Asset Guarantee".

Are the SKATES rated by any rating agencies?

   Yes. Moody's Investors Service has assigned a rating of "a3" to the SKATES, and Standard & Poor's Ratings Services has assigned them a rating of "BBB+." A security rating is not a recommendation to buy, sell or hold a security, and the rating agency may revise or withdraw its rating at any time. See "Allfirst Financial Inc."

In what form will the new SKATES be issued?

   The new SKATES will be issued in the form of a global certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company, also known as DTC. Ownership interests in new SKATES will be evidenced by, and transfers of new SKATES will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and Cedelbank.

                                  RISK FACTORS

Risk Factors Relating to the Exchange Offer

   The new SKATES do not represent any different investment risk than the old SKATES you currently own. See "--Risks of Investing in the SKATES." However,

  . if you are eligible to participate in the exchange offer and fail to do so, or

  . if you fail to determine whether you are eligible to participate in the exchange offer,

then you will be subject to the risks described below.

   If you are eligible to participate in the exchange offer and fail to do so, then your SKATES will continue to be restricted and you will not have any further registration rights.

   The old SKATES have not been registered under the 1933 Act or any state securities laws, and may not be offered, sold or otherwise transferred except in compliance with applicable securities laws, including any exemptions. Old SKATES that remain outstanding after the exchange offer is completed will continue to bear a restrictive legend. In addition, after the exchange offer is completed, a holder of old SKATES will not be entitled to any registration rights, and we do not intend to register any old SKATES which remain outstanding.

   If you fail to determine whether you are eligible to participate in the exchange offer or to notify us that you are not eligible, then you may lose the alternative registration rights provided to you in the registration rights agreement.

   Certain brokers and dealers may not be eligible to participate in the exchange offer. If you are not eligible to participate in the exchange offer, then you may have alternative registration rights. You must notify us at least 20 days before the expiration date of the exchange offer in order to take advantage of these rights or you will lose them. See, "The Exchange Offer-- Eligibility" and "--Other Registration Rights."

   Exchange Offer Procedures

   In order to participate in the exchange offer, you must:

  . properly complete and execute the letter of transmittal and all other required documents;

  . deliver the letter of transmittal to the exchange agent in a timely fashion; and

  . arrange for your old SKATES to be delivered to the exchange agent in a timely fashion.

Neither we nor the exchange agent is obligated to notify you of any defects or irregularities with respect to your tender of old SKATES for exchange.

   Neither the new SKATES nor the new Asset Preferred Securities are insured.

   Neither the Federal Deposit Insurance Corporation nor any other governmental agency has insured the new SKATES, the new Asset Preferred Securities or any of the other securities offered by this prospectus.

   There is no public market for the SKATES.

   New SKATES issued in the exchange offer will be a new issue of securities, with no established trading market. Lehman Brothers Inc., the initial purchaser of the old SKATES, has informed Allfirst Capital Trust and us that it intends to make a market in the new SKATES. However, the initial purchaser is not obligated to do so and it may terminate any market making activity it engages in at any time without notice to you. Any market making activity it engages in will be subject to the limits prescribed under the 1933 Act and may be limited during the registration process described in the section entitled "Exchange Offer; Registration Rights" in this prospectus.

Risks of Investing in the SKATES

   An investment in SKATES involves risks, and you should carefully consider the following discussion before investing in SKATES.

   You will only receive quarterly distributions and other payments if Allfirst Asset Trust receives timely interest and principal payments on the junior subordinated debenture and Allfirst Capital Trust receives corresponding distributions on the Asset Preferred Securities or payments on our guarantee of the Asset Preferred Securities.

   Allfirst Capital Trust's ability to pay distributions on the SKATES to you on scheduled payment dates is dependent upon its receipt of payments on the Asset Preferred Securities from Allfirst Asset Trust. If we fail to pay interest or principal on the scheduled payment dates for the junior subordinated debenture, Allfirst Asset Trust will not make payments on the Asset Preferred Securities and we will not make payments under our guarantee of our Asset Preferred Securities. If Allfirst Asset Trust does not make a payment on the Asset Preferred Securities or we fail to make a payment on our guarantee, Allfirst Capital Trust will not have funds to make the corresponding quarterly distribution or other payments to you on the SKATES.

   Quarterly distributions on the SKATES are non-cumulative.

   Quarterly distributions on the SKATES are not cumulative. If Allfirst Capital Trust does not pay a quarterly distribution or pays only a portion of a quarterly distribution on the distribution payment date immediately following the quarterly period, you will not receive that distribution or the unpaid portion of that distribution and will have no claim to that distribution or the unpaid portion of that distribution, whether or not Allfirst Capital Trust subsequently pays quarterly distributions in full or has funds to pay subsequent quarterly distributions in full. This also means that, if we fail to make interest payments on the junior subordinated debenture, you will not receive any distributions on any distribution payment date for that interest deferral period. Moreover, when we pay any deferred interest on the junior subordinated debenture after any interest deferral period ends, you will not receive that deferred interest because Allfirst Asset Trust will not distribute it on the Asset Preferred Securities.

   Our primary regulator and the primary regulator of our parent, Allied Irish Banks p.l.c., can prevent you from receiving quarterly distributions beyond the duration of any interest deferral period we may elect, as well as the payment to you of the redemption or liquidation amount of your SKATES.

   In the event that we do not make interest payments on the junior subordinated debenture, we may not resume making any interest payments, including interest accrued during the interest deferral period, without the prior approval of our primary regulator, the Federal Reserve Board, and the Central Bank of Ireland, the primary regulator of our parent, Allied Irish Banks p.l.c. In addition, we may not redeem or repay the junior subordinated debenture on the July 15, 2029 maturity date or at any other time without the prior consent of both the Federal Reserve Board and the Central Bank of Ireland. You may not receive any quarterly distributions on or the cash payable on the redemption or repayment of your SKATES, and a holder of the junior subordinated debenture will not have any right to enforce the junior subordinated debenture, if either of these regulators do not permit us to make any principal or interest payments on the junior subordinated debenture.

   Our ability to defer interest payments on the junior subordinated debenture may affect the trading value of the SKATES.

   If no event of default under the junior subordinated debenture has occurred and is continuing, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to twenty quarterly periods, but not beyond the scheduled maturity date of the junior subordinated debenture. Moreover, we may not resume making interest payments on the junior subordinated debenture until we have obtained the prior approval of the Federal Reserve Board and the Central Bank of Ireland, which may result in an interest deferral period exceeding twenty quarterly periods. If we fail to make interest payments on the junior subordinated debenture, Allfirst Asset Trust will lack the funds necessary to make payments on the Asset Preferred Securities. If Allfirst Asset Trust does not pay distributions on the Asset Preferred Securities, Allfirst Capital Trust will lack the funds necessary to pay distributions on the SKATES. If any distribution is not paid on the SKATES in full, you will not receive or have any right to receive that distribution or the unpaid portion of that distribution at any time, even if we resume making interest payments on the junior subordinated debenture in the future. The existence of our right to defer interest payments on the junior subordinated debenture may mean that the trading value for the SKATES may be more volatile than other securities that do not provide issuers these rights.

   The guarantees cover payments only if Allfirst Asset Trust or Allfirst Capital Trust, as the case may be, has the cash available to make the payments.

   If we do not make payments on the junior subordinated debenture, Allfirst Asset Trust will not have sufficient funds to make payments on the Asset Preferred Securities and, in turn, Allfirst Capital Trust will not have sufficient funds to make distributions on or pay the liquidation amount of the SKATES. Because our guarantee of the Asset Preferred Securities does not cover payments when Allfirst Asset Trust does not have sufficient funds and our guarantee of the SKATES does not cover payments when Allfirst Capital Trust does not have sufficient funds, you will not be able to rely on the guarantees for payments of these amounts. Instead, you or the property trustees may enforce the rights of Allfirst Asset Trust under the junior subordinated debenture directly against us. However, as a holder of the SKATES, you are not entitled to receive deferred or late interest payments.

   Our obligations under the guarantees and the junior subordinated debenture are subordinated.

   Our obligations under the guarantees and the junior subordinated debenture are unsecured and will rank in priority of payment:

  . except as described below, subordinate and junior in right of payment to our obligations for borrowed money and to all of our other liabilities;

  . subordinate and junior in right of payment to our obligations under the $200,000,000 aggregate principal amount of our 7.20% Subordinated Notes due 2007 and the $100,000,000 aggregate principal amount of our 6.875% Subordinated Notes due 2009;

  . equally with our obligations under guarantees and indebtedness issued by us in connection with:

     . the $150,000,000 aggregate liquidation amount of Floating Rate
       Subordinated Capital Income Securities issued by First Maryland Capital I; and

     . the $150,000,000 aggregate liquidation amount of Floating Rate
       Subordinated Capital Income Securities issued by First Maryland Capital II; and

  . equally with or senior to our obligations under any other instrument or agreement of ours which is stated to rank equally with or junior to the guarantees and the junior subordinated debenture.

   Our obligations under the guarantees and the junior subordinated debenture will not be paid unless:

  . all amounts then due on all of our obligations ranking senior to our obligations under the junior subordinated debenture and the guarantees have been paid in full or duly provided for; and

  . there has not occurred or is continuing an event of default or a default in payment on any obligations ranking senior to our obligations under the junior subordinated debenture and the guarantees which would permit acceleration under the terms of those senior obligations.

   At June 30, 1999, we had outstanding indebtedness and other liabilities aggregating approximately $676.5 million, and our subsidiaries had deposits and other liabilities of approximately $14.7 billion, to which the guarantees and the junior subordinated debenture would have been subordinated.

   There are no terms in the SKATES, the Asset Preferred Securities, the guarantees or the junior subordinated debenture that limit our ability to incur additional indebtedness, including indebtedness that ranks senior, equally with or junior to the guarantees or the junior subordinated debenture.

   Distribution of the Asset Preferred Securities to you may affect your return.

   In the event that the trustees of Allfirst Capital Trust elect to liquidate Allfirst Capital Trust as a result of certain changes in U.S. tax, U.S. investment company or U.S. or Irish banking law and Allfirst Asset Trust does not redeem the Asset Preferred Securities, Allfirst Capital Trust may distribute the Asset Preferred Securities to you in exchange for your SKATES. The trading value of the Asset Preferred Securities may be lower than the trading value of the SKATES. This may result in a lower return to you upon your sale of the Asset Preferred Securities.

   Because you may receive Asset Preferred Securities upon the liquidation of Allfirst Capital Trust, in connection with your investment decision to purchase the SKATES, you are also making an investment decision with regard to the Asset Preferred Securities. You should carefully review all of the information regarding the Asset Preferred Securities contained in this prospectus.

   Your return on the SKATES may be lower than the return on other investments if the SKATES are redeemed, and you would be required to reinvest the redemption amount of your SKATES sooner than expected.

   If Allfirst Capital Trust redeems your SKATES, there is a risk that the redemption amount paid to you may be less than the return you could earn on other investments for the same holding period. If redeemed, your investment in the SKATES may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Moreover, if your SKATES are redeemed, you may be required to reinvest your redemption proceeds at a time when you may not be able to earn a return that is as high as you were earning on the SKATES.

   Allfirst Capital Trust's and Allfirst Asset Trust's investments may not generate sufficient income to enable payments on the SKATES.

   Because the sole asset of Allfirst Asset Trust from which earnings will be used to pay distributions on the Asset Preferred Securities will be the junior subordinated debenture and all of the assets of Allfirst Capital Trust are comprised of the Asset Preferred Securities, you are subject to a greater risk that their assets will not generate sufficient income to pay quarterly distributions and redemption and liquidation payments on the SKATES and the Asset Preferred Securities than you would with a vehicle whose investments were diversified and less exposed to the risk that non-payment on any particular investment asset would impair its ability to make payments to holders of its capital stock.

   Enforcement of certain rights by or on your behalf is limited.

   The Bank of New York is the property trustee of Allfirst Asset Trust and the guarantee trustee of our guarantee of the Asset Preferred Securities. Its ability to take action on your behalf as property trustee or guarantee trustee is limited. This is because (a) our guarantee of the Asset Preferred Securities guarantees distributions on the Asset Preferred Securities only to the extent Allfirst Asset Trust receives payments (other than late payments or payments of deferred interest) on the junior subordinated debenture and, upon liquidation of Allfirst Capital Trust, other assets to which holders of the Asset Preferred Securities are entitled, and (b) holders of the Asset Preferred Securities are not entitled to receive interest on the junior subordinated debenture if we defer or otherwise fail to pay interest on time. As a result, although the property trustee of Allfirst Asset Trust may be able to enforce Allfirst Asset Trust's creditors' rights to receive payments in respect of the junior subordinated debenture, Allfirst Asset Trust will not pay, and we will not guarantee the payment of, deferred or late interest payments to holders of the Asset Preferred Securities or make other distributions on the Asset Preferred Securities unless Allfirst Asset Trust receives such payments on the junior subordinated debenture.

   In addition, our guarantee of the SKATES guarantees distributions on the SKATES only to the extent Allfirst Capital Trust receives distributions on the Asset Preferred Securities. To the extent Allfirst Capital Trust does not receive distributions on the Asset Preferred Securities for any quarterly period, you will not receive distributions on the SKATES for that quarterly period.

   If at any time:

  . an event of default occurs and is continuing on the junior subordinated debenture; or

  . we default on our obligations under our guarantees of the SKATES or the Asset Preferred Securities;

   then:

  . you would rely on the enforcement by the property trustee of Allfirst
    Capital Trust of its rights, as a holder of the Asset Preferred Securities, against us, including the right to direct the property trustee of Allfirst Asset Trust to enforce:

     . Allfirst Asset Trust's creditors' rights and other rights with respect to the junior subordinated debenture;

     . the rights of the holders of the Asset Preferred Securities under our guarantee of the Asset Preferred Securities; and

     . the rights of the holders of the Asset Preferred Securities to receive distributions on the Asset Preferred Securities;

     . the trustee under our guarantee of the SKATES will have the right to enforce the terms of the guarantee; and

  . you will have the right to act directly against us under the junior subordinated debenture and our guarantee of the SKATES.

   You have limited voting rights.

   As a holder of the SKATES, you will have limited voting rights and will not be entitled to vote to appoint, change, or increase or decrease the number of trustees of Allfirst Capital Trust except as described in this prospectus. As holder of all of Allfirst Capital Trust's common securities, those rights are ours except as described in this prospectus.

   Because we are a bank holding company, we have limited sources of funds.

   Because we are a bank holding company, our operations are conducted by our subsidiaries, including Allfirst Bank, which is subject to significant federal and state regulation. As a result, our ability to receive dividends and loans from our subsidiaries is restricted. At June 30, 1999, $124 million of the retained earnings of Allfirst Bank were available to pay dividends to us, without regulatory approval. Dividend payments by Allfirst Bank to us in the future will require generation of future earnings by Allfirst Bank and may require regulatory approval. Further, our right to participate in the assets of any bank subsidiary upon its liquidation, reorganization or otherwise, and the resulting ability of the holders of the SKATES to benefit indirectly from any participation, will be subject to the claims of the bank subsidiary's creditors, which will take priority except to the extent to which we may be a creditor with a recognized claim. Accordingly, the junior subordinated debenture will be subordinated to all existing and future liabilities of our subsidiaries, including the deposit liabilities of Allfirst Bank, and you should look only to our assets for payments on the junior subordinated debenture. As of June 30, 1999, our subsidiaries had deposits and other liabilities of approximately $14.7 billion.

                            ALLFIRST FINANCIAL INC.

   Allfirst (formerly First Maryland Bancorp) is a bank holding company headquartered in Baltimore, Maryland. At June 30, 1999, Allfirst had consolidated total assets of $17.7 billion, total deposits of $12.0 billion, and total stockholders' equity of $1.9 billion. Its principal subsidiary is Allfirst Bank, a Maryland commercial bank. Allfirst Bank provides:

  . comprehensive corporate, commercial, correspondent and retail banking services;

  . personal trust, corporate trust, other asset management services; and

  . related financial products and services

to individuals, businesses, governmental units and financial institutions, primarily in Maryland and the adjacent states. The assets of Allfirst Bank at June 30, 1999 accounted for approximately 94% of Allfirst's consolidated total assets.

   Allied Irish Banks, p.l.c. ("AIB") owns 100% of the common stock, and controls 99% of the voting power of the capital stock, of Allfirst. AIB is an Irish banking corporation whose securities are traded on the Dublin, London and New York Stock Exchanges, and is a registered bank holding company under the Bank Holding Company Act. At June 30, 1999, based upon United States generally accepted accounting principles, AIB and its subsidiaries had total assets of approximately $64 billion, making it the largest banking corporation organized under the laws of Ireland. AIB provides a full range of banking, financial and related services principally in Ireland, Poland, the United Kingdom and the United States.

   AIB will not guarantee or otherwise be responsible for payments due on the SKATES or any other security offered by this prospectus. Because Allfirst is wholly-owned by AIB, AIB's credit ratings are expected to influence the credit ratings assigned from time to time to obligations of Allfirst. On August 25, 1999, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") announced that it had affirmed its credit rating assigned to AIB's long-term debt and had removed the long-term debt ratings of AIB and related entities from the credit watch list with negative outlook. However, S&P's outlook on the ratings remains negative. It is likely that any lowering of the credit ratings assigned to AIB's obligations by S&P would result in the lowering of S&P's rating of the SKATES.

   For financial reporting purposes, Allfirst Capital Trust and Allfirst Asset Trust will be treated as subsidiaries of Allfirst and, accordingly, the accounts of the trusts will be included in the consolidated financial statements of Allfirst. The SKATES will be presented in the consolidated balance sheet of Allfirst as long term debt, and appropriate disclosures about the SKATES, the Asset Preferred Securities, the Capital and Asset Guarantees and the junior subordinated debenture will be included in the notes to the consolidated financial statements for financial reporting purposes. Allfirst will record distributions payable on the SKATES as an interest expense in the consolidated statements of income.

           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                           OF ALLFIRST FINANCIAL INC.

   Allfirst's consolidated ratio of earnings to fixed charges and preferred dividends for each of the periods indicated is set forth below:

                                        Six Months
                                          Ended      Years Ended December 31,
                                         June 30,  ----------------------------
                                           1999    1998  1997  1996  1995  1994
                                        ---------- ----  ----  ----  ----  ----
Excluding Interest on Deposits.........    2.37x   3.01x 2.32x 2.52x 2.35x 2.75x
Including Interest on Deposits.........    1.45    1.60  1.48  1.58  1.52  1.61

   For purposes of computing the ratio of earnings to fixed charges and preferred dividends, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense on long-term debt and short-term borrowings and the interest factor included in rents, which is deemed to be one-third of rental expense. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents. Preferred dividends represent an amount equal to the pretax earnings required to meet applicable preferred stock dividend requirements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth our historical consolidated financial information as of and for the periods indicated below. The summary consolidated financial data as of and for the five years ended December 31, 1998 was derived from our audited financial statements incorporated herein by reference. The summary data as of and for the six months ended June 30, 1999 and 1998 is unaudited and is not necessarily representative of the results to be expected for the year ended December 31, 1999 or for any future periods, and includes all adjustments consisting only of normal recurring accruals, which, in the opinion of our management, are necessary for a fair statement of results for such periods.

                            Six Months Ended
                                June 30,                           Years Ended December 31,
                         ------------------------  -------------------------------------------------------------
                            1999         1998         1998       1997 (1)       1996         1995        1994
                         -----------  -----------  -----------  -----------  -----------  ----------  ----------
                                                      (Dollars in thousands)
Consolidated Summary of
 Operations:
 Interest and dividend
  income................ $   525,698  $   539,943  $ 1,076,406  $   941,498  $   719,029  $  707,541  $  619,746
 Interest expense.......     259,708      266,621      534,178      445,754      315,373     314,548     241,099
                         -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net interest income....     265,990      273,322      542,228      495,744      403,656     392,993     378,647
 Provision for credit
  losses................      20,979       14,122       34,297       32,017        6,500      16,000      22,996
                         -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net interest income
  after provision for
  credit losses.........     245,011      259,200      507,931      463,727      397,156     376,993     355,651
 Noninterest income.....     167,109      269,333      450,105      326,118      216,892     195,910     210,978
 Noninterest expenses...     285,496      301,545      615,446      554,356      406,861     388,724     396,201
                         -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Income before income
  taxes.................     126,624      226,988      342,590      235,489      207,187     184,179     170,428
 Income tax expense.....      46,655       83,835      124,467       84,301       74,850      63,992      59,288
                         -----------  -----------  -----------  -----------  -----------  ----------  ----------
 Net income............. $    79,969  $   143,153  $   218,123  $   151,188  $   132,337  $  120,187  $  111,140
                         ===========  ===========  ===========  ===========  ===========  ==========  ==========
 Dividends declared on
  preferred stock....... $     5,355  $     5,910  $    11,820  $    11,820  $    11,820  $   11,820  $   11,820
 Dividends declared on
  redeemable preferred
  stock.................         203          203          405          405          203         --          --
Consolidated Average
 Balances:
 Total assets........... $17,732,400  $16,968,400  $17,072,800  $14,132,300  $10,477,100  $9,789,500  $9,411,400
 Loans, net of unearned
  income................  10,586,300   10,079,400   10,214,100    8,358,500    6,312,300   5,804,700   5,291,200
 Deposits...............  12,015,600   12,105,500   11,961,400    9,569,600    7,073,500   6,744,100   6,635,300
 Long-term debt.........     863,000      686,100      686,400      594,900      481,800     269,500     198,000
 Common stockholder's
  equity................   1,831,600    1,790,900    1,812,100    1,438,300    1,062,300     965,000     856,600
 Stockholders' equity...   1,976,400    1,936,000    1,957,000    1,583,200    1,207,200   1,109,800   1,001,500
Consolidated Ratios:
 Return on average
  assets ...............        0.91%        1.70%        1.28%        1.07%        1.26%       1.23%       1.18%
 Return on average
  common stockholder's
  equity................        8.19        15.43        11.36         9.66        11.33       11.23       11.59
 Return on average
  total stockholders'
  equity................        8.16        14.91        11.15         9.55        10.96       10.83       11.10
 Average total
  stockholders' equity
  to average total
  assets................       11.15        11.41        11.46        11.20        11.52       11.34       10.64
 Capital to risk-
  adjusted assets:
   Tier 1...............        9.41         8.94         9.38         8.30        14.12       13.77       14.05
   Total................       12.80        12.30        12.65        11.90        17.20       17.05       17.68
 Tier 1 leverage ratio
  ......................        8.33         8.06         8.41         7.26        12.18       10.91       11.05
 Net interest margin
  (FTE).................        3.61         3.86         3.79         4.07         4.30        4.47        4.51
 Net charge-offs to
  average loans, net of
  unearned income.......        0.40         0.28         0.36         0.48         0.61        0.51        0.56
 Allowance for credit
  losses to loans, net
  of unearned income....        1.47         1.58         1.49         1.67         2.28        2.89        3.50
 Nonperforming assets
  to loans, net of
  unearned income plus
  other foreclosed
  assets owned..........        0.86         0.93         0.95         0.80         0.87        0.73        1.35
Tax-effected net income
 and ratios excluding
 goodwill and core
 deposit intangible
 amortization and
 balances: (2)
 Net income............. $   102,824  $   167,680  $   266,696  $   179,204  $   136,322  $  122,812  $  113,722
 Return on average
  assets................        1.23%        2.11%        1.65%        1.32%        1.31%       1.26%       1.21%
 Return on average
  common stockholder's
  equity................       20.20        37.17        27.85        18.69        12.34       11.87       12.36
 Return on average
  total stockholders'
  equity................       18.58        33.10        25.19        17.26        11.83       11.37       11.73

----------
(1) We acquired Dauphin Deposit Corporation ("DDC") on July 8, 1997. Results of operations for the year ended December 31, 1997 are not comparable to the results of operations in 1998. DDC's results of operations have been included in our results since July 1, 1997.
(2) Amortization and balances of core deposit intangibles are net of applicable income taxes. Goodwill amortization and balances are not tax effected.

                        ALLFIRST PREFERRED CAPITAL TRUST

   Allfirst Preferred Capital Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust, which was amended and restated in connection with the issuance of the old SKATES (as amended and restated, the "Capital Declaration"), and the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 29, 1999. Upon issuance of new SKATES, the holders of new and old SKATES will own all the SKATES issued by Allfirst Capital Trust. See "Description of the New SKATES."

   We acquired Allfirst Capital Trust's common securities in an aggregate liquidation amount of $3,059,070 at the time of the initial offering. Allfirst Capital Trust used all the proceeds from the issuance of the old SKATES to investors and its common securities (collectively, and together with the new SKATES, the "Capital Securities") to purchase the old Asset Preferred Securities from Allfirst Asset Trust. Accordingly, the assets of Allfirst Capital Trust will consist solely of the Asset Preferred Securities.

   Allfirst Capital Trust exists for the exclusive purposes of:

  . issuing the Capital Securities representing undivided beneficial ownership interests in the assets of Allfirst Capital Trust;

  . investing the gross proceeds of the Capital Securities in the Asset
    Preferred Securities;

  . issuing new SKATES in the exchange offer and exchanging the old Asset
    Preferred Securities for the new ones; and

  . engaging in only those other activities necessary or incidental to the foregoing purposes.

   Under the Capital Declaration, there are two administrators (each, a "Capital Administrator") and two trustees (each, a "Capital Trustee") for Allfirst Capital Trust, including:

  . two Capital Administrators who are employees or officers of or who are affiliated with Allfirst;

  . a property trustee (the "Capital Property Trustee") , which is The Bank of New York; and

  . a Delaware trustee (the "Capital Delaware Trustee"), which is The Bank of
    New York (Delaware).

   The Bank of New York also acts as trustee under the guarantee of the SKATES, as Asset Property Trustee under the Asset Declaration and as trustee under the indenture under which the junior subordinated debenture is issued.

   The Capital Property Trustee holds title to the Asset Preferred Securities for the benefit of the holders of the Capital Securities. As such, the Capital Property Trustee has the power to exercise all rights, powers and privileges with respect to the Asset Preferred Securities. In addition, the Capital Property Trustee maintains exclusive control of the Capital Property Account. This account is a segregated non-interest bearing bank account to hold all payments made in respect of the Asset Preferred Securities for the benefit of the holders of the Capital Securities. The trustee of the guarantee of the SKATES holds the guarantee for the benefit of the holders of the SKATES.

   In accordance with the terms of the Capital Declaration, before a Capital Enforcement Event occurs, Allfirst, as the holder of all the common securities of Allfirst Capital Trust, has the right to appoint, remove or replace any of the Capital Administrators and Capital Trustees and to increase or decrease the number of Capital Administrators or Capital Trustees, provided that at least one Capital Trustee must be a Capital Delaware Trustee, at least one Capital Trustee must be the Capital Property Trustee and there must always be at least one Capital Administrator. After a Capital Enforcement Event occurs and so long as it is continuing, holders of the SKATES have the right to appoint, remove or replace the Capital Property Trustee and the Capital Delaware Trustee in accordance with the terms of the Capital Declaration.

   Allfirst will pay all fees and expenses related to the organization and operations of Allfirst Capital Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon Allfirst Capital Trust (other than withholding taxes) and on the exchange offer. We also will be responsible for all debts and obligations of Allfirst Capital Trust, other than those obligations with respect to the Capital Securities.

   For so long as the SKATES remain outstanding, We will be obligated:

  . except as described below, to maintain 100% direct ownership of Allfirst
    Capital Trust's common securities;

  . to cause Allfirst Capital Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or terminate, except as permitted by the Capital Declaration; and

  . to use commercially reasonable efforts to ensure that Allfirst Capital
    Trust will not be:

   . an investment company for purposes of the Investment Company Act of 1940, as amended; or

   . classified as other than a grantor trust for United States Federal income tax purposes.

   Allfirst or the then holder of Allfirst Capital Trust's common securities may transfer its interest to a wholly-owned direct or indirect subsidiary of Allfirst provided that:

  . the successor entity expressly accepts the transfer of the obligations as sole holder of Allfirst Capital Trust's common securities; and

  . before any transfer, Allfirst has received an opinion of nationally recognized independent legal counsel to Allfirst Capital Trust experienced in these matters to the effect that:

   . following any transfer, Allfirst Capital Trust will be classified as a grantor trust for United States Federal income tax purposes;

   . following any transfer, Allfirst and the successor entity will be in compliance with the Investment Company Act without being subject to registration as an investment company thereunder; and

   . any transfer will not adversely affect the limited liability of the holders of the SKATES.

   The rights of the holders of the SKATES, including economic rights, rights to information and voting rights, are as set forth in the Capital Declaration and the Delaware Trust Act. See "Description of the New SKATES." The Capital Declaration and the guarantee also incorporate by reference the terms of the Trust Indenture Act.

   The location of the principal executive office of Allfirst Capital Trust is c/o Allfirst Financial Inc., 25 South Charles Street, Baltimore, Maryland 21201. Its telephone number is (410) 244-4000.

                         ALLFIRST PREFERRED ASSET TRUST

   Allfirst Preferred Asset Trust is a statutory business trust formed under the Delaware Business Trust Act, pursuant to a declaration of trust, which was amended and restated in connection with the issuance of the old Asset Preferred Securities (as amended and restated, the "Asset Declaration"), and the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 29, 1999. Allfirst Capital Trust owns all the Asset Preferred Securities issued by Allfirst Asset Trust. See "Description of the New Asset Preferred Securities."

   We acquired Allfirst Asset Trust's common securities in an aggregate liquidation amount of $7,674,873 at the time of the initial offering. Allfirst Asset Trust used all the proceeds from the issuance of the old Asset Preferred Securities to Allfirst Capital Trust and its common securities (collectively, together with the new Asset Preferred Securities, the "Asset Securities") to purchase the old junior subordinated debenture from us and the other permitted investments described in this prospectus. See "Description of Investments."

   Allfirst Asset Trust exists for the exclusive purposes of:

  . issuing the Asset Securities representing undivided beneficial ownership interests in the assets of Allfirst Asset Trust;

  . investing the gross proceeds of the Asset Securities in the junior subordinated debenture and other permitted investments;

  . issuing new Asset Preferred Securities in the exchange offer and exchanging the old junior subordinated debenture for the new one; and

  . engaging in only those other activities necessary or incidental to the foregoing purposes.

   Under the Asset Declaration, there are two administrators (each, an "Asset Administrator") and two trustees for Allfirst Asset Trust (each, an "Asset Trustee"), including:

  . two Asset Administrators who are employees or officers of or who are affiliated with Allfirst;

  . a property trustee (an "Asset Property Trustee" and together with the Capital Property Trustee, the "property trustees"), which is The Bank of New York; and

  . a Delaware trustee (an "Asset Delaware Trustee" and together with the Capital Delaware Trustee, the "Delaware trustees"), which is The Bank of New York (Delaware).

   The Bank of New York also acts as trustee under the guarantee of the Asset Preferred Securities and as Capital Property Trustee under the Capital Declaration.

   The Asset Property Trustee holds title to all the assets of Allfirst Asset Trust for the benefit of the holders of the Asset Securities. As such, the Asset Property Trustee has the power to exercise all rights, powers and privileges with respect to Allfirst Asset Trust's assets. In addition, the Asset Property Trustee maintains exclusive control of the Asset Property Account. This account is a segregated non-interest bearing bank account to hold all payments made in respect of Allfirst Asset Trust's investments for the benefit of the holders of the Asset Securities. The trustee for the guarantee of the Asset Preferred Securities holds the guarantee for the benefit of the holders of the Asset Preferred Securities.

   Allfirst Asset Trust has elected to be treated as a partnership (that will not be treated as a publicly traded partnership) for United States Federal income tax purposes.

   In accordance with the terms of the Asset Declaration, before an Asset Enforcement Event occurs, Allfirst, as the holder of all the common securities of Allfirst Asset Trust, has the right to appoint, remove or replace any of the Asset Administrators and Asset Trustees and to increase or decrease the number of Asset Administrators or Asset Trustees, provided that at least one Asset Trustee must be an Asset Delaware Trustee, at least one Asset Trustee must be the Asset Property Trustee and there must always be at least one Asset Administrator. After an Asset Enforcement Event occurs and so long as it is continuing, holders of the SKATES (or the holders of the Asset Preferred Securities in the event Asset Preferred Securities are distributed to holders of the Capital Securities) have the right to appoint, remove or replace the Asset Property Trustee and the Asset Delaware Trustee in accordance with the terms of the Asset Declaration.

Holder of Common Securities of Allfirst Asset Trust

   We will pay all fees and expenses related to the organization and operations of Allfirst Asset Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon Allfirst Asset Trust, other than withholding taxes. We also will be responsible for all debts and obligations of Allfirst Asset Trust, other than those obligations with respect to the Asset Securities.

   For so long as the SKATES remain outstanding, we will be obligated:

  . except as described below, to maintain 100% direct ownership of Allfirst
    Asset Trust's common securities, which will at all times represent at least 1% of the total capital of Allfirst Asset Trust;

  . to cause Allfirst Asset Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or terminate, except as permitted by the Asset Declaration; and

  . to use commercially reasonable efforts to ensure that Allfirst Asset
    Trust will not be:

   . an investment company for purposes of the Investment Company Act of 1940; or

   . an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

   Allfirst or the then holder of Allfirst Asset Trust's common securities may transfer its interest to a wholly-owned direct or indirect subsidiary of Allfirst provided that:

  . the successor entity expressly accepts the transfer of the obligations as sole holder of Allfirst Asset Trust's common securities; and

  . before any transfer, Allfirst has received an opinion of nationally recognized independent legal counsel to Allfirst Asset Trust experienced in these matters to the effect that:

   . Allfirst Asset Trust will be treated as a partnership for United States
     Federal income tax purposes;

   . any transfer would not cause Allfirst Asset Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes;

   . following any transfer, Allfirst and the successor entity will be in compliance with the Investment Company Act without being subject to registration as an investment company; and

   . any transfer will not adversely affect the limited liability of the holders of the Asset Preferred Securities.

Distributions to Holder of Common Securities

   Immediately following completion of the initial placement of the old SKATES, the junior subordinated debenture constituted 95% of Allfirst Asset Trust's assets and other investments constituted 5% of its assets. See "Description of Investments." To the extent that the earnings Allfirst Asset Trust receives on its investments exceed distributions accrued or payable with respect to the Asset Preferred Securities, Allfirst Asset Trust may at times have excess funds. Also, the holders of the Asset Preferred Securities are not entitled to deferred or late interest payments on the junior subordinated debenture or income on other permitted investments prior to the liquidation of Allfirst Asset Trust. The Asset Property Trustee will allocate and distribute these funds in accordance with the distribution instructions set forth in the Asset Declaration to Allfirst, as holder of the common securities of Allfirst Asset Trust, as described below.

   On December 20 of each year, commencing December 20, 1999, the Asset Property Trustee will distribute to the holder of the common securities the maximum amount of undistributed income of Allfirst Asset Trust that may be distributed on the applicable distribution payment date after taking into account the following guidelines:

  . The Asset Property Trustee shall not make any distribution to the holder of the common securities if, on the distribution payment date, after giving effect to that distribution, the distribution would cause the book value of the junior subordinated debenture to comprise more than 95% of the book value of all the assets of Allfirst Asset Trust.

  . So long as Allfirst has not deferred interest payments on the junior subordinated debenture, unless the failure to make any distribution on the applicable distribution payment date to the holder of the common securities would cause the book value of the junior subordinated debenture to comprise less than 92% of the book value of all of the assets of Allfirst Asset Trust, the Asset Property Trustee shall not make any distribution to such holder on such distribution payment date. If the failure to make such distribution would cause the junior subordinated debenture to comprise less than 92% of the book value of all of the assets of Allfirst Asset Trust, the Asset Property Trustee shall make a distribution of income of Allfirst Asset Trust to the holder of the common securities only to the extent necessary to ensure that the book value of the junior subordinated debenture comprises no less than 92% of the book value of all of the assets of Allfirst Asset Trust.

  . After Allfirst defers interest payments on the junior subordinated debenture, unless the failure to make any distribution on the applicable distribution payment date to the holder of the common securities would cause the book value of the junior subordinated debenture to comprise less than 85% of the book value of all of the assets of Allfirst Asset Trust, the Asset Property Trust shall not make any distribution to such holder on such distribution payment date. If the failure to make such distribution would cause the junior subordinated debenture to comprise less than 85% of the book value of all of the assets of Allfirst Asset Trust, the Asset Property Trustee shall make a distribution of income of Allfirst Asset Trust to the holder of the common securities only to the extent necessary to ensure that the book value of the junior subordinated debenture comprises no less than 85% of the book value of all of the assets of Allfirst Asset Trust.

  . Notwithstanding the foregoing, the Asset Property Trustee shall distribute to the holder of the common securities income of Allfirst Asset Trust, in an amount equal to no greater than 37% of the net income of Allfirst Asset Trust for the calendar year in which the related distribution payment date falls, that is attributable to Allfirst Asset Trust's assets other than payments of deferred interest made on the junior subordinated debentures (a "Tax Amount") to the extent that such Tax Amount has not already been distributed to such holder for such calendar year.

Rights of Holders of Asset Preferred Securities

   The rights of the holders of the Asset Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Asset Declaration and the Delaware Trust Act. See "Description of the Asset Preferred Securities."

   The location of the principal executive office of Allfirst Asset Trust is c/o Allfirst Financial Inc., 25 South Charles Street, Baltimore, Maryland 21201. Its telephone number is (410) 244-4000.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   In connection with the sale of the old SKATES to institutional investors, Allfirst and the trusts agreed:

  . to use their reasonable efforts to file a registration statement covering the exchange of old SKATES for new SKATES with the SEC by October 7, 1999;

  . to use their reasonable efforts to cause the registration statement to become effective by January 5, 2000; and

  . to complete the exchange offer by February 4, 2000.

   The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   If Allfirst and the trusts fail to satisfy their obligations under the registration rights agreement, then the distribution rate on the old SKATES will increase by 0.50% per year and the interest rate on the old junior subordinated debenture will also increase by 0.50% per year. Once the exchange offer is completed, holders of old SKATES will not be entitled to any increase in the distribution rate or any further registration rights under the registration rights agreement.

   The exchange offer is not being made to, nor will Allfirst or Allfirst Capital Trust accept tenders for exchange from, holders of old SKATES in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of that jurisdiction.

   Unless the context requires otherwise, the term "holder," with respect to the exchange offer, means any person in whose name old SKATES are registered on the books of Allfirst Capital Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old SKATES are held of record by The Depository Trust Company and who desires to deliver its old SKATES by book-entry transfer at The Depository Trust Company.

Terms of the Exchange

   Allfirst and the trusts are offering, on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $100,000,000 aggregate liquidation amount of new SKATES for a like amount of old SKATES properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. Holders may tender their old SKATES in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

   The exchange offer is not conditioned on any minimum amount of old SKATES being tendered. As of the date of this prospectus $100,000,000 aggregate liquidation amount of the old SKATES are outstanding. Holders of old SKATES do not have any appraisal or dissenters' rights in connection with the exchange offer. Old SKATES which are not tendered in the exchange offer or are tendered but not accepted will remain outstanding and be entitled to the benefits of the Capital Declaration, but will not be entitled to any further registration rights.

   Holders who tender old SKATES in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old SKATES. Allfirst will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

   Neither the board of directors of Allfirst nor the trustees of the trusts makes any recommendation to holders of old SKATES as to whether to participate in the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old SKATES must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old SKATES to tender, after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on      ,
1999, unless extended by Allfirst and the trusts. Allfirst and the trusts expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time:

  . to delay acceptance of old SKATES for exchange;

  . to terminate the exchange offer, whether or not any old SKATES have been accepted for exchange, if Allfirst and the trusts determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;

  . to extend the expiration date of the exchange offer and retain all old
    SKATES tendered, subject, however, to the right of holders to withdraw their tendered old SKATES; and

  . to waive any condition or otherwise amend the terms of the exchange offer in any respect.

   If the exchange offer is amended in a material manner, or if Allfirst and the trusts waive a material condition of the exchange offer, then Allfirst or either trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the old SKATES, and Allfirst and the trusts will extend the exchange offer to the extent required by Rule 14e-1 under the 1934 Act.

   Allfirst will promptly notify the exchange agent of any delay in acceptance, extension, termination or amendment and will make a public announcement of the action. In the event of an extension, public announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Neither Allfirst nor either trust has any obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

Eligibility

   If you wish to exchange your old SKATES for new SKATES in the exchange offer, then you will represent to us in the letter of transmittal that:

  . you are not an affiliate of Allfirst or either trust within the meaning of the 1933 Act;

  . you are acquiring new SKATES in the ordinary course of your business; and

  . you:

     .are not engaged in;

     .do not intend to engage in; and

     .have no arrangement or understanding with any person to participate in,

a public distribution (within the meaning of the 1933 Act) of the new SKATES.

   You may not be eligible to participate in the exchange offer. If:

  . you are an affiliate of Allfirst; or

  . you intend to participate in the exchange offer for the purpose of distributing your new SKATES; or

  . you are a broker-dealer who purchased your SKATES from Allfirst Capital
    Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, then you:

  . will not be able to rely on the SEC staff interpretation discussed under "-- Resales of New SKATES";

  . may not tender your old SKATES in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the 1933 Act (including any exemptions) in connection with any sale or transfer of your old SKATES.

Other Registration Rights

   If you:

  . are prohibited by law or policy of the SEC from participating in the exchange offer; or

  . may not resell new SKATES to the public without delivering a prospectus and this prospectus is not appropriate or available for your resales; or

  . are a broker-dealer that acquired your old SKATES directly from Allfirst, one of the trusts or their affiliates then you must notify us of your special status at least 20 days prior to the expiration date of the exchange offer. If you fit within one of the above categories and you notify us in a timely fashion, then we and the trusts are obligated to use our reasonable best efforts:

  . to file a shelf registration statement covering your old SKATES with the SEC within 120 days after the date we receive your notice;

  . to cause the shelf registration statement to become effective within 180 days after the date we receive your notice; and

  . to keep the shelf registration statement effective until July 9, 2001 at the latest.

   Upon effectiveness of the shelf registration statement, you would then be able to resell your old SKATES free of restrictions. Our and your rights and responsibilities with respect to the shelf registration statement are set forth in detail in the registration rights agreement.

Acceptance for Exchange and Issuance of New SKATES

   In all cases, the exchange agent will deliver new SKATES in exchange for old SKATES tendered and accepted for exchange in the exchange offer only after it has timely received:

  . old SKATES or a book-entry confirmation of a book-entry transfer of old
    SKATES into the exchange agent's account at The Depositary Trust Company ("DTC");

  . the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

  . any other documents required by the letter of transmittal.

   The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of old SKATES into the exchange agent's account at DTC.

   Subject to the terms and conditions of the exchange offer, Allfirst and the trusts will be deemed to have accepted for exchange, and thereby exchanged, old SKATES validly tendered and not withdrawn as, if and when Allfirst or the trusts give oral or written notice to the exchange agent of their acceptance of the old SKATES for exchange.

   The exchange agent will act as agent for us and the trusts for the purpose of receiving tenders of old SKATES, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving old SKATES, letters of transmittal and related documents and transmitting new SKATES to validly tendering holders.

   The exchange of SKATES will be made on or promptly after the expiration date of the exchange offer. If:

  . for any reason whatsoever, acceptance for exchange or the exchange of any old SKATES is delayed (whether before or after our and the trusts' acceptance for exchange of old SKATES); or

  . we or the trusts extend the exchange offer; or

  . we or the trusts are unable to accept for exchange or exchange old SKATES tendered in the exchange offer,

then, without prejudice to our or the trusts' rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of Allfirst and the trusts and subject to Rule 14e-1(c) under the 1934 Act, retain tendered old SKATES and such old SKATES may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights.

   You will warrant and agree in the letter of transmittal:

  . that you have full power and authority to tender, exchange, sell, assign and transfer old SKATES;

  . that Allfirst Capital Trust will acquire good, marketable and unencumbered title to your old SKATES, free and clear of all liens, restrictions, charges and encumbrances; and

  . that your old SKATES are not subject to any adverse claims or proxies.

You will also warrant and agree that you will, upon request, execute and deliver any additional documents deemed by Allfirst, the trusts or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the old SKATES tendered in the exchange offer.

Procedures for Tendering Old SKATES

   Valid Tender. In order for your old SKATES to be validly tendered in the exchange offer, you must do one of the following:

  . complete, sign and date the letter of transmittal (or a facsimile of it), have the signature guaranteed if the letter of transmittal so requires, and mail or deliver the executed letter of transmittal to the exchange agent prior to the expiration date, or

  . comply with DTC's Automated Tender Offer Program described below.

In addition, one of the following events must occur:

  . the exchange agent must receive certificates for your old SKATES; or


  . the exchange agent must receive a book-entry confirmation of the book-entry transfer of your old SKATES, or

  . you must comply with the guaranteed delivery procedures described below.

   If you tender less than all of your old SKATES, then you should fill in the amount of old SKATES being tendered in the appropriate box on the letter of transmittal. If you don't, then the entire amount of old SKATES delivered to the exchange agent will be deemed to have been tendered.

   The method of delivery of old SKATES, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Registered mail, return receipt requested, properly insured, or an overnight delivery service, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   Book-entry Transfer. The exchange agent will establish an account at DTC for purposes of receiving book-entry deliveries of old SKATES within two business days after the date of this prospectus. Any broker, dealer, bank or other financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of old SKATES by causing DTC to transfer the old SKATES into the exchange agent's account at DTC. However, the exchange agent must still receive an agent's message (as described in the next paragraph) or your letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

   The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender old SKATES. A DTC participant may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit its acceptance of the exchange offer electronically. The participant may do so by causing DTC to transfer the old SKATES to the exchange agent in accordance with DTC's procedures for transfer. DTC will then send an agent's message to the exchange agent. An "agent's message" is a message received by the exchange agent from DTC that forms a part of the book-entry confirmation and that has the following effect:

  . DTC has received an express acknowledgement from a participant in DTC's
    Automated Tender Offer Program that the participant is tendering old SKATES that are the subject of a book-entry confirmation;

  . the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

   .the agreement may be enforced against the participant.

   Delivery of documents to DTC does not constitute delivery to the exchange agent.

   Signature Guarantees. You do not need to endorse certificates for the old SKATES and you do not need to get signature guarantees on the letter of transmittal unless:

  . a certificate for the old SKATES is registered in a name other than that of the person surrendering the certificate; or

  . a registered holder completes the box entitled "Special Issuance
    Instructions" or "Special Delivery Instructions" in the letter of transmittal.

   In either case, the certificates for the old SKATES must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the 1934 Act as an "eligible guarantor institution," including (as the following terms are defined in Rule 17Ad-15):

  . a bank;

  . a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  . a credit union;

  . a national securities exchange, registered securities association or clearing agency; or

  . a savings association that is a participant in a Securities Transfer
    Association (each an "Eligible Institution"). See Instruction 1 to the letter of transmittal.

   Guaranteed Delivery. If you desire to tender old SKATES and:

  . your certificates are not immediately available; or

  . time will not permit all required documents to reach the exchange agent on or before the expiration date of the exchange offer; or

  . the procedures for book-entry transfer cannot be completed on a timely basis,

then you may nevertheless tender your old SKATES, as long as all of the following guaranteed delivery procedures are complied with:

  . your tender is made by or through an Eligible Institution;

  . the exchange agent receives your properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, on or prior to the expiration date; and

  . the exchange agent receives the certificates or a book-entry confirmation representing your tendered old SKATES, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile or mail to the exchange agent and must include a signature guarantee (as described above) in the form set forth in the notice.

   The acceptance by Allfirst and the trusts of old SKATES tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, Allfirst and the trusts upon the terms and subject to the conditions of the exchange offer.

   Determination of Validity. Allfirst Capital Trust will determine all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered old SKATES, in its sole discretion. Allfirst and the trusts reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to Allfirst and the trusts, be unlawful. Allfirst and the trusts also reserve the absolute right, subject to applicable law:

  . to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer;" or

  . to waive any condition or irregularity in any tender of old SKATES of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

   Our and the trusts' interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding. No tender of old SKATES will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither Allfirst, the trusts, any affiliates or assigns of Allfirst, the trusts, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

   If you are signing the letter of transmittal, any endorsement, bond power, power of attorney, or any other document required by the letter of transmittal, as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then you must so indicate when signing and must submit proper evidence of your authority, unless waived by Allfirst or either trust Capital Trust.

   In all cases, the exchange agent will deliver new SKATES in exchange for old SKATES tendered and accepted for exchange in the exchange offer only after timely receipt by the exchange agent of old SKATES, or of a book-entry confirmation with respect to old SKATES, and either an agent's message from DTC or a properly completed and duly executed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, new SKATES might not be delivered to all tendering holders at the same time.

   If your old SKATES are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, then you should contact that person promptly if you want to participate in the exchange offer.

   Resales of New SKATES

   Based on existing interpretations of the 1933 Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we and the trusts believe that the new SKATES, the new Asset Preferred Securities, the new junior subordinated debenture and the new guarantees may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the 1933 Act. However, if you:

  . are an affiliate of Allfirst; or

  . intend to participate in the exchange offer for the purpose of distributing your new SKATES; or

  . are a broker-dealer who purchased your SKATES from Allfirst Capital Trust to resell pursuant to Rule 144A or any other available exemption under the 1933 Act,

then you:

  . will not be able to rely on the interpretation of the SEC staff set forth in the above-mentioned no-action letters;

  . will not be entitled to tender your old SKATES in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any sale or transfer of your old SKATES unless an exemption is available.

   We and the trusts have not sought our own no-action letter and there can be no assurance that the SEC staff would make a similar determination with respect to the exchange offer as it has in prior no-action letters to third parties.

   If:

  . you are a broker-dealer participating in the exchange offer (a
    "Participating Broker-Dealer"); and

  . you acquired old SKATES for your own account as a result of market making or other trading activities,

then you must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resales of new SKATES. The SEC has taken the position that you may fulfill your prospectus delivery requirements (other than in connection with resale of an unsold allotment from the original sale of the old SKATES) with this prospectus. Under the registration rights agreement, Allfirst Capital Trust must allow you, and any other persons subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of new SKATES.

   In that regard, as a Participating Broker-Dealer, you will be deemed to have agreed, by execution of the letter of transmittal, that you will suspend the sale of new SKATES pursuant to this prospectus upon receipt of notice from Allfirst or either trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement. You may not resume sales of new SKATES until:

  . Allfirst or the trusts have amended this prospectus to correct the misstatement or omission and have furnished you copies of the amended prospectus; or

  . you have been otherwise notified that you may resume the sale of the new
    SKATES.

Withdrawal Rights

   Except as otherwise provided in this prospectus, you may withdraw a tender of your old SKATES at any time on or prior to the expiration date of the exchange offer. In order for your withdrawal to be effective, the exchange agent must receive your written withdrawal notice (by telegraph, telex or facsimile transmission) on or prior to the expiration date. Your notice of withdrawal must specify:

  . the name of the person who tendered the old SKATES to be withdrawn;

  . the aggregate principal amount of old SKATES to be withdrawn; and

  . if certificates for the old SKATES have been tendered, the name of the registered holder of the old SKATES if different from that of the person who tendered such old SKATES.

   If a certificate for old SKATES has been delivered or otherwise identified to the exchange agent, then prior to the physical release of the old SKATES:

  . the tendering holder must submit the serial numbers shown on the certificate; and

  . the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of old SKATES tendered for the account of an Eligible Institution).

   If old SKATES have been tendered by book-entry transfer, then the notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawal of old SKATES.

   You may not change your mind and revoke a withdrawal notice before the withdrawal process has been completed. You may re-tender old SKATES that have been withdrawn at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Old SKATES." Any old SKATES which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

   All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Allfirst and the trusts, in their sole discretion, and their determination shall be final and binding on all parties. Neither Allfirst, the trusts, any affiliates or assigns of Allfirst or the trusts, the exchange agent nor any other person:

  . is under any duty to give you any notification of any irregularities in a notice of withdrawal; and

  . will incur any liability for failure to give you any notification of any irregularities.

Distributions on New SKATES

   If your old SKATES are accepted for exchange, then you will not receive any distributions on your old SKATES for any period from the last distribution date for old SKATES or, if no distributions have been made, from the original issue date, to the exchange date. Your new SKATES will be treated as having been outstanding from last distribution date or the original issue date, and the amount of any distributions you are entitled receive will not be affected by the exchange.

Conditions to the Exchange Offer

   If Allfirst or Allfirst Capital Trust determines, in its sole and absolute discretion, that any of the following events or conditions has occurred or exists or has not been satisfied:

  . there is a change in the current interpretation by the SEC staff permitting resales of new SKATES issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the 1933 Act, as described under "-- Resales of New SKATES"; or

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer that, in our and Allfirst Capital Trust's judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

  . any law, statute, rule or regulation is adopted or enacted that, in our and Allfirst Capital Trust's judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

  . a banking moratorium is declared by United States federal or Maryland or New York State authorities that, in our and Allfirst Capital Trust's judgment, would reasonably be expected to impair our ability proceed with the exchange offer; or

  . trading on the New York Stock Exchange or generally in the United States over-the-counter market is suspended by order of the SEC or any other governmental authority, and the suspension, in our and Allfirst Capital Trust's judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

  . a stop order is issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings are initiated or, to the knowledge of Allfirst or Allfirst Capital Trust, threatened for that purpose; or

  . any change, or any development involving a prospective change, in the business or financial affairs of Allfirst or the trusts or any of their subsidiaries has occurred which, in the sole judgment of Allfirst and Allfirst Capital Trust, might materially impair their ability to proceed with the exchange offer;

then we and Allfirst Capital Trust may determine (subject to applicable law):

  . to terminate the exchange offer (whether or not any old SKATES have been accepted for exchange); or

  . to waive any condition or otherwise amend the terms of the exchange offer in any respect.

   If any waiver or amendment constitutes a material change to the exchange offer, then we and the trusts will promptly disclose the action by means of a prospectus supplement that will be distributed to the registered holders of the old SKATES, and we and the trusts will extend the exchange offer to the extent required by Rule 14e-1 under the 1934 Act.

Exchange Agent

   The Bank of New York has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

   The Bank of New York
   101 Barclay Street
   Floor 7E
   New York, New York 10286
   Attention: Reorganization Section
   Telephone: (212) 815-
   Facsimile: (212 815-6339

   Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

   We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old SKATES, and in handling or tendering for their customers.

   If you tender your old SKATES for exchange, you will not be obligated to pay any transfer taxes in connection with the exchange. If, however, your new SKATES are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old SKATES tendered, or if a transfer tax is imposed for any reason other than the exchange of old SKATES in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes (whether imposed on the registered holder or any other persons). If you do not submit satisfactory evidence of payment of any transfer taxes (or your exemption therefrom) with the letter of transmittal, then the amount of the transfer taxes will be billed directly to the tendering holder.

   Neither we nor the trusts will make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

                         DESCRIPTION OF THE NEW SKATES

   The new SKATES will be issued under the terms of the Capital Declaration. The Capital Declaration will be qualified under the Trust Indenture Act, and upon consummation of the exchange offer, the Capital Declaration will be subject to and governed by the Trust Indenture Act. The terms of the SKATES will include those stated in the Capital Declaration and those made part of the Capital Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the new SKATES is not complete and is subject to, and qualified in its entirety by reference to, the Capital Declaration, the Delaware Trust Act and the Trust Indenture Act.

   The new SKATES will be issued in fully registered form without coupons. See "--Form of SKATES."

   The Capital Declaration authorizes and directs the Capital Administrators to issue the Capital Securities, which represent undivided beneficial ownership interests in the assets of Allfirst Capital Trust. The only assets of Allfirst Capital Trust are the Asset Preferred Securities. Title to the old Asset Preferred Securities is, and to the new Asset Preferred Securities will be, held by the Capital Property Trustee for the benefit of the holders of the Capital Securities, unless Asset Preferred Securities are distributed to holders of the Capital Securities as described under "--Capital Special Event Redemption or Distribution."

   The payment of distributions out of money held by Allfirst Capital Trust, and payments out of money held by Allfirst Capital Trust upon redemption of the SKATES or liquidation of Allfirst Capital Trust, are guaranteed by Allfirst to the extent described under "Description of the New Capital Guarantee." Under its guarantee of the old and new SKATES (the "Capital Guarantee"), First Maryland also guarantees that you will receive the Asset Preferred Securities if Allfirst Capital Trust decides to liquidate and distribute the Asset Preferred Securities to you as described under "--Capital Special Event Redemption or Distribution."

   The Capital Guarantee is held by The Bank of New York, as trustee (the "Capital Guarantee Trustee"), for the benefit of the holders of the SKATES. The Capital Guarantee does not cover payments when Allfirst Capital Trust does not have sufficient available funds to make such payments. In any event of non-payment, holders of the SKATES will have the remedies described below under "--Capital Enforcement Events."

   The new SKATES will not be registered under the 1934 Act unless required by the rules and regulations thereunder.

Distributions

   Allfirst Capital Trust will make distributions to each holder of a SKATES in an amount equal to that holder's pro rata share of the distributions Allfirst Capital Trust receives with respect to the Asset Preferred Securities or from payments made on the Asset Guarantee. Distributions on the Asset Preferred Securities on each distribution payment date, in turn, will be made by Allfirst Asset Trust from interest, other than deferred interest, paid on the junior subordinated debenture on the interest payment date immediately following the corresponding quarterly period.

   The distribution rate on the SKATES will be at a rate per annum of three-month LIBOR plus 1.50% of the stated liquidation amount of $1,000 per SKATES, reset quarterly, and will be calculated on the basis of the actual number of days elapsed during the related Distribution Period (as defined below) and a 360-day year. The distributions will be paid if, as and when Allfirst Capital Trust has funds available for distribution. Distributions on the SKATES will be payable quarterly on each January 15, April 15, July 15 and October 15, commencing October 15, 1999 if, as and when funds are available for payment, by the Capital Property Trustee, except as otherwise described below. Until October 15, 1999, the distribution rate on the SKATES is 6.81% per year.

   If your old SKATES are accepted for exchange, then you will not receive any further distributions on your old SKATES for any period from the last distribution date for old SKATES or, if no distributions have been made, from the original issue date, to the exchange date. Your new SKATES will be treated as having been outstanding from the last distribution date or the original issue date, and the amount of any distributions you are entitled to receive will not be affected by the exchange.

   The distributions on the SKATES are non-cumulative. This means that if Allfirst Capital Trust does not declare and pay a distribution on a distribution payment date, holders of the SKATES will not receive and will have no right to receive that distribution at any time, even if Allfirst Capital Trust pays distributions on the SKATES in the future.

   Distributions on the SKATES will be payable to their holders as they appear on the books and records of Allfirst Capital Trust on the relevant record dates, which will be one Business Day, as defined below, before the relevant distribution payment dates. These distributions will be paid through the Capital Property Trustee who will hold payments received in respect of the Asset Preferred Securities in the Capital Property Account for the benefit of the holders of the Capital Securities. Subject to any applicable laws and regulations and the provisions of the Capital Declaration, each payment will be made as described under "--Form of SKATES" below. In the event that the SKATES do not remain in book-entry only form, the relevant record dates shall be the first day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the SKATES is not a Business Day, payment of the distribution payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the distribution subject to delay, except that, if that Business Day falls in the next succeeding calendar year, the relevant payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled payment date.

   A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or The City of Baltimore, Maryland are authorized or required by law or executive order to close.

  Calculations of LIBOR

   Three-month LIBOR will be calculated in the following manner with respect to calculations of the distribution rate on the SKATES and the Asset Preferred Securities and the interest rate on the junior subordinated debenture. On each Determination Date, The Bank of New York, as calculation agent for First Maryland Bancorp, will determine the three-month LIBOR rate. The three-month LIBOR rate for any Determination Date will be the rate for deposits in U.S. dollars having a three-month maturity which appears on Telerate Page 3750, as defined below, as of 11:00 a.m., London time, on that Determination Date.

   "Determination Date" means, with respect to any Distribution Period, the second London Business Day, as defined below, immediately preceding the first day of the Distribution Period.

   "Distribution Period" means with respect to any distribution payment date, the period from and including the immediately preceding distribution payment date to but excluding that distribution payment date, or in the case of the initial Distribution Period, the period from the original issue date of the SKATES to but excluding the initial distribution payment date.

   "Telerate Page 3750" means the display page so designated by Bridge Telerate, Inc. or such page as may replace that page or any successor service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

   "London Business Day" means any day on which commercial banks and foreign exchange markets are open for business, including dealings in foreign exchange and foreign currency deposits, in The City of London.

   If three-month LIBOR does not appear on Telerate Page 3750 on a Determination Date, three-month LIBOR will be the arithmetic mean rounded if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on that Determination Date.

   If the three-month LIBOR rate for Eurodollar deposits does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on a Determination Date, the three-month LIBOR rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the calculation agent (after consultation with Allfirst) (the "Reference Banks") at approximately 11:00 a.m., London time, on that Determination Date to prime banks in the London interbank market. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the three-month LIBOR rate on that Determination Date will be the arithmetic mean, rounded if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, of those quotations.

   If fewer than two quotations are provided, the three-month LIBOR rate on that Determination Date will be the arithmetic mean, rounded if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, of the rates quoted by four major banks in New York City selected by the calculation agent (after consultation with Allfirst) at approximately 11:00 a.m., New York City time, on that Determination Date for loans in U.S. dollars to leading European banks; provided, however, that if the banks in New York City selected as previously described above by the calculation agent are not quoting rates as mentioned in this sentence, the three-month LIBOR rate for that Distribution Period will be the three-month LIBOR rate in effect on the day immediately preceding the related Determination Date.

   If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on a Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, respectively, by a corrected rate before 12:00 noon (London time) on that Determination Date, the corrected rate as so substituted on the applicable page will be the applicable three-month LIBOR rate for that Determination Date.

   The determination of the three-month LIBOR rate on any Determination Date by the calculation agent shall, in the absence of manifest error, be final and binding.

  Limitations on Payment of Distributions

   Distributions on the SKATES will be made to the extent that Allfirst Capital Trust has funds available for the payment of the distributions in the Capital Property Account. Amounts available to Allfirst Capital Trust for distribution to the holders of the SKATES will be limited to payments received by Allfirst Capital Trust from Allfirst Asset Trust with respect to the Asset Preferred Securities or from Allfirst on Allfirst's guarantee of the Asset Preferred Securities (the "Asset Guarantee" and together with the Capital Guarantee, the "guarantees") as described in this offering memorandum. Distributions on the Asset Preferred Securities and the SKATES for any quarterly period will be paid only if Allfirst Asset Trust receives interest payments, other than deferred interest, under the junior subordinated debenture on the interest payment date immediately following the corresponding quarterly period. Under the Capital Guarantee, Allfirst will pay to you, or cause Allfirst Capital Trust to pay to you, distributions on the SKATES to the extent that Allfirst Capital Trust has sufficient funds available for this purpose in the Capital Property Account on scheduled distribution payment dates. In addition, because the distributions are non-cumulative, the Capital Guarantee does not apply to past distributions that have not been paid by Allfirst Capital Trust.

   The assets of Allfirst Asset Trust consist only of the junior subordinated debenture and other permitted investments. To the extent that Allfirst does not make any payment of current interest in respect of the junior subordinated debenture for the corresponding quarterly period or fails to make a required payment under the guarantees, Allfirst Asset Trust will not pay distributions on the Asset Preferred Securities. If Allfirst Asset Trust does not make payments on the Asset Preferred Securities in full out of funds legally available for distribution (i.e., interest, other than deferred interest, redemption proceeds and payments due at maturity, paid on the junior subordinated debenture) or, if required, Allfirst does not make payments on the Asset Guarantee, Allfirst Capital Trust will not have sufficient funds to make payments on the SKATES in full, in which event the Capital Guarantee will not apply to those payments or the unpaid portion of those payments. See "Description of the New Asset Preferred Securities--Distributions" and "Description of the New Capital Guarantee."

   In the event Allfirst Capital Trust makes a distribution on the SKATES in part, that distribution will be made on a pro rata basis to all holders of outstanding SKATES, new and old.

Capital Enforcement Events

   The occurrence, at any time, of any of the following events will constitute an enforcement event under the Capital Declaration with respect to the Capital Securities (a "Capital Enforcement Event"):

  . Allfirst is in default in respect of any of its obligations under the Capital Guarantee; or

  . an Asset Enforcement Event (as defined on page 48 of this prospectus) under the Asset Declaration.

   Under the Capital Declaration, the holder of the common securities waives any Capital Enforcement Event with respect to the common securities of Allfirst Capital Trust until all Capital Enforcement Events with respect to the SKATES have been cured, waived or otherwise eliminated. Until every Capital Enforcement Event with respect to the SKATES has been so cured, waived or otherwise eliminated, the Capital Property Trustee will act solely on behalf of the holders of the SKATES and only the holders of the SKATES will have the right to direct the Capital Property Trustee on certain matters under the Capital Declaration and, in the case of an Asset Enforcement Event, the Asset Property Trustee with respect to certain matters under the Asset Declaration. See "Description of the New Asset Preferred Securities--Asset Enforcement Events" for a description of the events that will trigger the occurrence of an Asset Enforcement Event.

   Upon the occurrence and during the continuance of a Capital Enforcement
Event,

  . the Capital Property Trustee, as the holder of the Asset Preferred
    Securities, shall have the right to enforce the terms of the Asset Preferred Securities, including the right to direct the Asset Property Trustee to enforce:

    . Allfirst Asset Trust's creditors' rights and other rights with respect to the junior subordinated debenture;

    . the rights of the holders of the Asset Preferred Securities under the Asset Guarantee; and

    . the rights of the holders of the Asset Preferred Securities to receive distributions on the Asset Preferred Securities; and

  . the Capital Guarantee Trustee shall have the right to enforce the terms of the Capital Guarantee, including the right to enforce the restriction on payments by Allfirst on its securities as set forth in the Capital Guarantee.

   If the Capital Property Trustee fails to enforce its rights under the Asset Preferred Securities after a holder of the SKATES has made a written request, that holder may directly institute a legal proceeding against Allfirst Asset Trust and the Asset Property Trustee to enforce the Capital Property Trustee's rights under the Asset Preferred Securities without first instituting any legal proceeding against the Capital Property Trustee, Allfirst Capital Trust or any other person or entity. In addition, for so long as Allfirst Capital Trust holds any Asset Preferred Securities, if the Asset Property Trustee fails to enforce its rights on behalf of Allfirst Asset Trust under the junior subordinated debenture after a holder of the SKATES has made a written request, any holder may on behalf of Allfirst Asset Trust directly institute a legal proceeding against Allfirst under the junior subordinated debenture, without first instituting any legal proceeding against the Capital Property Trustee,

Allfirst Capital Trust, the Asset Property Trustee or Allfirst Asset Trust. In any event, for so long as Allfirst Capital Trust is the holder of any Asset Preferred Securities, if a Capital Enforcement Event has occurred and is continuing and that event is attributable to the failure of Allfirst to make any required payment when due on the junior subordinated debenture, then a holder of the SKATES may on behalf of Allfirst Asset Trust directly institute a proceeding against Allfirst with respect to the junior subordinated debenture for enforcement of payment. A holder of SKATES may also bring a direct action against Allfirst to enforce the holder's right under the Capital Guarantee. See "Description of the New Capital Guarantee--Events of Default; Enforcement of Capital Guarantee."

   Under no circumstances, however, will the Asset Property Trustee or any holder of the SKATES have authority to cause Allfirst Asset Trust to make distributions on the Asset Preferred Securities of deferred interest or interest for a quarterly period not paid on the interest payment date immediately following such quarterly period. As a result, although the Asset Property Trustee may be able to enforce Allfirst Asset Trust's creditors' rights in respect of the junior subordinated debenture, Allfirst Asset Trust will not make distributions of deferred or late interest payments on the junior subordinated debenture to holders of the Asset Preferred Securities. Because the guarantees do not cover distribution payments on the Asset Preferred Securities from deferred or late interest payments on the junior subordinated debenture, holders of the SKATES will not receive any distributions of deferred or late interest payments.

   Until Allfirst has received approval from the Federal Reserve Board and the Central Bank of Ireland to do so, its failure to resume paying interest after deferring interest payments for any interest deferral period or to repay the junior subordinated debenture at maturity will not constitute a Capital Enforcement Event or an Asset Enforcement Event.

   Allfirst and Allfirst Capital Trust are each required to file annually with the Capital Property Trustee an officer's certificate as to its compliance with all conditions and obligations under the Capital Declaration.

Redemption

   With the prior consent of the Federal Reserve Board and the Central Bank of Ireland, at the option of Allfirst, Allfirst may redeem the junior subordinated debenture, in whole or in part, at any time on or after July 15, 2009 or at any time in certain circumstances upon the occurrence of a Debenture Special Event (as defined below). Allfirst Asset Trust will use proceeds from any redemption of the junior subordinated debenture to redeem for cash Asset Preferred Securities having a total liquidation amount equal to the total principal amount of the junior subordinated debenture redeemed. Allfirst Capital Trust will apply the proceeds from the subsequent redemption of the Asset Preferred Securities to redeem Capital Securities having an aggregate liquidation amount equal to the Asset Preferred Securities so redeemed at an amount per Capital Security equal to $1,000 plus accrued and unpaid distributions from the last distribution payment date. Holders of the Capital Securities will be given not less than 30 nor more than 60 days' notice of any redemption. See "Description of the New Asset Preferred Securities--Redemption."

Capital Special Event Redemption or Distribution

   If, at any time, a Capital Tax Event, a Capital Regulatory Event or a Capital Investment Company Event (each as defined below, and each, a "Capital Special Event") occurs and is continuing, the holder of the common securities of Allfirst Capital Trust shall, unless the Asset Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of the Capital Special Event elect to either:

  . dissolve Allfirst Capital Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of Allfirst Capital Trust, if any, Asset Preferred Securities would be distributed on a pro rata basis to the holders of the Capital Securities in liquidation of the holders' interests in Allfirst Capital Trust; except that if at the time there is available to Allfirst Capital Trust the opportunity to eliminate, within the 90-day period, the Capital Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of Allfirst has or will cause no adverse effect on Allfirst Capital Trust, Allfirst Asset Trust, Allfirst or the holders of the Capital Securities and will involve no material cost, Allfirst Capital Trust will pursue that measure in lieu of dissolution; or

  . cause the SKATES to remain outstanding, and in such event Allfirst shall pay any and all expenses incurred by or payable by Allfirst Capital Trust attributable to the Capital Special Event.

Furthermore, if, upon the occurrence of a Capital Tax Event, the Capital Administrators receive an opinion of nationally recognized independent tax counsel experienced in these matters that there is more than an insubstantial risk that interest payable by Allfirst on the junior subordinated debenture is not, or will not be, deductible by Allfirst for United States Federal income tax purposes, even if the Asset Preferred Securities are distributed to the holders of the Capital Securities in liquidation of the holders' interests in Allfirst Capital Trust as described above, then Allfirst will have the right, within 90 days following the occurrence of the Capital Tax Event, to elect to redeem the junior subordinated debenture in whole, but not in part, and, in turn, Allfirst Asset Trust will redeem the Asset Preferred Securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days' notice. Promptly following any redemption of the Asset Preferred Securities by Allfirst Asset Trust, the Capital Securities will be redeemed by Allfirst Capital Trust at the redemption price.

   "Capital Tax Event" means that Allfirst shall have requested and received and shall have delivered to the Capital Administrators an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that after the date of this offering memorandum one or more of the following events (each, a "Tax Event") has occurred:

  . an amendment to, change in or announced proposed change in the laws of the United States or any political subdivisions or taxing authorities, or any regulations promulgated thereunder;

  . a judicial decision interpreting, applying, or clarifying these laws or regulations;

  . an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or

  . a threatened challenge asserted in connection with an audit of Allfirst or any of its affiliates included in its consolidated financial statements, Allfirst Asset Trust, or Allfirst Capital Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debenture, the Asset Preferred Securities or the SKATES;

and that as a result of the occurrence of any Tax Event there is more than an insubstantial risk that:

  . Allfirst Capital Trust is, or will be, subject to United States Federal income tax with respect to income received on the Asset Preferred Securities;

  . Allfirst Capital Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges; or

  . interest payable by Allfirst with respect to the junior subordinated debenture is not, or will not be, deductible by Allfirst for United States Federal income tax purposes.

   "Capital Regulatory Event" means Allfirst becomes, or under law or regulation or any rules, guidelines or policies of the Federal Reserve Board or the Central Bank of Ireland or any official administrative announcement or decision interpreting these laws, regulations, rules, policies or guidelines, or will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the SKATES or the Asset Preferred Securities would not qualify, disregarding any Tier 1 category limits, for treatment as (1) Tier 1 capital for Allfirst as a bank holding company or its then equivalent or (2) consolidated Tier 1 capital of AIB.

   "Capital Investment Company Event" means that Allfirst has requested, received and delivered to the Capital Administrators an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that, as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), Allfirst Capital Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

Redemption Procedures

   If Allfirst Capital Trust gives a notice of redemption in respect of the SKATES, which notice will be irrevocable, and if the Asset Property Trustee has paid to the Capital Property Trustee a sufficient amount of cash in connection with the related redemption of the Asset Preferred Securities, then, by 1:00 p.m., New York City time, on the redemption date, Allfirst Capital Trust will:

  . if the SKATES are in book-entry form with DTC, deposit irrevocably with DTC funds sufficient to pay the applicable redemption price; or

  . if the SKATES are held in certificated form, deposit with the paying agent for the SKATES funds sufficient to pay any amount in respect of any SKATES in certificated form and give the paying agent irrevocable instructions and authority to pay these amounts to the holders of SKATES upon surrender of their certificates.

See "--Form of SKATES."

   Allfirst Asset Trust will only redeem the Asset Preferred Securities in connection with the corresponding redemption by Allfirst of the junior subordinated debenture.

   If notice of redemption shall have been given and funds are deposited as required, then upon the date of deposit, all rights of holders of any SKATES so called for redemption will cease, except the right of the holders of those SKATES to receive the redemption price, but without interest. If any date fixed for redemption of the SKATES is not a Business Day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date fixed for redemption.

   If fewer than all of the outstanding SKATES are to be redeemed, the SKATES will be redeemed in accordance with the procedures of DTC. See "--Form of SKATES." If the SKATES do not remain in book-entry only form and fewer than all of the outstanding SKATES are to be redeemed, the SKATES will be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the SKATES are listed.

   Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, Allfirst or its subsidiaries may at any time and from time to time purchase outstanding SKATES by tender, in the open market or by private agreement.

Subordination of the Common Securities of Allfirst Capital Trust

   Payment of amounts upon liquidation of the Capital Securities shall be made pro rata based on the liquidation amount of the Capital Securities. However, upon:

  . the occurrence of an event of default by Allfirst under the junior subordinated debenture; or

  . default by Allfirst on any of its obligations under any of the guarantees,

then the holders of the SKATES will have a preference over the holders of the common securities of Allfirst Capital Trust with respect to payments upon liquidation of Allfirst Capital Trust.

Liquidation Distribution Upon Dissolution

   In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Allfirst Capital Trust, other than as described above under "--Capital Special Event Redemption or Distribution," the holders of the SKATES will be entitled to receive out of the assets of Allfirst Capital Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $1,000 per SKATES plus accrued and unpaid distributions from the last distribution payment date.

   If, upon Allfirst Capital Trust's liquidation, the liquidation distribution can be paid only in part because Allfirst Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by Allfirst Capital Trust on the SKATES will be paid on a pro rata basis. The holders of the common securities of Allfirst Capital Trust will be entitled to receive distributions upon liquidation pro rata with the holders of the SKATES, except in the limited circumstances described above under "--Subordination of the Common Securities of Allfirst Capital Trust."

   Under the Capital Declaration, Allfirst Capital Trust will dissolve and liquidate and thereafter terminate upon:

  . the bankruptcy or insolvency of Allfirst;

  . the filing of a certificate of dissolution or the equivalent with respect to Allfirst, the filing of a certificate of cancellation with respect to Allfirst Capital Trust after having obtained the consent of the holders of at least a majority in liquidation amount of the Capital Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of Allfirst and the expiration of 90 days after the date of revocation without reinstatement;

  . the distribution of all of the Asset Preferred Securities upon the occurrence of a Capital Special Event;

  . the entry of a decree of a judicial dissolution of Allfirst, Allfirst
    Asset Trust or Allfirst Capital Trust; or

  . the redemption of all the Capital Securities.

Voting Rights

   Except as described in this offering memorandum, including under "Description of the New Capital Guarantee--Amendments and Assignment," or as otherwise required by law or the Capital Declaration, the holders of the SKATES will have no voting rights.

   Subject to the requirement that the Capital Property Trustee receive a tax opinion as set forth in the last sentence of the next paragraph, the holders of a majority in liquidation amount of the SKATES have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Capital Property Trustee, and to direct the exercise of any trust or other power conferred upon the Capital Property

Trustee under the Capital Declaration, including the right to direct the Capital Property Trustee, as holder of the Asset Preferred Securities, to:

  . exercise the remedies available to it under the Asset Declaration as a holder of the Asset Preferred Securities, including the right to direct the Asset Property Trustee to exercise its rights in the manner described above under "--Capital Enforcement Events;" and

  . consent to any amendment, modification, or termination of the Asset
    Declaration or the Asset Preferred Securities where consent is required; except, that where a consent or action under the Asset Declaration would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Asset Preferred Securities affected, only the holders of the percentage of the aggregate stated liquidation amount of the SKATES which is at least equal to the percentage required under the Asset Declaration may direct the Capital Property Trustee to give consent or take action on behalf of Allfirst Capital Trust. See "Description of the New Asset Preferred Securities--Voting Rights."

   If the Asset Property Trustee has actual notice of an Asset Enforcement Event, the Capital Property Trustee will notify all holders of the SKATES of any notice of such Asset Enforcement Event received from the Asset Property Trustee with respect to the Asset Preferred Securities. The notice will state that the Asset Enforcement Event also constitutes a Capital Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Capital Property Trustee will be under no obligation to take any of the actions described above unless the Capital Property Trustee has received an opinion of nationally recognized independent tax counsel to the effect that as a result of that action, Allfirst Capital Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after that action each holder of Capital Securities will continue to be treated as owning an undivided beneficial ownership interest in the Asset Preferred Securities.

   A waiver of an Asset Enforcement Event with respect to the Asset Preferred Securities held by the Capital Property Trustee will constitute a waiver of the corresponding Capital Enforcement Event.

   Any required approval or direction of holders of the SKATES may be given at
(1) a separate meeting of holders of the SKATES convened for that purpose, (2) at a meeting of all of the holders of Capital Securities or (3) pursuant to written consent. The Capital Property Trustee will cause a notice of any meeting at which holders of the SKATES are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of the SKATES. Each notice will include a statement setting forth the following information:

  . the date of the meeting or the date by which any action is to be taken;

  . a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

  . instructions for the delivery of proxies or consents.

   No vote or consent of the holders of the SKATES will be required for Allfirst Capital Trust to redeem and cancel the SKATES or distribute Asset Preferred Securities in accordance with the Capital Declaration.

   Even when holders of the SKATES are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are beneficially owned at that time by Allfirst or any entity directly or indirectly controlled by, or under direct or indirect common control with, Allfirst, shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if such Capital Securities were not outstanding; except that persons, other than affiliates of Allfirst, to whom Allfirst or any of its subsidiaries have pledged the SKATES may vote or consent with respect to the pledged SKATES pursuant to the terms of the pledge.

   The procedures by which holders of the SKATES represented by the global certificates may exercise their voting rights are described below. See "--Form of SKATES."

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

   Holders of the SKATES will have no rights to appoint or remove the Capital Administrators, who may be appointed, removed or replaced solely by Allfirst, as the holder of all of the common securities of Allfirst Capital Trust.

Merger, Consolidation or Amalgamation of Allfirst Capital Trust

   Allfirst Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. Allfirst Capital Trust may, with the consent of a majority of the Capital Administrators and without the consent of the holders of the Capital Securities, the Capital Property Trustee or the Capital Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States if:

  . Allfirst Capital Trust is not the surviving entity, the successor entity either:

   . expressly assumes all of the obligations of Allfirst Capital Trust under the Capital Securities; or

   . substitutes for the SKATES other securities having substantially the same terms as the SKATES, so long as the successor securities rank the same as the Capital Securities rank with respect to distributions, assets and payments;

  . Allfirst expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the Capital Property Trustee as the holder of the Asset Preferred Securities;

  . the SKATES or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or quotation system on which the SKATES are then listed or quoted;

  . any merger, consolidation, amalgamation or replacement does not cause the SKATES, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  . any merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the SKATES, including any successor securities, in any material respect;

  . the successor entity has a purpose substantially identical to that of Allfirst Capital Trust;

  . Allfirst guarantees the obligations of the successor entity under the successor securities to the same extent as provided by the Capital Guarantee; and

  . before any merger, consolidation, amalgamation or replacement, Allfirst has received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that:

   . any merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the SKATES, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

   . following any merger, consolidation, amalgamation or replacement, neither Allfirst Capital Trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

   . following any merger, consolidation, amalgamation or replacement, Allfirst Capital Trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes; and

   . following any merger, consolidation, amalgamation or replacement, Allfirst Asset Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

   Allfirst Capital Trust may not, except with the consent of holders of 100% in liquidation amount of the SKATES, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if it would cause Allfirst Capital Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Modification of the Capital Declaration

   The Capital Declaration may be modified and amended as described below.

   If any proposed amendment to the Capital Declaration provides for, or the Capital Administrators otherwise propose to effect,

  . any action that would adversely affect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Capital Declaration or otherwise; or

  . the dissolution, winding-up or termination of Allfirst Capital Trust other than under the terms of the Capital Declaration;

then, in each case, the holders of the Capital Securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority in liquidation amount of the Capital Securities affected. If any amendment or proposal referred to in the first bullet point above would adversely affect only the SKATES or Allfirst Capital Trust's common securities, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of a majority in liquidation amount of that class of Capital Securities.

   The Capital Declaration may be amended without the consent of the holders of the Capital Securities to:

  . cure any ambiguity;

  . correct or supplement any provision in the Capital Declaration that may be defective or inconsistent with any other provision of the Capital Declaration;

  . add to the restrictions or obligations of the sponsor;

  . conform to any change in the Investment Company Act, the Trust Indenture
    Act or the rules or regulations under either law; and

  . modify, eliminate and add to any provision of the Capital Declaration to the extent as may be necessary or desirable;

if any such amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Capital Securities.

   Notwithstanding the foregoing, no amendment or modification may be made to the Capital Declaration if the amendment or modification would:

  . cause Allfirst Capital Trust to fail to be classified as a grantor trust for United States Federal income tax purposes;

  . cause Allfirst Asset Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States Federal income tax purposes;

  . cause the SKATES or the Asset Preferred Securities to fail to qualify as Tier 1 capital of Allfirst or consolidated Tier 1 capital of AIB;

  . reduce or otherwise adversely affect the powers of the Capital Property
    Trustee; or

  . cause Allfirst Capital Trust or Allfirst Asset Trust to be deemed an investment company which is required to be registered under the Investment Company Act.

Form of SKATES

   New SKATES (and any old SKATES that remain outstanding after the exchange offer) will be in the form of fully-registered global securities registered in the name of Cede & Co. (DTC's nominee). DTC will act as securities depositary for the SKATES being represented by global certificates and, to the extent distributed to the holders of the SKATES, the Asset Preferred Securities. One or more fully-registered global certificates, representing the total aggregate number of new SKATES, will be issued and will be deposited with DTC. Beneficial interests in global certificates evidencing the SKATES may not be exchanged for SKATES in certificated form except in the limited circumstances described below.

  DTC Procedures

   DTC has advised Allfirst Capital Trust, Allfirst Asset Trust and Allfirst that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of the SKATES within the DTC system must be made by or through participants, who will receive a credit for the SKATES on DTC's records. The ownership interest of each beneficial owner of the SKATES is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased SKATES. Transfers of ownership interests in the SKATES are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the SKATES, except in the event that use of the book-entry system for the SKATES is discontinued.

   DTC has no knowledge of the actual beneficial owners of the SKATES; DTC's records reflect only the identity of the participants to whose accounts the SKATES are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

   So long as DTC or its nominee is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the SKATES being represented for all purposes under the Capital Declaration and the SKATES. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Capital Declaration.

   DTC has advised Allfirst that it will take any action permitted to be taken by a holder of the SKATES, including the presentation of the SKATES for exchange as described below, only at the direction of one or more participants to whose account interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the SKATES as to which the participant or participants has or have given the direction. Also, if there is a Capital Enforcement Event under the SKATES, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

   Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices in respect of the SKATES held in book-entry form will be sent to Cede & Co. If less than all of the SKATES are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

   Although voting with respect to the SKATES is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the SKATES. Under its usual procedures, DTC would mail an omnibus proxy to Allfirst Capital Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the SKATES are allocated on the record date identified in a listing attached to the omnibus proxy.

   Distributions on the SKATES held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC, Allfirst Capital Trust or Allfirst, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of Allfirst Capital Trust, disbursement of those payments to participants is the responsibility of DTC, and in turn, disbursement of those payments to the beneficial owners is the responsibility of participants and indirect participants.

   Except as described below, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the SKATES. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the SKATES.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Allfirst nor Allfirst Capital Trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the SKATES at any time by giving notice to Allfirst Capital Trust. Under these circumstances, in the event that a successor securities depository is not obtained, the SKATES certificates are required to be printed and delivered to the Capital Property Trustee. Additionally, Allfirst Capital Trust, with the consent of Allfirst, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the SKATES will be printed and delivered to the Capital Property Trustee. In each of the above circumstances, Allfirst will appoint a paying agent with respect to the SKATES.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global SKATES as represented by a global certificate.

   The information in this section concerning DTC and DTC's system has been obtained from sources that Allfirst, Allfirst Capital Trust and Allfirst Asset Trust believe to be reliable, but neither Allfirst nor Allfirst Capital Trust nor Allfirst Asset Trust takes responsibility for the accuracy of the information.

  Exchange of Global Securities for Certificated Securities

   A global certificate is exchangeable for SKATES in definitive form if:

  . DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Allfirst within 60 days; or

  . Allfirst Capital Trust (or Allfirst Asset Trust in the event Asset
    Preferred Securities are delivered to holders of the SKATES) elects to exchange the global certificates for definitive certificates.

If either of these events occurs, or, in the event a Capital Enforcement Event has occurred and is continuing, at the request of a holder of the SKATES, the global certificates will be exchangeable for SKATES in definitive form of like tenor and of an equal aggregate liquidation amount of the global certificates or the portion thereof to be exchanged. The definitive certificates will be registered in the name or names as the depositary, or any holder, will request. It is expected that instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

Payment

   Payments in respect of the SKATES represented by the global certificates will be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, payments shall be made by check mailed to the address of the holder entitled to receive the payment as the holder's address shall appear on the register. The paying agent will be permitted to resign as paying agent upon 30 days written notice to the Capital Administrators. In the event that The Bank of New York is no longer the paying agent, the Capital Administrators will appoint a successor to act as paying agent that will be a bank or trust company.

Registrar, Transfer Agent, and Paying Agent

   The Capital Property Trustee acts as registrar, transfer agent and paying agent for the SKATES.

   Registration of transfers of the SKATES may be effected without charge by or on behalf of Allfirst Capital Trust, but upon payment and with the giving of any indemnity as Allfirst Capital Trust or Allfirst may require, in respect of any tax or other government charges which may be imposed in relation to it.

   Allfirst Capital Trust will not be required to register or cause to be registered the transfer of the SKATES after the SKATES have been called for redemption.

Information Concerning the Capital Property Trustee

   The Capital Property Trustee, before the occurrence of a default with respect to the Capital Securities, undertakes to perform only the duties as are specifically set forth in the Capital Declaration and, after default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the Capital Property Trustee is under no obligation to exercise any of the powers vested in it by the Capital Declaration at the request of any holder of the SKATES, unless offered indemnity reasonably satisfactory to the Capital Property Trustee by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers.

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

Governing Law

   The Capital Declaration and the SKATES are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

   The Capital Administrators are authorized and directed to conduct the affairs of and to operate Allfirst Capital Trust in such a way that Allfirst Capital Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the Capital Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Capital Declaration that the Capital Administrators determine in their discretion to be necessary or desirable for those purposes as long as such action does not adversely affect the interests of the holders of the SKATES.

   Holders of the SKATES have no preemptive rights.

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

                    DESCRIPTION OF THE NEW CAPITAL GUARANTEE

   Set forth below is a summary of material information concerning the new Capital Guarantee which will be executed and delivered by Allfirst to the Capital Guarantee Trustee in exchange for the old Capital Guarantee. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Capital Guarantee. As previously noted, the old and new Capital Guarantees are identical, except that the new Capital Guarantee has been registered under the 1933 Act and qualified under the Trust Indenture Act. References in the following discussion to the "Capital Guarantee" are to the new and the old Capital Guarantee. The Capital Guarantee Trustee will hold the Capital Guarantee for the benefit of the holders of the SKATES and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

Status of Old Capital Guarantee

   If not all of the old SKATES are exchanged for new SKATES, then the old Capital Guarantee will not terminate, but will continue to guarantee the obligations of Allfirst Capital Trust for the benefit of the holders of old SKATES. The old Capital Guarantee will terminate upon:

  . full payment of the redemption price of all of the old SKATES;

  . distribution of the Asset Preferred Securities to holders of SKATES as a result of a Capital Special Event as described under "Description of the New SKATES--Capital Special Event Redemption or Distribution"; or

  . full payment of the amounts payable in accordance with the Capital
    Declaration upon liquidation of Allfirst Capital Trust.

   The old Capital Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of old SKATES must restore payment of any sums paid under the old SKATES or the old Capital Guarantee.

Terms of the Capital Guarantee

   Under the Capital Guarantee, Allfirst irrevocably agrees, on a subordinated basis and to the extent set forth in the Capital Guarantee, to pay in full or distribute to the holders of the SKATES, except to the extent paid by Allfirst Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which Allfirst Capital Trust may have or assert, the following payments (the "Capital Guarantee Payments"), without duplication:

  . any accrued and unpaid distributions on the SKATES to the extent Allfirst
    Capital Trust has funds available for distribution;

  . the redemption price with respect to any SKATES called for redemption by Allfirst Capital Trust, to the extent Allfirst Capital Trust has funds available for payment; and

  . upon any other voluntary or involuntary dissolution, winding-up or termination of Allfirst Capital Trust, the lesser of:

   . the aggregate of the liquidation amount and all accrued and unpaid distributions on the SKATES since the last distribution payment date, and

   . the amount of assets of Allfirst Capital Trust remaining available for distribution to holders of the SKATES upon the liquidation of Allfirst Capital Trust.

Allfirst's obligation to make a Capital Guarantee Payment may be satisfied by direct payment of the required amounts by Allfirst to the holders of the SKATES or by causing Allfirst Capital Trust to pay these amounts to holders.

   Allfirst also irrevocably agrees to cause Allfirst Capital Trust, upon liquidation of Allfirst Capital Trust as a result of a Capital Special Event as described under "Description of the New SKATES--Capital Special Event Redemption or Distribution," to distribute the outstanding Asset Preferred Securities to holders of the SKATES.

   The Capital Guarantee is a guarantee on a subordinated basis with respect to the SKATES from the time of issuance of the SKATES but only applies to the payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of Allfirst Capital Trust in full, to the extent Allfirst Capital Trust has funds legally available for payment. If Allfirst Asset Trust does not receive payment on the junior subordinated debenture, it will not make payment on the Asset Preferred Securities, and Allfirst Capital Trust would lack available funds for the payment of distributions or amounts payable on redemption of the SKATES or otherwise. In that event, holders of the SKATES would not be able to rely upon the Capital Guarantee for payment of these amounts. Instead, holders of the SKATES will have the remedies described under "Description of the New SKATES--Capital Enforcement Events," including the right to direct the Capital Guarantee Trustee to enforce the restriction of payments by Allfirst on its securities. See "--Obligations of Allfirst" below.

   The guarantees, when taken together with the junior subordinated debenture and Allfirst's obligations to pay all fees and expenses of Allfirst Capital Trust and Allfirst Asset Trust, constitute a limited guarantee to the extent set forth in this prospectus by Allfirst of the distribution, redemption and liquidation payments payable to the holders of the SKATES in full. The guarantees do not apply, however, to current distributions by Allfirst Asset Trust unless and until these distributions are paid by Allfirst Asset Trust out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in Allfirst Asset Trust, each as more fully described under "Risk Factors--Risks of Investing in the SKATES" above. In addition, because the quarterly distributions are non-cumulative, the guarantees do not apply to past quarterly distributions that have not been paid by Allfirst Asset Trust or Allfirst Capital Trust.

Obligations of Allfirst

   Under the Capital Guarantee, Allfirst agrees that if it is in default of its obligations thereunder, then, unless and until, since the curing or waiver of any such default, Allfirst Capital Trust has paid distributions on the SKATES in full on four consecutive distribution payment dates, Allfirst may not:

  . declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock; or

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equally with or subordinate and junior in interest and right of payment to the junior subordinated debenture or make any guarantee payments with respect to any guarantee that ranks equally with or junior in interest and right of payment to the junior subordinated debenture.

However, this limitation does not apply to:

  . the declaration or payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Allfirst's capital stock;

  . any conversions or exchanges of Allfirst's common stock of one class into common stock of another class; or

  . any declaration or payment of a dividend or distribution on, or any payment of the principal, premium, if any, or interest on any guarantee, debt security or other instrument of Allfirst ranking equally with the junior subordinated debenture that is made on a pro rated basis with all other equally ranking guarantees, debt securities and instruments, including the junior subordinated debenture and the Asset Guarantee.

Events of Default; Enforcement of the Capital Guarantee

   An event of default under the Capital Guarantee will occur upon the failure of Allfirst to perform any of its payment or other obligations set forth in the Capital Guarantee.

   The holders of a majority in liquidation amount of the SKATES have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee or to direct the exercise of any trust or other power conferred upon the Capital Guarantee Trustee under the Capital Guarantee. If the Capital Guarantee Trustee fails to enforce its rights under the Capital Guarantee after a holder of the SKATES has made a written request, the holder may institute a legal proceeding directly against Allfirst to enforce the Capital Guarantee Trustee's rights under the Capital Guarantee, without first instituting a legal proceeding against Allfirst Capital Trust, the Capital Guarantee Trustee or any other person or entity. In any event, if Allfirst fails to make a guarantee payment under the Capital Guarantee, a holder of the SKATES may directly institute a proceeding in the holder's own name against Allfirst for enforcement of the Capital Guarantee for payment.

Status of the Capital Guarantee; Subordination

   The Capital Guarantee constitutes an unsecured obligation of Allfirst and ranks equally with its obligations under the junior subordinated debenture and the Asset Guarantee. See "Description of Investments--Junior Subordinated Debenture--Subordination."

   In addition, the Capital Guarantee is effectively subordinated to the deposits and all other liabilities of Allfirst's subsidiaries.

   Accordingly, the rights of the holders of the SKATES to receive payments under the Capital Guarantee are subject to the rights of the holders of any obligations of Allfirst that are senior in priority to the obligations under the Capital Guarantee. Furthermore, the holders of obligations of Allfirst that are senior to the obligations under the Capital Guarantee, including, but not limited to, obligations constituting senior indebtedness of Allfirst, are entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Capital Guarantee that inure to the holders of senior indebtedness as against the holders of the junior subordinated debenture. Under the terms of the SKATES each holder of the SKATES, by acceptance of the SKATES, agrees to the subordination provisions and other terms of the Capital Guarantee.

   The Capital Guarantee constitutes a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against Allfirst to enforce its rights under the Capital Guarantee without instituting a legal proceeding against any other person or entity.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the SKATES, in which case no vote will be required, the Capital Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding SKATES. The manner of obtaining any approval of holders of the SKATES will be as set forth under "Description of the New SKATES--Voting Rights." All guarantees and agreements contained in the Capital Guarantee will bind the successors, assigns, receivers, trustees and representatives of Allfirst and will inure to the benefit of the holders of the SKATES then outstanding. Except in connection with any permitted merger or consolidation of Allfirst with or into another entity or any permitted sale, transfer or lease of Allfirst's assets to another entity in which the surviving corporation, if other than Allfirst, assumes Allfirst's obligations under the Capital Guarantee, Allfirst may not assign its rights or delegate its obligations under the Capital Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the SKATES then outstanding.

Termination of the New Capital Guarantee

   The new Capital Guarantee will terminate as to each holder of new SKATES upon:

  . full payment of the redemption price of all the new SKATES;

  . distribution of the new Asset Preferred Securities to holders of the new
    SKATES as a result of a Capital Special Event as described under "Description of the New SKATES--Capital Special Event Redemption or Distribution"; or

  . full payment of the amounts payable in accordance with the Capital
    Declaration upon liquidation of Allfirst Capital Trust.

   The new Capital Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of new SKATES must restore payment of any sum paid under the new SKATES or the new Capital Guarantee.

Information Concerning the Capital Guarantee Trustee

   The Capital Guarantee Trustee, before the occurrence of a default with respect to the Capital Guarantee, undertakes to perform only those duties that are specifically set forth in the Capital Guarantee and, after default with respect to the Capital Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his own affairs. Subject to that provision, the Capital Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Capital Guarantee at the request of any holder of SKATES unless it is offered indemnity reasonably satisfactory to the Capital Guarantee Trustee against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

Governing Law

   The Capital Guarantee is governed by, and will be construed in accordance with, the internal laws of the State of New York.

               DESCRIPTION OF THE NEW ASSET PREFERRED SECURITIES

   The old Asset Preferred Securities were, and the new Asset Preferred Securities will be, issued under the terms of the Asset Declaration. The Asset Declaration has been qualified under the Trust Indenture Act, and upon consummation of the exchange offer the Asset Declaration will be subject to and governed by the Trust Indenture Act. As previously noted, the old and new Asset Preferred Securities are identical except that the new securities have been registered under the 1933 Act and do not provide for a penalty distribution rate. References in the following discussion to the "Asset Preferred Securities" are to the new and the old Asset Preferred Securities.

   The Asset Property Trustee acts as trustee for the Asset Preferred Securities under the Asset Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Asset Preferred Securities include those stated in the Asset Declaration and those made part of the Asset Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Asset Preferred Securities is not complete and is subject to, and qualified in its entirety by reference to, the Asset Declaration, the Delaware Trust Act and the Trust Indenture Act.

   The Asset Declaration authorizes and directs the Asset Administrators of Allfirst Asset Trust to issue the old and new Asset Securities, which represent undivided beneficial ownership interests in the assets of Allfirst Asset Trust. Title to the assets of Allfirst Asset Trust will be held by the Asset Property Trustee for the benefit of the holders of the Asset Securities.

   The payment of distributions out of money held by Allfirst Asset Trust, and payments out of money held by Allfirst Asset Trust upon redemption of the Asset Preferred Securities or liquidation of Allfirst Asset Trust, are guaranteed by Allfirst to the extent described under "Description of the New Asset Guarantee."

   The Asset Guarantee is held by The Bank of New York, as trustee (the "Asset Guarantee Trustee"), for the benefit of the holders of the Asset Preferred Securities. The Asset Guarantee does not cover payment of distributions when Allfirst Asset Trust has not received payments of current interest on the junior subordinated debenture on the interest payment date immediately following the corresponding quarterly period. In any event of non-payment, holders of the Asset Preferred Securities will have the remedies described below under "--Asset Enforcement Events."

   The new Asset Preferred Securities will not be registered under the 1934 Act unless required by the rules and regulations thereunder.

Status of Old Asset Preferred Securities

   If not all of the old SKATES are exchanged for new SKATES, then a like liquidation amount of the old Asset Preferred Securities:

  . will not be exchanged for new Asset Preferred Securities;

  . will continue to be outstanding and to bear a restrictive legend;

  . will not provide for any penalty increase in the distribution rate or for any registration rights; and

  . would be distributed only to holders of old SKATES in the event that Asset Preferred Securities are distributed to holders of SKATES.

Distributions

   The distribution rate on each Asset Preferred Security is a rate per annum of three-month LIBOR plus 1.50% of the stated liquidation amount of $1,000 per Asset Preferred Security, reset quarterly, and will be paid if, as and when Allfirst Asset Trust has funds from corresponding interest payments on the junior subordinated debenture from Allfirst available for distribution. These distributions will be paid through the Asset Property Trustee, who will hold amounts received in respect of the junior subordinated debenture in the Asset Property Account for the benefit of the holders of the Asset Preferred Securities. Distributions on the Asset Preferred Securities are non-cumulative, and will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1999 if, as and when available for payment. Until October 15, 1999, the distribution rate on the Asset Preferred Securities is 6.81% per year.

   The distributions on the Asset Preferred Securities are non-cumulative. This means that if Allfirst Asset Trust does not pay a distribution on a distribution payment date, holders of the Asset Preferred Securities will not receive and will have no right to receive that distribution at any time, even if Allfirst Asset Trust declares and pays distributions on the Asset Preferred Securities in the future.

   The distribution calculation and payment provisions for the Asset Preferred Securities correspond to the distribution calculation and payment provisions for the SKATES. See "Description of the New SKATES--Distributions."

   Limitation on Payment of Distributions

   Distributions on the Asset Preferred Securities will be payable to holders as they appear on the books and records of Allfirst Asset Trust on the relevant record dates, which, as long as the SKATES remain in book-entry only form or, if Allfirst Capital Trust is liquidated in connection with a Capital Special Event and Asset Preferred Securities are distributed to holders of the SKATES and as long as the Asset Preferred Securities remain in book-entry only form, will be one Business Day before the relevant payment dates. If Allfirst Capital Trust is liquidated in connection with a Capital Special Event and Asset Preferred Securities are distributed to holders of the SKATES, and the Asset Preferred Securities will not continue to remain in book-entry only form, the relevant record dates shall be the first day of the month of the relevant payment dates. If any date on which distributions are payable on the Asset Preferred Securities is not a Business Day, then payment of the distribution payable on that date will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any delay, except that, if that Business Day is in the next succeeding calendar year, that payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.

   Allfirst Asset Trust's earnings available for payments to the holders of the Asset Preferred Securities will be limited to payments made on the junior subordinated debenture (other than payments of deferred interest, redemption payments and payments due at maturity). See "Description of Investments--Junior Subordinated

Debenture." Allfirst Asset Trust will only make a distribution on the Asset Preferred Securities on any distribution payment date if Allfirst has made a payment on the junior subordinated debenture on the interest payment date for the immediately preceding quarterly period and only if Allfirst Asset Trust has funds available in the Asset Property Account, in which event the Asset Guarantee will not apply to those distributions. See "Description of the New Asset Guarantee." Under the Asset Guarantee, Allfirst will pay to Allfirst Capital Trust, or cause Allfirst Asset Trust to pay to Allfirst Capital Trust, payments on the Asset Preferred Securities to the extent that Allfirst Asset Trust has sufficient funds available for this purpose in the Asset Property Account. If Allfirst Capital Trust does have sufficient funds to make distributions on the SKATES, the Capital Guarantee will not apply to those distributions until Allfirst Capital Trust has sufficient funds available.

   In the event Allfirst Asset Trust makes a distribution on the Asset Preferred Securities in part, that distribution will be made on a pro rata basis to all holders of outstanding Asset Preferred Securities.

Asset Enforcement Events

   The occurrence, at any time, of any of the following events will constitute an enforcement event under the Asset Declaration with respect to the Asset Securities (an "Asset Enforcement Event"):

  . Allfirst is in default on any of its obligations under the Asset
    Guarantee; or

  . an event of default occurs and is continuing on the junior subordinated debenture.


   Under the Asset Declaration, the holder of the common securities waives any Asset Enforcement Event with respect to the common securities of Allfirst Asset Trust until all Asset Enforcement Events with respect to the Asset Preferred Securities have been cured, waived or otherwise eliminated. Until every Asset Enforcement Event with respect to the Asset Preferred Securities has been so cured, waived or otherwise eliminated, the Asset Property Trustee will act solely on behalf of the holders of the Asset Preferred Securities and only the holders of the Asset Preferred Securities will have the right to direct the Asset Property Trustee on certain matters under the Asset Declaration. So long as the Asset Preferred Securities are held by Allfirst Capital Trust, the holders of SKATES will have the rights of a holder of Asset Preferred Securities described in this paragraph.

   Upon the occurrence and during the continuance of an Asset Enforcement Event, the Capital Property Trustee, for so long as the Asset Preferred Securities are held by the Capital Property Trustee, will have the right, or holders of the Asset Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of the holders:

  . under the Asset Declaration to enforce the terms of the Asset Preferred
    Securities, including the right to direct the Asset Property Trustee to enforce:

     . Allfirst Asset Trust's creditors' rights and other rights with respect to the junior subordinated debenture;

     . the rights of the holders of the Asset Preferred Securities under the Asset Guarantee; and

     . the rights of the holders of the Asset Preferred Securities to receive distributions on the Asset Preferred Securities; and

  . under the Asset Guarantee to enforce the terms of the Asset Guarantee, including the right to enforce the restriction on payments by Allfirst on its securities as set forth in the Asset Guarantee.

   Until Allfirst has received approval from the Federal Reserve Board or the Central Bank of Ireland to do so, its failure to resume paying interest after deferring the payment of interest for any deferral period or to repay the junior subordinated debenture at maturity will not constitute an Asset Enforcement Event and neither a holder of the junior subordinated debenture nor a holder of the Asset Preferred Securities will have any creditors' rights against Allfirst.

   If the Asset Property Trustee fails to enforce its rights under the junior subordinated debenture after a holder of Asset Preferred Securities has made a written request, the holder of record of Asset Preferred
Securities may directly institute a legal proceeding against Allfirst to enforce the rights of the Asset Property Trustee and Allfirst Asset Trust under the junior subordinated debenture without first instituting any legal proceeding against the Asset Property Trustee, Allfirst Asset Trust or any other person or entity. In any event, if an Asset Enforcement Event has occurred and is continuing and this event is attributable to the failure of Allfirst to make any required payment when due on the junior subordinated debenture, then a holder of Asset Preferred Securities may on behalf of Allfirst Asset Trust directly institute a proceeding against First Maryland with respect to the junior subordinated debenture for enforcement of payment. A holder of Asset Preferred Securities may also bring a direct action against Allfirst to enforce the holder's right under the Asset Guarantee. See "Description of the New Asset Guarantee--Events of Default; Enforcement of Asset Guarantee." So long as the Asset Preferred Securities are held by Allfirst Capital Trust, the holders of SKATES will have the rights of a holder of Asset Preferred Securities described in this paragraph.

   Under no circumstances, however, will the Asset Property Trustee have authority to cause Allfirst Asset Trust to make distributions on the Asset Preferred Securities of deferred interest or interest for a quarterly period not paid on the interest payment date immediately following that quarterly period. As a result, although the Asset Property Trustee may be able to enforce Allfirst Asset Trust's creditors' rights in respect of the junior subordinated debenture, Allfirst Asset Trust will not make distributions of deferred or late interest payments on the junior subordinated debenture to holders of the Asset Preferred Securities.

   Allfirst and Allfirst Asset Trust are each required to file annually with the Asset Property Trustee an officer's certificate as to its compliance with all conditions and obligations under the Asset Declaration.

Mandatory Redemption

   With the prior consent of the Federal Reserve Board and the Central Bank of Ireland, at the option of Allfirst, Allfirst may redeem the junior subordinated debenture, in whole or in part, at any time on or after July 15, 2009 or at any time in certain circumstances upon the occurrence of a Debenture Special Event (as defined below). If the junior subordinated debenture is redeemed, Allfirst Asset Trust will redeem the Asset Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debenture being redeemed, upon not less than 30 nor more than 60 days' notice, at an amount per Asset Preferred Security equal to $1,000 plus accrued and unpaid distributions for the then current quarterly period from the last distribution payment date. If Allfirst Asset Trust redeems Asset Preferred Securities in accordance with their terms, Allfirst Capital Trust will redeem an equal liquidation amount of Capital Securities at the redemption price. If Allfirst Capital Trust is liquidated in connection with a Capital Special Event which is also a Debenture Special Event, Allfirst Asset Trust may only redeem the Asset Preferred Securities in whole.

Redemption Procedures

   If Allfirst Asset Trust gives a notice of redemption in respect of Asset Preferred Securities, which notice will be irrevocable, and, if the indenture trustee has paid to the Asset Property Trustee a sufficient amount of cash in connection with the related redemption of the junior subordinated debenture, then, by 1:00 p.m., New York City time, on the redemption date, Allfirst Asset Trust will:

  . if the Asset Preferred Securities are in book-entry form with DTC, deposit irrevocably with DTC funds sufficient to pay the applicable redemption price; or

  . if the Asset Preferred Securities are held in certificated form, deposit with the paying agent for the Asset Preferred Securities funds sufficient to pay any amount in respect of any Asset Preferred Securities in certificated form and give the paying agent irrevocable instructions and authority to pay these amounts to the holders of Asset Preferred Securities upon surrender of their certificates.

   If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of holders of any Asset Preferred Securities so called for redemption will cease, except the right of the holders of those Asset Preferred Securities to receive the redemption price, but without interest. If any date fixed for redemption of Asset Preferred Securities is not a Business Day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption.

   If the Asset Preferred Securities are in book-entry form and fewer than all of the outstanding Asset Preferred Securities are to be redeemed, the Asset Preferred Securities will be redeemed in accordance with the procedures of DTC. See "Description of the New SKATES--Form of SKATES." If the Asset Preferred Securities are not in book-entry form and fewer than all of the outstanding Asset Preferred Securities are to be redeemed, the Asset Preferred Securities will be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the Asset Preferred Securities are listed.

   Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, Allfirst or any of its subsidiaries may at any time and from time to time purchase outstanding Asset Preferred Securities by tender, in the open market or by private agreement.

Subordination of the Common Securities of Allfirst Asset Trust

   Payment of amounts upon liquidation of the Asset Securities shall be made pro rata based on the liquidation amount of the Asset Securities. However, upon:

  . the occurrence of an event of default by Allfirst under the junior subordinated debenture; or

  . default by Allfirst on any of its obligations under any of the guarantees,

the holders of the Asset Preferred Securities will have a preference over the holders of the common securities of Allfirst Asset Trust with respect to payments upon liquidation of Allfirst Asset Trust.

Liquidation Distribution Upon Dissolution

   In the event of any voluntary or involuntary dissolution, winding-up or termination of Allfirst Asset Trust, the holders of the Asset Preferred Securities at the time will be entitled to receive out of the assets of Allfirst Asset Trust, after satisfaction of liabilities of creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Asset Preferred Security plus accrued and unpaid distributions from the last distribution payment date.

   If, upon Allfirst Asset Trust's liquidation, the liquidation distribution can be paid only in part because Allfirst Asset Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by Allfirst Asset Trust on the Asset Preferred Securities will be paid on a pro rata basis. The holder of the common securities of Allfirst Asset Trust will be entitled to receive distributions upon liquidation only after the holders of Asset Preferred Securities have been paid, or amounts have been set aside to pay the holders of the Asset Preferred Securities, their liquidation distribution in full.

   Under the Asset Declaration, Allfirst Asset Trust will dissolve and liquidate and thereafter terminate upon:

  . the bankruptcy or insolvency of Allfirst;

  . the filing of a certificate of dissolution or the equivalent with respect to Allfirst, the filing of a certificate of cancellation with respect to Allfirst Asset Trust after having obtained the consent of the holders of at least a majority in liquidation amount of the Asset Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of Allfirst and the expiration of 90 days after the date of revocation without reinstatement;

  . the entry of a decree of a judicial dissolution of Allfirst or Allfirst
    Asset Trust; or

  . the redemption of all the Asset Securities.


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

Voting Rights

   Except as described in this offering memorandum, including under "Description of the New Asset Guarantee--Amendments and Assignment," or as otherwise required by law or the Asset Declaration, the holders of the Asset Preferred Securities have no voting rights.

   If any proposed amendment to the Asset Declaration provides for, or Allfirst, as holder of the common securities of Allfirst Asset Trust otherwise proposes to effect:

  . any action that would adversely affect the powers, preferences or special rights of the Asset Preferred Securities, including, without limitation, the authorization or issuance of any additional preferred securities of Allfirst Asset Trust ranking senior to the Asset Preferred Securities; or

  . the dissolution or liquidation of Allfirst Asset Trust, other than as described under "--Merger, Consolidation or Amalgamation of Allfirst Asset Trust" below;

then the holders of outstanding Asset Preferred Securities will be entitled to vote on any such amendment or proposal of Allfirst as a class, and no such amendment or proposal will be effective without the approval of the holders of a majority in liquidation preference of the outstanding Asset Preferred Securities having a right to vote on the matter. However, if the Capital Property Trustee on behalf of Allfirst Capital Trust is the holder of the Asset Preferred Securities, no such amendment or proposal will be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding SKATES having a right to vote on such matters.

   The Asset Administrators may not:

  . direct the time, method and place of conducting any proceeding for any remedy available;

  . waive any event of default that is waivable under the junior subordinated debenture;

  . exercise any right to rescind or annul a declaration that the principal of the junior subordinated debenture shall be due and payable;

  . waive the breach of the obligation by Allfirst to restrict certain payments on its capital stock, debt securities or guarantees; or

  . consent to any amendment, modification or termination of the junior subordinated debenture, where such consent shall be required from the holder of the junior subordinated debenture;

without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation amount of the Asset Preferred Securities. However, if the Capital Property Trustee on behalf of Allfirst Capital Trust is the holder of the Asset Preferred Securities, any waiver, consent or amendment or other action will not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding SKATES having a right to vote on these matters. The Asset Administrators will not revoke any action previously authorized or approved by a vote of the holders of the Asset Preferred Securities without the approval of the revocation by a majority in liquidation preference of the outstanding Asset Preferred Securities. The Asset Administrators must notify all holders of the Asset Preferred Securities of any notice of an event of default received with respect to the junior subordinated debenture.

   Any required approval of holders of Asset Preferred Securities may be given
(1) at a separate meeting of holders of Asset Preferred Securities convened for that purpose, (2) at a meeting of all of the holders of Asset Securities or (3) pursuant to written consent. The Asset Property Trustee must cause a notice of any meeting at which holders of Asset Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Asset Preferred Securities. Each notice will include a statement setting forth:

  . the date of the meeting or the date by which action is to be taken;

  . a description of any resolution proposed for adoption at the meeting on which holders are entitled to vote or of the matters upon which written consent is sought; and

  . instructions for the delivery of proxies or consents.

   No vote or consent of the holders of Asset Preferred Securities will be required for Allfirst Asset Trust to redeem and cancel Asset Preferred Securities in accordance with the Asset Declaration.

   Even when holders of Asset Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Asset Preferred Securities that are beneficially owned by Allfirst or by any entity directly or indirectly controlled by, or under direct or indirect common control with, Allfirst, will not be entitled to vote or consent and will, for purposes of any vote or consent, be treated as if they were not outstanding, except that persons, other than affiliates of Allfirst, to whom Allfirst or any of its subsidiaries have pledged Asset Preferred Securities may vote or consent with respect to the pledged Asset Preferred Securities under the terms of the pledge.

   Holders of the Asset Preferred Securities have no rights to appoint or remove the Asset Administrators, who may be appointed, removed or replaced solely by Allfirst, as the holder of all the common securities of Allfirst Asset Trust.

Merger, Consolidation or Amalgamation of Allfirst Asset Trust

   Allfirst Asset Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Allfirst Asset Trust may, with the consent of a majority of the Asset Administrators and without the consent of the holders of the Asset Preferred Securities, the Asset Property Trustee or the Asset Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States if:

  . Allfirst Asset Trust is not the surviving entity, the successor entity either:

   . expressly assumes all of the obligations of Allfirst Asset Trust under the Asset Preferred Securities; or

   . substitutes for the Asset Preferred Securities other securities having substantially the same terms as the Asset Preferred Securities so long as such successor securities rank the same as the Asset Preferred Securities rank with respect to distributions, assets and payments;

  . Allfirst expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the Asset Property Trustee as the holder of the junior subordinated debenture and the other assets of Allfirst Asset Trust;

  . if the Asset Preferred Securities are distributed in liquidation of the SKATES as described under "Description of the New SKATES--Capital Special Event Redemption or Distribution," the Asset Preferred Securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or quoted on any quotation system on which the Asset Preferred Securities are then listed or quoted;

  . any merger, consolidation, amalgamation or replacement does not cause the SKATES or, in the event that Allfirst Capital Trust is liquidated in connection with a Capital Special Event, the Asset Preferred Securities or any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  . any merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the SKATES or Asset Preferred Securities, including any successor securities, in any material respect;

  . the successor entity has a purpose substantially identical to that of Allfirst Asset Trust;

  . Allfirst guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the Asset Guarantee; and

  . before any merger, consolidation, amalgamation or replacement, Allfirst has received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that:

   . any merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the SKATES or the Asset Preferred Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

   . following any merger, consolidation, amalgamation or replacement, neither Allfirst Asset Trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

   . following any merger, consolidation, amalgamation or replacement, Allfirst Capital Trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes; and

   . following any merger, consolidation, amalgamation or replacement, Allfirst Asset Trust will not be classified as an association or publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Modification of the Asset Declaration

   The Asset Declaration may be modified and amended as described below.

   If any proposed amendment to the Asset Declaration provides for, or the Asset Administrators otherwise propose to effect,

  . any action that would adversely affect the powers, preferences or special rights of the Asset Securities, whether by way of amendment to the Asset Declaration or otherwise; or

  . the dissolution, winding-up or termination of Allfirst Asset Trust other than under the terms of the Asset Declaration;

then, in each case, the holders of the Asset Securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority in liquidation amount of the Asset Securities affected. However, if the Capital Property trustee on behalf of Allfirst Capital Trust is the holder of the Asset Preferred Securities, no such amendment or proposal will be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding SKATES having a right to vote on such matters. If any amendment or proposal referred to in the first point above would adversely affect only the Asset Preferred Securities or the common securities of Allfirst Asset Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of the holders in liquidation amount of that class of Asset Securities.

   The Asset Declaration may be amended without the consent of the holders of the Asset Securities to:

  . cure any ambiguity;

  . correct or supplement any provision in the Asset Declaration that may be defective or inconsistent with any other provision of the Asset Declaration;

  . add to the restrictions or obligations of the sponsor;

  . conform to any change in the Investment Company Act, the Trust Indenture
    Act or the rules or regulations under either law; and

  . modify, eliminate and add to any provision of the Asset Declaration to the extent as may be necessary or desirable;

if any such amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Asset Securities or the SKATES.

   Notwithstanding the foregoing, no amendment or modification may be made to the Asset Declaration if the amendment or modification would:

  . cause Allfirst Asset Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States Federal income tax purposes;

  . cause the SKATES or the Asset Preferred Securities to fail to qualify as Tier 1 capital of Allfirst or consolidated Tier 1 capital of AIB;

  . reduce or otherwise adversely affect the powers of the Asset Property
    Trustee; or

  . cause Allfirst Asset Trust to be deemed an investment company which is required to be registered under the Investment Company Act.

Form of Asset Preferred Securities and Payment

   In the event that the Asset Preferred Securities are distributed in liquidation of the SKATES as described under "Description of the New SKATES-- Capital Special Event Redemption or Distribution," the form and payment provisions applicable to the Asset Preferred Securities will be as described under "Description of the New SKATES--Form of SKATES" and "--Payment."

Registrar, Transfer Agent and Paying Agent

   The Asset Property Trustee, acts as registrar, transfer agent and paying agent for the Asset Preferred Securities.

   Registration of transfers of Asset Preferred Securities will be effected without charge by or on behalf of Allfirst Asset Trust, but upon payment, with the giving of such indemnity as Allfirst Asset Trust or First Maryland may require, in respect of any tax or other governmental charges that may be imposed in relation to it.

   Allfirst Asset Trust will not be required to register or cause to be registered the transfer of Asset Preferred Securities after those Asset Preferred Securities have been called for redemption.

Information Concerning the Asset Property Trustee

   The Asset Property Trustee, before the occurrence of a default with respect to the Asset Securities, undertakes to perform only the duties as are specifically set forth in the Asset Declaration and, after default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the Asset Property Trustee is under no obligation to exercise any of the powers vested in it by the Asset Declaration at the request of any holder of the Asset Preferred Securities or SKATES, unless offered indemnity reasonably satisfactory to the Asset Property Trustee by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers.

Governing Law

   The Asset Declaration and the Asset Preferred Securities are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

   The Asset Administrators are authorized and directed to conduct the affairs of and to operate Allfirst Asset Trust in such a way that:

  . Allfirst Asset Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as an association taxable as a corporation for United States Federal income tax purposes;

  . the junior subordinated debenture will be treated as indebtedness of Allfirst for United States Federal income tax purposes; and

  . Allfirst Asset Trust will not be treated as an association or as a publicly traded partnership, within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, taxable as a corporation.

   In this connection, the Asset Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Asset Declaration that the Asset Administrators determine in their discretion to be necessary or desirable for those purposes as long as such action does not adversely affect the interests of the holders of the SKATES or the Asset Preferred Securities.

   Holders of the Asset Preferred Securities have no preemptive rights.

                     DESCRIPTION OF THE NEW ASSET GUARANTEE

   Set forth below is a summary of the material information concerning the new Asset Guarantee that will be executed and delivered by Allfirst to the Asset Guarantee Trustee in exchange for the old Asset Guarantee. As previously noted, the old and new Asset Guarantees are identical except that the new guarantee has been registered under the 1933 Act and qualified under the Trust Indenture Act. References in the following discussion to the "Asset Guarantee" are to the new and the old Asset Guarantee. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Asset Guarantee. The Asset Guarantee Trustee holds the Asset Guarantee for the benefit of the holders of the Asset Preferred Securities.

Status of Old Asset Guarantee

   If not all of the old SKATES are exchanged for new SKATES, and thus not all of the old Asset Preferred Securities are exchanged for new Asset Trust Preferred Securities, then the old Asset Guarantee will not terminate, but will continue to guarantee the obligations of Allfirst Asset Trust for the benefit of the holders of old Asset Preferred Securities. The old Asset Guarantee will terminate upon:

  . full payment of the redemption price of all of the old Asset Preferred
    Securities; or

  . full payment of the amounts payable in accordance with the Asset
    Declaration upon liquidation of Allfirst Asset Trust.

   The old Asset Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of old Asset Preferred Securities must restore payment of any sums paid under the old Asset Preferred Securities or the old Asset Guarantee.

Terms of the Asset Guarantee

   Under the Asset Guarantee, Allfirst irrevocably agrees, on a subordinated basis to the extent set forth in this offering memorandum, to pay in full to the holders of the Asset Preferred Securities, without duplication of amounts previously paid by Allfirst Asset Trust, as and when due, regardless of any defense, right of set-off or counterclaim that Allfirst Asset Trust may have or assert, the following payments (the "Asset Guarantee Payments"):

  . any accrued and unpaid distribution with respect to any distribution payment date on the Asset Preferred Securities to the extent Allfirst has paid interest on the junior subordinated debenture on such date for the immediately preceding quarterly period;

  . the redemption price with respect to any Asset Preferred Securities called for redemption by Allfirst Asset Trust, to the extent Allfirst has paid the redemption price of a like amount of the junior subordinated debenture called for redemption by Allfirst; and

  . upon a liquidation of Allfirst Asset Trust, the lesser of:

   . the aggregate of the liquidation amount and all accrued and unpaid distributions on the Asset Preferred Securities since the last distribution payment date; and

   . the amount of assets of Allfirst Asset Trust, after satisfaction of all liabilities, remaining available for distribution to holders of Asset Preferred Securities in liquidation of Allfirst Asset Trust.

Allfirst's obligation to make an Asset Guarantee Payment may be satisfied by direct payment of the required amounts by Allfirst to the holders of Asset Preferred Securities or by causing Allfirst Asset Trust to pay these amounts to holders.

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

   The Asset Guarantee is a guarantee on a subordinated basis with respect to the Asset Preferred Securities from the time of issuance of the Asset Preferred Securities but will not apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of Allfirst Asset Trust, except to the extent Allfirst Asset Trust has assets available for such payment in accordance with the terms of the Asset Declaration. For example, if on any interest payment date Allfirst fails to pay interest or defers the payment of interest otherwise payable on the junior subordinated debenture, Allfirst Asset Trust will not pay distributions on the Asset Preferred Securities for the corresponding quarterly period. In such event, holders of the Asset Preferred Securities would not be able to rely upon the Asset Guarantee for payment of these amounts. Instead, holders of the Asset Preferred Securities will have the remedies described in this offering memorandum under "Description of the New Asset Preferred Securities--Asset Enforcement Events."

   The guarantees, when taken together with the junior subordinated debenture and Allfirst's obligations to pay all fees and expenses of Allfirst Capital Trust and Allfirst Asset Trust, constitute a limited guarantee to the extent set forth in this prospectus by Allfirst of the distribution, redemption and liquidation payments payable to the holders of the SKATES. The guarantees do not apply, however, to distributions in full by Allfirst Asset Trust unless and until Allfirst Asset Trust receives interest payments on the junior subordinated debenture for the corresponding quarterly periods on the interest payment date immediately following each quarterly period, to redemption payments on the junior subordinated debenture received by Allfirst Asset Trust or to liquidating distributions unless there are assets available for payment in Allfirst Asset Trust. In addition, because the distributions are non-cumulative, the guarantees do not apply to past quarterly distributions that have not been paid by Allfirst Asset Trust or Allfirst Capital Trust.

Obligations of Allfirst

   Under the Asset Guarantee, Allfirst agrees that if it is in default of its obligations thereunder, then, unless and until, since the curing or waiver of any such default, Allfirst Asset Trust has paid distributions on the Asset Preferred Securities in full on four consecutive distribution payment dates, Allfirst may not:

  . declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock; or

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equally with or subordinate and junior in interest and right of payment to the junior subordinated debenture or make any guarantee payments with respect to any guarantee that ranks equally with or junior in interest and right of payment to the junior subordinated debenture.

   However, this limitation does not apply to:

  . the declaration or payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Allfirst's capital stock;

  . any conversions or exchanges of its common stock of one class into common stock of another class; or

  . any declaration or distribution on, or any payment of the principal, premium, if any, or interest on any guarantee, debt security or other instrument of Allfirst ranking equally with the junior subordinated debenture that is made on a pro rated basis with all other equally ranking guarantees, debt securities and instruments, including the junior subordinated debenture and the Capital Guarantee.

Events of Default; Enforcement of Asset Guarantee

   An event of default under the Asset Guarantee will occur upon the failure of Allfirst to perform any of its payment or other obligations under the Asset Guarantee.

   The holders of a majority in liquidation amount of the Asset Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Asset Property Trustee in respect of the Asset Guarantee or to direct the exercise of any trust or power conferred upon the Asset Property Trustee under the Asset Guarantee. If the Asset Property Trustee fails to enforce its rights under the Asset Guarantee, after a holder of Asset Preferred Securities has made a written request, such holder of Asset Preferred Securities may institute a legal proceeding directly against Allfirst to enforce the Asset Property Trustee's rights under the Asset Guarantee without first instituting a legal proceeding against Allfirst Asset Trust, the Asset Property Trustee or any other person or entity. In any event, if Allfirst fails to make an Asset Guarantee Payment, a holder of Asset Preferred Securities may directly institute a proceeding against Allfirst for enforcement of the Asset Guarantee for that payment.

Status of the Asset Guarantee; Subordination

   The Asset Guarantee constitutes an unsecured obligation of Allfirst and ranks equally with its obligations under the junior subordinated debenture and the Capital Guarantee. See "Description of Investments--Junior Subordinated Debenture--Subordination."

   In addition, the Asset Guarantee is effectively subordinated to the deposits and all other liabilities of Allfirst's subsidiaries.

   Accordingly, the rights of the holders of Asset Preferred Securities to receive payments under the Asset Guarantee are subject to the rights of the holders of any obligations of Allfirst that are senior in priority to the obligations under the Asset Guarantee. Furthermore, the holders of obligations of Allfirst that are senior to the obligations under the Asset Guarantee, including, but not limited to, obligations constituting senior indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Asset Guarantee that inure to the holders of senior indebtedness as against the holders of the junior subordinated debenture. The Asset Declaration provides that each holder of Asset Preferred Securities, by their acceptance of the Asset Preferred Securities, agrees to the subordination provisions and other terms of the Asset Guarantee.

   The Asset Guarantee constitutes a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against Allfirst to enforce its rights under the Asset Guarantee without instituting a legal proceeding against any other person or entity.

Amendments and Assignment

   Except with respect to any changes that do not adversely affect the rights of holders of Asset Preferred Securities, in which case no consent will be required, the Asset Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Asset Preferred Securities. All guarantees and agreements contained in the Asset Guarantee will bind the successors, assigns, receivers, trustees and representatives of Allfirst and will inure to the benefit of the holders of the Asset Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Allfirst with or into another entity or any permitted sale, transfer or lease of Allfirst's assets to another entity in which the surviving corporation, if other than Allfirst, assumes First Maryland's obligations under the Asset Guarantee, Allfirst may not assign its rights or delegate its obligations under the Asset Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Asset Preferred Securities then outstanding.

Termination of the New Asset Guarantee

   The new Asset Guarantee will terminate and be of no further force and effect as to the new Asset Preferred Securities upon:

  . full payment of the redemption price of all new Asset Preferred
    Securities; or

  . full payment of the amounts payable in accordance with the Asset
    Declaration upon liquidation of Allfirst Asset Trust.

The new Asset Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of new Asset Preferred Securities must restore payment of any sum paid under the new Asset Preferred Securities or the new Asset Guarantee.

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

Information Concerning the Asset Guarantee Trustee

   The Asset Guarantee Trustee, before the occurrence of a default with respect to the Asset Guarantee, undertakes to perform only those duties that are specifically set forth in the Asset Guarantee and, after default with respect to the Asset Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his own affairs. Subject to that provision, the Asset Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Asset Guarantee at the request of any holder of the Asset Preferred Securities unless it is offered indemnity reasonably satisfactory to the Asset Guarantee Trustee against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

Governing Law

   The Asset Guarantee is governed by and will be construed in accordance with the internal laws of the State of New York.

                           DESCRIPTION OF INVESTMENTS

   Allfirst Asset Trust used approximately 95% of the proceeds from the sale of the old Asset Preferred Securities and its common securities to purchase the junior subordinated debenture. It invested the remaining 5% of the initial sale proceeds in the permitted investments described below. In the exchange offer, Allfirst Asset Trust will exchange the old junior subordinated debenture for the new junior subordinated debenture issued by Allfirst, except to the extent that old SKATES are not exchanged in the exchange offer. See "--Status of Old Junior Subordinated Debenture." As previously noted, the old and new junior subordinated debentures are identical, except that the new junior subordinated debenture has been registered under the 1933 Act and does not provide for a penalty interest rate. References in the following discussion to the "junior subordinated debenture" are to the new and the old junior subordinated debenture.

Junior Subordinated Debenture

   Allfirst will issue the new junior subordinated debenture under the terms of the indenture in a principal amount of approximately $105,310,000, assuming that all old SKATES are exchanged in the exchange offer. The junior subordinated debenture is scheduled to mature on July 15, 2029. The indenture has been qualified under the Trust Indenture Act. The Bank of New York acts as indenture trustee for the junior subordinated debenture under the indenture. The terms of the junior subordinated debenture include those stated in the indenture and those made part of the indenture by the Trust Indenture Act.

   The following summary of the material terms and provisions of the junior subordinated debenture is not complete and is subject to, and qualified in its entirety by reference to, the indenture and the Trust Indenture Act. A copy of the indenture is available, at no cost, by contacting Allfirst at the following address: Allfirst Financial Inc., 25 South Charles Street, Investor Relations Dept., Baltimore, Maryland 21201.

  Subordination

   The junior subordinated debenture is an unsecured, subordinated obligation of Allfirst. The junior subordinated debenture ranks:

  . except as described below, subordinate and junior in right of payment of principal and interest to Allfirst's obligations for borrowed money and all other liabilities of Allfirst;

  . subordinate and junior in right of payment to its obligations under the $200,000,000 aggregate principal amount of its 7.20% Subordinated Notes due 2007 and the $100,000,000 aggregate principal amount of its 6.875% Subordinated Notes due 2009;

  . equally with its obligations under guarantees and indebtedness issued by Allfirst in connection with:

   . the $150,000,000 aggregate liquidation amount of Floating Rate
     Subordinated Capital Income Securities issued by First Maryland Capital I; and

   . the $150,000,000 aggregate liquidation amount of Floating Rate
     Subordinated Capital Income Securities issued by First Maryland Capital
     II;

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

  . equally with its obligations under the guarantees; and

  . equally with or senior to any other instrument or agreement of Allfirst which is stated to rank equally with or junior to the junior subordinated debenture.

   No payment of principal or interest on the junior subordinated debenture may be made unless:

  . all amounts then due on all of Allfirst obligations ranking senior to its obligations under the junior subordinated debenture have been paid in full or duly provided for; and

  . there has not occurred or is continuing an event of default or a default in payment in respect of any obligation ranking senior to Allfirst's obligation under the junior subordinated debenture which would permit a holder of any senior obligation to accelerate that senior obligation under its terms.

   In addition, the junior subordinated debenture is effectively subordinated to the deposits and all other liabilities of Allfirst subsidairies.

   The junior subordinated debenture does not represent a deposit liability of Allfirst or any of its bank subsidiaries.

  Interest

   The junior subordinated debenture bears interest at an annual rate of three-month LIBOR plus 1.43%, reset quarterly, from and including July 13, 1999. Interest is payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning October 15, 1999. The record dates are the 15th calendar day, whether or not a Business Day, immediately preceding the relevant interest payment dates. Interest payments not paid when due will accrue interest, compounded quarterly, at the annual rate of three-month LIBOR plus 1.43%. Until October 15, 1999, the interest rate on the junior subordinated debenture will be 6.74% per year.

   The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days elapsed during that period.

   The interest calculation provisions for payments on the junior subordinated debenture correspond to the interest calculation provisions for the distributions on the SKATES. See "Description of the New SKATES--
Distributions--Calculations of LIBOR."

   Allfirst Asset Trust will not receive any accumulated interest on the old junior subordinated debenture for the period from the last interest payment date or, if no interest payments have been made, from the original issue date, to the exchange date. The new junior subordinated debenture will be treated as having been outstanding from last interest payment date or the original issue date, and the amount of any interest the trust is entitled to receive will not be affected by the exchange.

  Deferral of Interest Payments

   Under the terms of the junior subordinated debenture, Allfirst may defer interest payments on the junior subordinated debenture for a period of not more than twenty quarterly periods or beyond the stated maturity of the junior subordinated debenture. Because Allfirst Asset Trust will not make payments on the Asset Preferred Securities for any quarterly period unless Allfirst makes payments on the junior subordinated debenture on the interest payment date immediately following the corresponding quarterly period and Allfirst Capital Trust will not make distributions on the SKATES for any quarterly period unless Allfirst Asset Trust makes distributions on the Asset Preferred Securities on the distribution payment date immediately following the corresponding quarterly period, holders of the SKATES will not receive distributions from Allfirst Capital Trust for any quarterly period as to which Allfirst exercises its right to defer interest payments on the junior subordinated debenture.

   In the event that Allfirst defers interest payments on the junior subordinated debenture, it may not resume making any interest payments without the prior approval of the Federal Reserve Board and the Central Bank of

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Ireland. As a result, holders of the SKATES will not receive any distributions following an interest deferral period if the Federal Reserve Board or the Central Bank of Ireland does not permit Allfirst to resume making interest payments on the junior subordinated debenture. If Allfirst is permitted to resume making interest payments on the junior subordinated debenture after an interest deferral period, holders of the SKATES will not receive any payments of deferred interest.

   If Allfirst defers interest payments on the junior subordinated debenture, it will use its best efforts to give the Asset Property Trustee and the indenture trustee notice of its election not less than one Business Day prior to the related record date. Notwithstanding Allfirst's failure to give such notice for any quarterly period, the failure to pay any interest payment in full on any interest payment date will be deemed to be an election by Allfirst to defer the interest payment due on that interest payment date. The Capital Property Trustee will give notice of Allfirst's election to defer interest payments to the holder of the SKATES.

  Dividend and Payment Limitations

   Under the terms of the indenture, Allfirst agrees that if:

  . it defers interest payments on the junior subordinated debenture;

  . there shall have occurred any event which it knows that, with the giving of notice or the lapse of time, or both, would be an event of default in respect of the junior subordinated debenture, which it has not taken reasonable steps to cure or which has not been waived; or

  . an event of default with respect to the junior subordinated debenture occurs;

then, Allfirst may not:

  . declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, or

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equally with or subordinate and junior in interest and right of payment to the junior subordinated debenture or make any guarantee payments with respect to any guarantee that ranks equally with or junior in interest and right of payment to the junior subordinated debenture, unless and until, since the end of any interest deferral period and the curing or waiving of any such event or event of default, it has paid all deferred interest for any such deferral period and interest on the junior subordinated debenture in full on four consecutive interest payment dates.

   However, the limitation in the immediately preceding paragraph does not apply to:

  . the declaration or payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Allfirst's capital stock;

  . any conversions or exchanges of its common stock of one class into common stock of another class; or

  . any declaration or distribution on, or any payment of the principal, premium, if any, or interest on any guarantee, debt security or other instrument of Allfirst ranking equally with the junior subordinated debenture that is made on a pro rated basis with all other equally ranking guarantees, debt securities and instruments, including the guarantees.

  Redemption

   The junior subordinated debenture is not redeemable before July 15, 2009 unless a Debenture Special Event has occurred. At any time on or after July 15, 2009, upon prior approval from the Federal Reserve Board and the Central Bank of Ireland to do so, Allfirst may redeem the junior subordinated debenture, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of junior subordinated

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

debenture to be redeemed plus any accrued but unpaid interest (including any Additional Interest (as defined below)) to the redemption date.

   Allfirst will not redeem the junior subordinated debenture in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on the outstanding aggregate principal amount of the junior subordinated debenture for all quarterly interest periods terminating on or prior to the redemption date.

  In addition, Allfirst may not redeem the junior subordinated debenture unless:

  . all amounts then due on all of Allfirst's obligations ranking senior to its obligations under the junior subordinated debenture have been paid in full or duly provided for; and

  . there has not occurred or is continuing an event of default or a default in payment in respect of any obligation ranking senior to Allfirst's obligation under the junior subordinated debenture which would permit a holder of any senior obligation to accelerate that senior obligation under its terms.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days' before the redemption date to each holder of the junior subordinated debenture to be redeemed at its registered address. Unless Allfirst defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the principal amount of the junior subordinated debenture being called for redemption.

  Debenture Special Event Redemption

   If, at any time, a Debenture Tax Event, a Debenture Regulatory Event or a Debenture Investment Company Event (each as defined below, and each a "Debenture Special Event") occurs and is continuing, Allfirst must, within 90 days following the occurrence of such Debenture Special Event, elect either:

  . with prior approval from the Federal Reserve Board and the Central Bank of Ireland, to redeem the junior subordinated debenture in whole, but not in part, upon not less than 30 or more than 60 days notice at the redemption price, provided that, if at the time there is available to Allfirst the opportunity to eliminate, within the 90-day period, the Debenture Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of Allfirst has or will cause no adverse effect on Allfirst Asset Trust, Allfirst Capital Trust or Allfirst, Allfirst will pursue that measure in lieu of redemption; or

  . to cause the junior subordinated debenture to remain outstanding, provided that in the case of this clause, Allfirst must pay any and all costs and expenses incurred by or payable by Allfirst Asset Trust attributable to the Debenture Special Event.

   "Debenture Tax Event" means that Allfirst has requested and received an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been a Tax Event and that, as a result, there is more than an insubstantial risk that:

  . Allfirst Asset Trust is, or will be, subject to United States Federal income tax with respect to income accrued or received on the junior subordinated debenture or its permitted investments;

  . Allfirst Asset Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges; or

  . interest payable by Allfirst with respect to the junior subordinated debenture to Allfirst Asset Trust is not, or will not be, deductible by Allfirst for United States Federal income tax purposes.

   "Debenture Regulatory Event" will occur at any time that Allfirst becomes, or under law or regulation or any rules, guidelines or policies of the Federal Reserve Board, the Central Bank of Ireland or any official administrative announcement or decision interpreting these laws, regulations, rules, policies or guidelines, will become within 180 days, subject to capital requirements under which, in the written opinion of independent

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

bank regulatory counsel experienced in such matters, the SKATES or the Asset Preferred Securities would not qualify, disregarding any Tier 1 category limits, for treatment as (1) Tier 1 capital applied for Allfirst as a bank holding company or its then equivalent, or (2) consolidated Tier 1 capital of AIB.

   "Debenture Investment Company Event" means that Allfirst has requested and received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this offering memorandum of a Change in Investment Company Act Law, Allfirst Asset Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

  Indenture Events of Default

   The indenture provides that any one or more of the following events with respect to the junior subordinated debenture that has occurred and is continuing constitutes an "Event of Default" with respect to the junior subordinated debenture:

  . failure for 30 days to pay any interest on the junior subordinated debenture when due (subject to the deferral of any due date in the case of a deferral period);

  . failure to pay any principal on the junior subordinated debenture when due whether at maturity, upon redemption, by declaration or otherwise;

  . failure to observe or perform in any material respect any other covenant contained in the indenture for 90 days after written notice to Allfirst from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debenture; or

  . certain events in bankruptcy, insolvency or reorganization of Allfirst.

   Notwithstanding the foregoing, no default or Event of Default will exist if the failure to pay interest or principal on the junior subordinated debenture when due is the result of the failure of Allfirst to receive the prior approval of the Federal Reserve Board and the Central Bank of Ireland to resume interest payments after an interest deferral period or to repay the principal of the junior subordinated debenture.

   If an Event of Default, other than as a result of certain events in bankruptcy, insolvency or reorganization of Allfirst, occurs and is continuing, then there will be no right of acceleration of the payment of principal of the junior subordinated debenture. In that event, the indenture trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce the payment of overdue principal or interest, or to obtain the performance of any covenant or agreement, or to enforce any other proper remedy. If an Event of Default as a result of certain events in bankruptcy, insolvency or reorganization of Allfirst occurs and is continuing, then the indenture trustee of the holders of not less than 25% in aggregate principal amount of the junior subordinated debenture outstanding may, or the indenture trustee if so directed by those holders will, declare the principal of the junior subordinated debenture to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debenture may annul such declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debenture which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee, and should the holders of the junior subordinated debenture fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the outstanding SKATES (or, in the event the Asset Preferred Securities are distributed to holders of the SKATES in connection with a Capital Special Event, the Asset Preferred Securities) shall have the right to do so.

   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debenture affected may, on behalf of all holders of the junior subordinated debenture, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with

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

the indenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the outstanding junior subordinated debenture, and should the holders of the junior subordinated debenture fail to waive such default, the holders of a majority in aggregate liquidation amount of the SKATES (or, in the event the Asset Preferred Securities are distributed to holders of the SKATES in connection with a Capital Special Event, the Asset Preferred Securities) shall have the right to do so.

   If an Event of Default has occurred and is continuing, the Asset Property Trustee will have the right to declare the principal of and the interest on the junior subordinated debenture and any other amounts payable under the indenture to be forthwith due and payable and to enforce Allfirst Asset Trust's other rights as a creditor with respect to the junior subordinated debenture.

   Allfirst is required to file annually with the indenture trustee a certificate as to whether or not First Maryland is in compliance with all the conditions and covenants applicable to it under the indenture.

  Enforcement of Certain Rights by Holders of SKATES

   For so long as Allfirst Capital Trust holds any Asset Preferred Securities, if the Asset Property Trustee fails to enforce its rights on behalf of Allfirst Asset Trust under the junior subordinated debenture after a holder of the SKATES has made a written request, any holder may on behalf of Allfirst Asset Trust directly institute a legal proceeding against Allfirst under the junior subordinated debenture, without first instituting any legal proceeding against the Capital Property Trustee, Allfirst Capital Trust, the Asset Property Trustee or Allfirst Asset Trust. In any event, for so long as Allfirst Capital Trust is the holder of any Asset Preferred Securities, if a Capital Enforcement Event has occurred and is continuing and that event is attributable to failure of Allfirst to make any required payment when due on the junior subordinated debenture, then a holder of the SKATES may on behalf of Allfirst Asset Trust directly institute a proceeding against Allfirst with respect to the junior subordinated debenture for enforcement of payment.

   Allfirst may not amend the indenture to remove the foregoing right of a holder of the SKATES to bring a direct action against Allfirst for the enforcement of payment without the prior written consent of the holders of all of the outstanding SKATES. Notwithstanding any payment made to such holders of the SKATES by Allfirst in connection with a direct action, Allfirst shall remain obligated to pay the principal of or interest on the junior subordinated debenture held by Allfirst Asset Trust and Allfirst shall be subrogated to the rights of the holder of the SKATES with respect to payments on the SKATES to the extent of any payments made by Allfirst to such holder in any direct action. The holders of SKATES will not be able to exercise directly any other remedy available to the holders of the junior subordinated debenture.

  Consolidation, Merger, Sale of Assets and Other Transactions

   The indenture provides that Allfirst shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, unless:


  . in the event Allfirst consolidates with or merges into another entity or conveys, transfers or leases its properties and assets substantially to another entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes Allfirst's obligations under the junior subordinated debenture;

  . immediately after giving effect to any consolidation, merger, conveyance, transfer or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

  . if at the time any SKATES (or, in event the Asset Preferred Securities are distributed to holders of the SKATES in connection with a Capital Special Event, Asset Preferred Securities) are outstanding, such transaction is permitted under the Capital Declaration or Capital Guarantee (or, in the event the Asset

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

   Preferred Securities are distributed to holders of the SKATES in connection with a Capital Special Event, the Asset Declaration or Asset Guarantee);

  . any such lease shall provide that it will remain in effect so long as the junior subordinated debenture is outstanding; and

  . certain other conditions prescribed in the indenture are met.

  Modification Of Indenture

   From time to time, Allfirst and the indenture trustee may, without the consent of the holders of the junior subordinated debenture, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the junior subordinated debenture. Allfirst and the indenture trustee may also modify the indenture without consent of the holders of the junior subordinated debenture for the purpose of qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

   The indenture also contains provisions permitting Allfirst and the indenture trustee to modify the indenture in a manner affecting the rights of holders of the junior subordinated debenture with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debenture; except that no modification may, without the consent of each holder of the outstanding junior subordinated debenture so affected:

  . change the stated maturity of, the principal amount of, or reduce the rate or extend the time of payment of interest on the junior subordinated debenture (except an extension pursuant to an existing interest deferral right); or

  . reduce the percentage of principal amount of the junior subordinated debenture the holders of which are required to consent to any such modification of the indenture.

   However, so long as any SKATES (or if Asset Preferred Securities have been distributed to holders of the SKATES in connection with a Capital Special Event, Asset Preferred Securities) remain outstanding, no such modification may be made that adversely affects the holders of the SKATES (or if Asset Preferred Securities have been distributed to holders of the SKATES in connection with a Capital Special Event, Asset Preferred Securities) in any material respect, and no termination of the indenture may occur, and no waiver of any Event of Default under the indenture or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding SKATES (or if Asset Preferred Securities have been distributed to holders of the SKATES in connection with a Capital Special Event, Asset Preferred Securities) unless and until the principal of the junior subordinated debenture and all accrued and unpaid interest (including all Additional Interest) have been paid in full and certain other conditions are satisfied.

  Defeasance And Discharge

   The indenture provides that Allfirst, at its option:

  . will be discharged from any and all obligations in respect of the junior subordinated debenture, other than certain obligations to register the transfer or exchange of the junior subordinated debenture, replace the stolen, lost or mutilated junior subordinated debenture, maintain paying agencies and hold moneys for payment in trust; or

  . need not comply with certain restrictive covenants of the indenture,

if Allfirst deposits, in trust with the indenture trustee, cash or U.S. Government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated

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

debenture on the dates payments on the junior subordinated debenture are due in accordance with the terms of such junior subordinated debenture.

   To exercise this option, Allfirst is required to deliver to the indenture trustee an opinion of nationally recognized independent tax counsel to the effect that the deposit and related defeasance would not cause Allfirst Asset Trust, as holder of the junior subordinated debenture to recognize income, gain or loss for United States Federal income tax purposes and, in the case of a discharge pursuant to the first bullet point above, that opinion shall be accompanied by a private letter ruling received by Allfirst from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

  Payment and Paying Agents

   Allfirst initially will act as paying agent with respect to the junior subordinated debenture. Allfirst may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Allfirst will be required to maintain a paying agent at the place of payment.

   All moneys deposited with the indenture trustee or any paying agent, or then held by Allfirst in trust, for the payment of the principal of and premium, if any, or interest that has become due and payable on the junior subordinated debenture will, at the request of Allfirst, be repaid to Allfirst and the holders of the junior subordinated debenture shall thereafter look as a general unsecured creditor, only to Allfirst for payment.

  Status of Old Junior Subordinated Debenture

   If not all of the old SKATES are exchanged for new SKATES, and thus not all of the old Asset Preferred Securities are exchanged for new Asset Trust Preferred Securities, then a like principal amount of the old junior subordinated debenture:

  . will not be exchanged for a new junior subordinated debenture;

  . will continue to be outstanding and to bear a restrictive legend; and

  . will not provide for any penalty increase in the interest rate or for any registration rights.

  The Indenture Trustee

   The Bank of New York, as indenture trustee, has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the junior subordinated debenture, unless offered indemnity reasonably satisfactory to it by that holder against the costs, expenses and liabilities which might be incurred by exercising those powers. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties.

  Governing Law

   The indenture and the junior subordinated debenture are governed by and will be construed in accordance with the laws of the State of New York.

Other Permitted Investments

   In accordance with the investment directions set forth in the Asset Declaration, the Asset Property Trustee, on behalf of Allfirst Asset Trust, invested approximately 5% of the initial sale proceeds of the Asset Securities

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

and the income of Allfirst Asset Trust retained in accordance with the distribution guidelines described under "Allfirst Preferred Asset Trust-- Distributions to Holder of Common Securities," in eligible debt securities. These eligible debt securities comprises cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with Allfirst which evidence any of the following:

  . any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; and

  . demand deposits, time deposits and certificates of deposit of an Eligible
    Institution (as defined below) which are fully insured by the Federal Deposit Insurance Corporation, in no case having a maturity greater than nine months.

   "Eligible Institution" means, a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which has either:

  . a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's Investors Service, Inc. ("Moody's"); or

  . a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P and P-1 or better by Moody's;

and whose deposits are insured by the FDIC or whose parent has a long-term or short-term unsecured debt rating which signifies investment grade and whose deposits are insured by the FDIC.

   To the extent not distributed to the holder of Allfirst Asset Trust's common securities, the Asset Property Trustee, on behalf of Allfirst Asset Trust will, from time to time and subject to the restrictions described in this prospectus and in the Asset Declaration, reinvest payments received with respect to (1) earnings received on the eligible debt securities and (2) deferred interest on the junior subordinated debenture in additional eligible debt securities in accordance with the investment directions set forth in the Asset Declaration. Income with respect to these assets will not be available to make payments to holders of the SKATES (or, in the event the Asset Preferred Securities are distributed to holders of the SKATES in connection with a Capital Special Event, Asset Preferred Securities) except upon liquidation of Asset Trust.

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                     UNITED STATES FEDERAL INCOME TAXATION

General

   The SKATES and payments on the SKATES generally are subject to taxation. The following discussion is equally applicable to old and new SKATES.

   We have engaged Arnold & Porter as special tax counsel ("Tax Counsel") to review the following discussion. Tax Counsel has given us its written legal opinion that the discussion correctly describes in all material respects the principal aspects of the U.S. Federal tax treatment of beneficial owners of SKATES. Unless otherwise stated, this summary deals only with SKATES held as capital assets by United States Persons who purchase the SKATES upon original issuance. As used in this prospectus, a "United States Person" means a person that is a:

  . citizen or resident of the United States;

  . a corporation or a partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

  . an estate whose income is subject to United States Federal income tax regardless of its source; or

  . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

   Notwithstanding the last bullet point above, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States Persons, will also be United States Persons.

   This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, and foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the SKATES. This summary is based on the Code, the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, as of the date of this offering memorandum, all of which are subject to change, possibly on a retroactive basis.

   Tax Counsel has advised us that there is no authority directly on point dealing with securities similar to the SKATES or transactions of the type described in this prospectus (other than the exchange offer) and that the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax discussion or that a court would not sustain a challenge to these opinions.

   You should consult with your own tax advisors regarding the tax consequences of purchasing, owning and disposing of the SKATES, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in United States Federal or other tax laws. For a discussion of the possible redemption of the SKATES or redemption of the Asset Preferred Securities upon the occurrence of certain tax events see "Description of the New SKATES--Capital Special Event Redemption or Distribution" and "Description of Investments--Junior Subordinated Debenture--Debenture Special Event Redemption," respectively.


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Exchange Offer

   The exchange of the old junior subordinated debenture for the new junior subordinated debenture will not be treated as an "exchange" for United States federal income tax purposes since the new junior subordinated debenture does not differ materially in kind or extent from the old junior subordinated debenture. Rather, the new junior subordinated debenture should be treated as a continuation of the old junior subordinated debenture in the hands of the trustee. As a result, there will be no United States federal income tax consequences to a holder exchanging old SKATES for new SKATES in the exchange offer. The new SKATES will be treated as having the same issue date and issue price as the old SKATES for United States federal income tax purposes.

Classification of Allfirst Capital Trust

   Tax Counsel has given us their opinion that, under current law, and based on certain representations made by Allfirst Capital Trust and Allfirst, as well as certain facts and assumptions with respect to the transaction described in this offering memorandum, Allfirst Capital Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of the SKATES will be considered the owner of an undivided interest in the Asset Preferred Securities held by Allfirst Capital Trust. As a result of this treatment, each holder of the SKATES will be required to include in its gross income its distributive share of income attributable to Allfirst Asset Trust. This amount generally will be equal to a holder's allocable share of amounts paid on the Asset Preferred Securities. No amount included in income with respect to the SKATES will be eligible for the corporate dividends-received deduction.

Classification of Allfirst Asset Trust

   Tax Counsel has given us their opinion that, under current law, and based on certain representations made by the Allfirst Asset Trust and Allfirst, as well as certain facts and assumptions with respect to the transaction described in this offering memorandum, Allfirst Asset Trust will be classified for United States Federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

   Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of Allfirst Asset Trust and is conditioned upon certain representations made by Allfirst and Allfirst Asset Trust as to factual matters, including the organization and the operation of Allfirst Asset Trust and the type and frequency of investments made by Allfirst Asset Trust.

   Allfirst Asset Trust and Allfirst have represented that they intend to operate Allfirst Asset Trust in a manner that will enable Allfirst Asset Trust to be classified as a partnership as long as any Asset Preferred Securities remain outstanding. In particular, under the Asset Declaration, the Asset Administrators and Asset Trustees cannot take any action that would cause Allfirst Asset Trust to be a "publicly traded partnership" taxable as a corporation. Accordingly, we expect that Allfirst Asset Trust will continue to qualify as a partnership and, therefore, will not constitute a publicly traded partnership taxable as a corporation for all taxable years in which any Asset Preferred Securities remain outstanding.

Classification of the Junior Subordinated Debenture

   Allfirst Asset Trust, Allfirst and the holders of SKATES (by acceptance of a beneficial interest in a SKATES) have agreed to treat the junior subordinated debenture as indebtedness of Allfirst for all United States tax purposes. Based on certain representations made by Allfirst Asset Trust and Allfirst and certain other facts and assumptions referred to in its opinion, Tax Counsel has given us its opinion that, although there are no authorities addressing the proper treatment of instruments substantially similar to the SKATES and the junior subordinated debenture, the junior subordinated debenture should be treated as indebtedness of Allfirst for United States Federal income tax purposes.

Income and Deductions

   Because Allfirst Capital Trust will be classified as a grantor trust for United States Federal income tax purposes, holders of SKATES will be considered to own an undivided interest in the Asset Preferred Securities held by Allfirst Capital Trust. As a result of this treatment, you will be required to take into income your proportionate share of income attributable to Allfirst Asset Trust. Your distributive share of income attributable to Allfirst Asset Trust generally will be equal to the amount of the cash distributions that accumulate with respect to the SKATES. Actual cash distributions on the SKATES will not, however, be separately reported as taxable income to the holders at the time they are received.

   The nature and timing of the income that is allocated to holders of the SKATES will depend on the United States Federal income tax characterization of the income earned on the investments held by Allfirst Asset Trust during the relevant period.

Receipt of Asset Preferred Securities Upon Liquidation of Allfirst Capital
Trust

   Under certain circumstances, as described under the caption "Description of the New SKATES--Capital Special Event Redemption or Distribution," Asset Preferred Securities may be distributed to holders of the SKATES in exchange for their SKATES and in liquidation of Allfirst Capital Trust. Unless the liquidation of Allfirst Capital Trust occurs as a result of Allfirst Capital Trust being treated as an association taxable as a corporation or otherwise being subject to United States Federal income tax with respect to income accrued or received on the Asset Preferred Securities, a distribution to holders under these circumstances would, for United States Federal income tax purposes, be treated as a nontaxable event. You would receive a tax basis in the Asset Preferred Securities equal to your tax basis in your SKATES with a holding period in the Asset Preferred Securities so received in liquidation of Allfirst Capital Trust that would include the period during which the SKATES were held. If, however, the liquidation of Allfirst Capital Trust were to occur because Allfirst Capital Trust is subject to United States Federal income tax with respect to income accrued or received on the Asset Preferred Securities, the distribution of Asset Preferred Securities to you by Allfirst Capital Trust would likely be a taxable event to you, and you would recognize gain or loss as if you had exchanged your SKATES for the Asset Preferred Securities you received upon the liquidation of Allfirst Capital Trust. Gain or loss you recognize on the exchange would be equal to the difference between your tax basis in your SKATES surrendered in the exchange and the aggregate fair market value of the Asset Preferred Securities you receive in the exchange.

Redemption of SKATES for Cash

   Under certain circumstances, as described under the caption "Description of the New SKATES--Mandatory Redemption Description of the SKATES--Capital Special Event Redemption or Distribution" and "Description of Investments--Junior Subordinated Debenture--Debenture Special Event Redemption," Allfirst Asset Trust may redeem the Asset Preferred Securities for cash, in which event Allfirst Capital Trust shall simultaneously apply the cash received to redeem the SKATES. Under current law, this redemption of the SKATES would constitute, for United States Federal income tax purposes, a taxable disposition and you would recognize gain or loss as if you sold your proportionate interest in the redeemed Asset Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of SKATES."

Disposition of SKATES

   If you sell SKATES, you will recognize gain or loss equal to the difference between the amount realized on the sale of the SKATES and your adjusted tax basis in the SKATES sold. Gain or loss to the seller generally will be a capital gain or loss and will be a long-term capital gain or loss if you have held the SKATES for more than one year at the time of the sale.

   Your tax basis in your SKATES generally will equal:

  . the amount you paid for your SKATES;

  . increased by the amount includible in your income with respect to your SKATES; and

  . reduced by the amount of cash or other property distributed to you with respect to your SKATES.

If you acquire SKATES at different prices you may be required to maintain a single aggregate adjusted tax basis in all of your SKATES and, upon sale or other disposition of some of your SKATES, to allocate a pro rata portion of such aggregate tax basis to the SKATES sold, rather than maintaining a separate tax basis in each SKATES for purposes of computing gain or loss on a sale of those SKATES.

Partnership Provisions

   Section 754. Allfirst Asset Trust does not presently intend to make an election under Code Section 754. Accordingly, a purchaser of SKATES who does not purchase the SKATES at initial issuance will not be permitted to adjust the tax basis in his allocable share of Allfirst Asset Trust's assets so as to reflect any difference between his purchase price for the SKATES and his share of Allfirst Asset Trust's underlying tax basis in its assets. As a result, you may be required to report a larger or smaller amount of income from holding the SKATES than would otherwise be appropriate based on your purchase price for the SKATES.

   Section 708. Under Section 708 of the Code, Allfirst Asset trust will be deemed to terminate for United States Federal income tax purposes if 50% or more of the capital and profits interests in Allfirst Capital Trust are sold or exchanged within a 12-month period. If a deemed termination under Section 708 were to occur, Allfirst Asset Trust would be considered to have contributed its assets to a new "partnership" in return for "partnership interests" therein and then to have distributed those new partnership interests to the holders of Asset Securities in liquidation of Allfirst Asset Trust.

   Section 701. The Department of Treasury has promulgated regulations under
Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code. The regulations also permit the Department of the Treasury to treat a partnership as an aggregate of its partners where appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. Allfirst Asset Trust has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that Allfirst Asset Trust is not of the type intended to fall within the scope of these regulations.

Non-United States Persons

   The following discussion applies to you if you are not a United States Person as described above.

   Payments to you, as a non-United States Person, on a SKATES generally will not be subject to withholding of income tax, provided that:

  . you did not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  . you are not a controlled foreign entity that is related to us through stock ownership; and

  . either (a) you certify under penalties of perjury, that you are not a United States Person and provide your name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the capital security in such capacity, certify, under penalties of perjury, that it requires and has received such a statement from you or another financial institution between it and you in the chain of ownership, and furnishes a copy thereof.

   It is possible that changes in the law affecting the United States Federal income tax consequences of the junior subordinated debenture could adversely affect our ability to deduct interest payable on the junior subordinated debenture. Such changes could also cause the junior subordinated debenture to be classified as our equity (rather than our debt) for United States federal income tax purposes. This might cause the income on the SKATES to be characterized as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to you if you are a non-United States Person, rather than as interest which, as discussed above generally is exempt from income tax in the hands of a person who is a non-United States Person.

   You, as a non-United States Person, will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a SKATES.

   If you hold the SKATES in connection with the active conduct of a United States trade or business, you will be subject to United States Federal income tax on all income and gains recognized with respect to your proportionate share of the SKATES.

Information Reporting and Backup Withholding

   Income on the SKATES will be reported to holders on an IRS Form 1099, which form should be mailed to holders of SKATES by January 31 following each calendar year. Payments made on and proceeds from the sale of SKATES may be subject to a "back-up" withholding tax of 31% unless the holder is an exempt recipient (generally corporations and certain other entities) or complies with certain identification requirements (such as supplying their taxpayer identification number). Any withheld amount generally will be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the IRS.

New Withholding Regulations

   In October 1997, the IRS issued final regulations relating to withholding, backup withholding and information reporting with respect to payments made to non-U.S. Persons. The regulations generally are effective for payments made after December 31, 2000. When effective, the new regulations will streamline and, in some cases, alter the types of statements and information that must be furnished to claim a reduced rate of withholding. The regulations also clarify the duties of payors and modify the rules concerning withholding on payments made to non-United States Persons through foreign intermediaries. With some exceptions, the new regulations treat a payment to a foreign partnership as a payment directly to the partner.

                          CERTAIN ERISA CONSIDERATIONS

   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or ERISA (a "Plan"), should consider the fiduciary standards and other requirements of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SKATES, both old and new. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be permissible under the documents and instruments governing the Plan and ERISA's prohibited transactions rules.

   Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

   Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of Allfirst Capital Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in Allfirst Capital Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under the applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

   Pursuant to an exception contained in the Plan Assets Regulation, the assets of Allfirst Capital Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in Allfirst Capital Trust, less than 25% of the value of each class of equity interests in Allfirst Capital Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the SKATES held by Benefit Plan Investors was or will be less than 25% of the total value of the SKATES at the completion of the initial offering or thereafter, and no monitoring or other measures have been or will be taken with respect to the satisfaction of the conditions to this exception. All of the common securities of Allfirst Capital Trust have been purchased and are held by Allfirst.

   Certain transactions involving Allfirst Capital Trust and Allfirst Asset Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the SKATES were acquired with "plan assets" of such Plan and assets of Allfirst Capital Trust and Allfirst Asset Trust were deemed to be "plan assets" of Plans investing in SKATES. For example, if Allfirst is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of Allfirst or other subsidiaries, including Allfirst Asset Trust), extensions of credit between First Maryland and Allfirst Asset Trust (as represented by the junior subordinated debenture and the guarantees) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

   The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SKATES, assuming that assets of Allfirst Capital Trust were deemed to be "plan assets" of Plans investing in the Allfirst Capital Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

   Because the SKATES may be deemed to be equity interests in Allfirst Capital Trust or Allfirst Asset Trust for purposes of applying ERISA and Section 4975 of the Code, the SKATES may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of SKATES that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, Allfirst and the Capital Property Trustee may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the SKATES or any interest therein that is a Plan or a Plan Asset Entity or that is purchasing such securities on behalf of or with "plan assets" of any Plan will be deemed to have represented by its purchase and holding thereof that: (a) the purchase and holding of the SKATES is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption; (b) Allfirst, the Capital Administrators and the Asset Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Allfirst Capital Trust, the Allfirst Asset Trust or the junior subordinated debenture; and (c) in purchasing the SKATES, such person approves the purchase of the Asset Preferred Securities and the junior subordinated debenture and the appointment of the property trustees and the Delaware trustees.

   Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing SKATES on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Allfirst Capital Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

   Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above.

   The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan, governmental plan or church plan owning SKATES should consult with its legal advisors regarding the consequences of such an investment.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new SKATES for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of its new SKATES.

   A Participating Broker-Dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new SKATES received in the exchange offer:

  . for a period ending 90 days after the expiration date of the exchange offer (subject to any extension); or

  . if earlier, when all such new SKATES have been disposed of by the Participating Broker-Dealer,

but only if the Participating Broker-Dealer acquired old SKATES for its own account as a result of market-making activities or other trading activities.

   Neither Allfirst nor Allfirst Capital Trust will receive any cash proceeds from the issuance of the new SKATES offered hereby. New SKATES received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new SKATES or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new SKATES. Any broker-dealer that resells new SKATES that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of new SKATES may be deemed to be an "underwriter" within the meaning of the 1933 Act, and any profit on any resale of new SKATES and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, information statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

   This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. You may obtain copies of these documents, at no cost, by contacting us at the following address: Allfirst Financial Inc., 25 South Charles Street, Baltimore, Maryland 21201, Attention: Investor Relations.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   We incorporate by reference in this prospectus information we file with the SEC, which means:

  . incorporated documents are considered part of the prospectus;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the SEC will automatically update and supersede this incorporated information.

   We incorporate by reference the documents listed below which were filed with the SEC under the 1934 Act:

  . annual report on Form 10-K for the year ended December 31, 1998;

  . quarterly reports on Form 10-Q for the quarters ended March 31, and June
    30, 1999; and

  . current reports on Form 8-K dated May 25, 1999 and September 15, 1999.

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospecuts until this placement is completed:

  . reports filed under Sections 13(a) and (c) of the 1934 Act;

  . definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

  . any reports filed under Section 15(d) of the 1934 Act.

   You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

   You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

   You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Allfirst Financial Inc., 25 South Charles Street, Baltimore, Maryland 21201, Attention:
Investor Relations. Our telephone number is (410) 244-4000.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the new SKATES and the Asset Preferred Securities are being passed upon by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Allfirst Capital Trust, Allfirst Asset Trust and Allfirst. The legality under state law of the guarantees and the junior subordinated debenture will be passed upon on behalf of Allfirst Capital Trust, Allfirst Asset Trust and Allfirst by Gregory K. Thoreson, Senior Vice President and General Counsel of Allfirst.

                                    EXPERTS

   The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Allfirst Financial Inc. (successor to First Maryland Bancorp) for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

   The financial statements of the trusts as of July 13, 1999 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report included herein.

                  INDEX TO FINANCIAL STATEMENTS OF THE TRUSTS

ALLFIRST PREFERRED CAPITAL TRUST
  Report of Independent Accountants......................................... F-1
  Balance Sheet............................................................. F-2
  Notes to Balance Sheet.................................................... F-3

ALLFIRST PREFERRED ASSET TRUST
  Report of Independent Accountants......................................... F-5
  Balance Sheet............................................................. F-6
  Notes to Balance Sheet.................................................... F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Allfirst Preferred Capital Trust

   In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Allfirst Preferred Capital Trust (the "Trust") at July 13, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Baltimore, Maryland
September 24, 1999

                        ALLFIRST PREFERRED CAPITAL TRUST

                                 BALANCE SHEET
                                 JULY 13, 1999

ASSETS
Investment in Asset Preferred Securities--Allfirst Asset Trust.... $101,962,070
                                                                   ------------
  Total Assets.................................................... $101,962,070
                                                                   ============
STOCKHOLDERS' EQUITY
Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced
 Securities; (aggregate liquidation amount $100,000,000).......... $ 98,903,000
Trust Common Securities (aggregate liquidation amount
 $3,059,070)......................................................    3,059,070
                                                                   ------------
  Total Stockholders' Equity...................................... $101,962,070
                                                                   ============



                           See Notes to Balance Sheet

           NOTES TO BALANCE SHEET OF ALLFIRST PREFERRED CAPITAL TRUST

1. ORGANIZATION AND PURPOSE

   Allfirst Preferred Capital Trust ("Allfirst Capital Trust") is a statutory business trust formed on June 29, 1999 under the laws of the State of Delaware for exclusive purposes of (i) issuing Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities ("SKATES") and common securities,
(ii) purchasing Asset Preferred Securities issued by Allfirst Asset Trust and
(iii) engaging in only those other activities necessary or incidental thereto.

   Allfirst Financial Inc. (the "Company") has paid compensation of $1.5 million to the initial purchaser of the SKATES. The Company has also agreed to pay all fees and expenses related to the organization and operations of Allfirst Capital Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon Allfirst Capital Trust, other than withholding taxes. The Company will also be responsible for all debts and obligations of Allfirst Capital Trust, other than those obligations with respect to the SKATES. The Company has agreed to indemnify the trustees and certain other persons.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The financial statements are presented in accordance with United States generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates.

Investment

   The investment in Asset Preferred Securities represents an undivided beneficial ownership interest in the assets of Allfirst Preferred Asset Trust ("Allfirst Asset Trust") and is classified as held to maturity and, therefore, is recorded at cost. Income on the Asset Preferred Securities is accrued when earned.

Income Taxes

   Allfirst Capital Trust is treated as a grantor trust for U.S. federal income tax purposes and, therefore, no provision for income taxes has been made.

3. INVESTMENT IN ASSET PREFERRED SECURITIES

   Allfirst Capital Trust holds 103,093 Asset Preferred Securities with a stated liquidation amount of $1,000 per Asset Preferred Security. The distribution rate on each Asset Preferred Security is a rate per annum of three-month LIBOR plus 1.50% of the stated liquidation amount of $1,000 per Asset Preferred Security, reset quarterly. Distributions will be paid if, as and when Allfirst Asset Trust has funds available for distribution from corresponding interest payments on a junior subordinated debenture from the Company. Distributions on the Asset Preferred Securities are non-cumulative, and will be payable quarterly on January 15, April 15, July 15, and October 15 of each year commencing October 15, 1999, if, as and when funds are available for payment. The initial distribution rate on the Asset Preferred Securities is 6.81% per year.

   The distributions on the Asset Preferred Securities are non-cumulative. The distribution calculation and payment provisions for the Asset Preferred Securities correspond to the distribution calculation and payment provisions for the SKATES.

   Allfirst Asset Trust will redeem the Asset Preferred Securities if the junior subordinated debenture of the Company held by the Allfirst Asset Trust is redeemed. The Company may redeem the junior subordinated debenture, in whole or in part, at any time on or after July 15, 2009 with the prior consent of the Federal Reserve Board and the Central Bank of Ireland. Allfirst Asset Trust will redeem the Asset Preferred Securities at an amount equal to $1,000 plus accrued and unpaid distributions for the current quarterly period from the last distribution date. An equal amount of the SKATES will be redeemed upon any redemption of the Asset Preferred Securities at the redemption price.

   The Company has guaranteed, on a subordinated basis, the payment of distributions by Allfirst Asset Trust if, as and when declared out of funds legally available and payments upon liquidation of Allfirst Asset Trust or the redemption of the Asset Preferred Securities to the extent of funds legally available.

4. SUBORDINATED CAPITAL TRUST ENHANCED SECURITIES ("SKATES")

   Allfirst Capital Trust issued 100,000 of its Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities, Series A, $1,000 liquidation preference per security ("SKATES"), on July 13, 1999 for an aggregate purchase price of $98,903,000. The SKATES are redeemable if the Asset Preferred Securities of Allfirst Asset Trust are redeemed. Allfirst Asset Trust will redeem the Asset Preferred Securities if the junior subordinated debenture of the Company held by the Allfirst Asset Trust is redeemed. The Company may redeem the junior subordinated debenture, in whole or in part, at any time on or after July 15, 2009 with the prior consent of the Federal Reserve Board and the Central Bank of Ireland. Allfirst Asset Trust will redeem the Asset Preferred Securities at an amount equal to $1,000 plus accrued and unpaid distributions for the current quarterly period from the last distribution date. An equal amount of the SKATES will be redeemed upon any redemption of the Asset Preferred Securities at an amount per SKATE equal to $1,000 plus accrued and unpaid distributions from the last distribution payment date.

   Distributions on the SKATES are non-cumulative. The distribution rate on the SKATES is a rate per annum of three month LIBOR plus 1.50% of the stated liquidation amount of $1,000 per SKATES, reset quarterly. The distributions will be paid if, as and when Allfirst Capital Trust has funds available for distribution. Distributions on the SKATES will be payable quarterly on each January 15, April 15, July 15 and October 15, commencing October 15, 1999 if, as and when funds are available for payment. The initial distribution rate is 6.81% per year.

   The Company has guaranteed, on a subordinated basis, the payment in full of all distributions and other payments on the SKATES to the extent that the Allfirst Capital Trust has funds legally available. This guarantee is subordinated to all other liabilities of the Company. Under certain circumstances, the SKATES have preferential rights to payment relative to the Trust Common Securities.

5. TRUST COMMON SECURITIES

   The Company owns 100% of the common securities of Allfirst Capital Trust.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Allfirst Preferred Asset Trust

   In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Allfirst Preferred Asset Trust (the "Trust") at July 13, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Baltimore, Maryland
September 24, 1999

                         ALLFIRST PREFERRED ASSET TRUST

                                 BALANCE SHEET
                                 JULY 13, 1999

ASSETS
Cash............................................................. $        923
U.S. Treasury bills available for sale...........................    5,481,271
Investment in affiliate junior subordinated debenture............  104,154,749
                                                                  ------------
  Total Assets................................................... $109,636,943
                                                                  ============
STOCKHOLDERS' EQUITY
Asset Preferred Securities (aggregate liquidation amount
 $103,093,000)................................................... $101,962,070
Trust Common Securities (aggregate liquidation amount
 $7,674,873).....................................................    7,674,873
                                                                  ------------
    Total Stockholders' Equity................................... $109,636,943
                                                                  ============



                           See Notes to Balance Sheet

            NOTES TO BALANCE SHEET OF ALLFIRST PREFERRED ASSET TRUST

1. ORGANIZATION AND PURPOSE

   Allfirst Preferred Asset Trust ("Allfirst Asset Trust") is a statutory business trust formed on June 29, 1999 under the laws of the State of Delaware for exclusive purposes of (i) issuing Asset Preferred Securities and its common securities (collectively the "asset securities"), (ii) investing the gross proceeds of the asset securities in junior subordinated debentures of Allfirst Financial Inc. and other permitted investments and (iii) engaging in only those other activities necessary or incidental thereto.

   Allfirst Financial Inc. ("the Company") has agreed to pay all fees and expenses related to the organization and operations of Allfirst Asset Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon the Allfirst Asset Trust, other than withholding taxes. The Company will also be responsible for all debts and obligations of Allfirst Asset Trust, other than those obligations with respect to the Asset Securities. The Company has agreed to indemnify the trustees and certain other persons.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The financial statements are presented in accordance with United States generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates.

Investments

   Allfirst Asset Trust's investment in the Company's junior subordinated debenture is recorded at cost. Its investment in U.S. Treasury bills is classified as available-for-sale and is recorded at accreted cost which approximates fair value.

Income Taxes

   Allfirst Asset Trust is treated as a partnership for U.S. federal income tax purposes and, therefore, no provision for income taxes has been made.

3. INVESTMENT IN AFFILIATE JUNIOR SUBORDINATED DEBENTURE

   Allfirst Capital Trust holds a junior subordinated debenture of the Company in a principal amount of $105,310,000 with a maturity date of July 15, 2029, which it acquired for a purchase price of $104,154,749. The junior subordinated debenture bears interest at a rate of LIBOR plus 1.43%, reset quarterly, from and including July 13, 1999. Interest is payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning October 15, 1999. Interest payments not paid when due will accrue interest, compounded quarterly, at the annual rate of LIBOR plus 1.43%. The initial interest rate on the junior subordinated debenture is 6.74% per year.

   Under the terms of the junior subordinated debenture, the Company may defer interest payments on the junior subordinated debenture for a period of not more than twenty quarterly periods or beyond the stated maturity of the junior subordinated debenture.

4. ASSET PREFERRED SECURITIES

   Allfirst Asset Trust issued 103,093 Asset Preferred Securities with a stated liquidation amount of $1,000 per Asset Preferred Security for an aggregate purchase price of $101,962,070. The distribution rate on each Asset Preferred Security is a rate per annum of three-month LIBOR plus 1.50% of the stated liquidation amount of $1,000 per Asset Preferred Security, reset quarterly. Distributions will be paid if, as and when Allfirst Asset Trust has funds available for distribution from corresponding interest payments on a junior subordinated debenture from the Company. Distributions on the Asset Preferred Securities are non-cumulative, and will be payable quarterly on January 15, April 15, July 15, and October 15 of each year commencing October 15, 1999, if, as and when funds are available for payment. The initial distribution rate on the Asset Preferred Securities is 6.81% per year.

   Allfirst Asset Trust will redeem the Asset Preferred Securities if the junior subordinated debenture of the Company is redeemed. The Company may redeem the junior subordinated debenture, in whole or in part, at any time on or after July 15, 2009 with the prior consent of the Federal Reserve Board and the Central Bank of Ireland. Allfirst Asset Trust will redeem the Asset Preferred Securities at an amount equal to $1,000 plus accrued and unpaid distributions for the current quarterly period from the last distribution date.

   The Company has guaranteed, on a subordinated basis, the payment of distributions by Allfirst Asset Trust if, as and when declared out of funds legally available and payments upon liquidation of Allfirst Asset Trust or the redemption of the Asset Preferred Securities to the extent of funds legally available.

5. TRUST COMMON SECURITIES

   The Company owns 100% of the common securities of Allfirst Asset Trust.

   [back cover page of prospectus]

   Until     , 2000 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of the State of Delaware (the "OGCL") contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article EIGHTH of Allfirst's restated certificate of incorporation (the "Articles"), provides that the officers and directors of Allfirst and certain others shall be indemnified to substantially the same extent as permitted by Delaware law.

   Article EIGHTH of the Articles also provides that a director shall not be personally liable to Allfirst or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under Delaware statutory and decisional law. However, such limitation would not cover liability: (i) for any breach of the director's duty of loyalty to Allfirst or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction in which the director actually received an improper personal benefit.

   Allfirst maintains a standard policy of officers' and directors' insurance.

   Under the Capital Declaration and the Asset Declaration, Allfirst has agreed to indemnify each of the trustees of the respective trust or any predecessor trustee and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the declarations.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, trust administrators or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Schedules.

 Exhibit Description
 ------- -----------
  4.1    Supplement No. 1 to Indenture, dated as of September 15, 1999, between
         Allfirst Finanical Inc., as successor by merger to First Maryland
         Bancorp, and The Bank of New York, as Trustee
  4.2    Indenture, dated as of July 13, 1999, between First Maryland Bancorp and The Bank of New York, as Trustee
  4.3    Amended and Restated Declaration of Trust of Allfirst Preferred
         Capital Trust, dated as of July 13, 1999, among First Maryland
         Bancorp, The Bank of New York, as Property Trustee, The Bank of New
         York (Delaware), as Delaware Trustee, and the Administrators named therein
  4.4    Amended and Restated Declaration of Trust of Allfirst Preferred Asset
         Trust, dated as of July 13, 1999, among First Maryland Bancorp, The
         Bank of New York, as Property Trustee, The Bank of New York
         (Delaware), as Delaware Trustee, and the Administrators named therein
  4.5    Form of Capital Guarantee to be entered into by Allfirst and The Bank of New York, as Capital Guarantee Trustee, and registered under the
         Securities Act of 1933, as amended
  4.6    Form of Asset Guarantee to be entered into by Allfirst and The Bank of
         New York, as Asset Guarantee Trustee, and registered under the
         Securities Act of 1933, as amended
  4.7    Registration Rights Agreement, dated July 9, 1999, among Allfirst,
         Allfirst Preferred Capital Trust, Allfirst Preferred Asset Trust and
         the initial purchaser named therein
  5.1    Opinion and consent of Gregory K. Thoreson, Senior Vice President and
         General Counsel of Allfirst, as to legality of the junior subordinated debenture and the guarantees to be issued by Allfirst
  5.2    Opinion of special Delaware counsel as to the legality of the SKATES to be issued by Allfirst Preferred Capital Trust and the Asset
         Preferred Securities to be issued by Allfirst Preferred Asset Trust
  8.1    Opinion of special tax counsel as to certain federal income tax matters
 12.1    Computation of ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Gregory K. Thoreson (included in Exhibit 5.1)
 23.3    Consent of special Delaware counsel (included in Exhibit 5.2)
 23.4    Consent of special tax counsel (included in Exhibit 8.1)
 24.1    Powers of Attorney
 25.1    Form T-1 Statement of Eligibility of The Bank of New York to act as
         trustee under the Indenture
 25.2    Form T-1 Statement of Eligibility of The Bank of New York to act as
         trustee under the Amended and Restated Declaration of Trust of
         Allfirst Preferred Capital Trust.
 25.3    Form T-1 Statement of Eligibility of The Bank of New York to act as
         trustee under the Amended and Restated Declaration of Trust of
         Allfirst Preferred Asset Trust.
 25.4    Form T-1 Statement of Eligibility of The Bank of New York under the
         Capital Guarantee for the benefit of the holders of SKATES
 25.5    Form T-1 Statement of Eligibility of The Bank of New York under the
         Asset Guarantee for the benefit of the holders of Asset Preferred
         Securities
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3    Form of Exchange Agent Agreement

------------

Item 22. Undertakings.

   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and First Maryland being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Allfirst Financial Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on October 5, 1999.

                                         ALLFIRST FINANCIAL INC.


                                         By:        Frank P. Bramble
                                            ---------------------------------
                                                    Frank P. Bramble
                                                Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the
capacities indicated below on October    , 1999.

             Signature                              Title

          Frank P. Bramble                   Chief Executive Officer and
------------------------------------          Director (Principal
          Frank P. Bramble                    Executive Officer)

          Jerome W. Evans*                   Vice Chairman, Chief
------------------------------------          Financial Officer and
          Jerome W. Evans                     Director (Principal
                                              Financial Officer)

     Robert L. Carpenter, Jr.*               Senior Vice President and
------------------------------------          Controller (Principal
      Robert L. Carpenter, Jr.                Accounting Officer)

A Majority of the Board of Directors*:

Benjamin L. Brown, Michael D. Buckley, J. Owen Cole, Edward A. Crooke, John F. Dealy, Mathias J. DeVito, Jerome W. Geckle, Frank A. Gunther, Jr., Margaret M. Heckler, Lee H. Javitch, Gary Kennedy, William T. Kirchhoff, Henry J. Knott, Andrew Maier II, Thomas P. Mulcahy, William M. Passano, Jr., R. Champlin Sheridan

   *By:   David M. Cronin
       ----------------------------
       David M. Cronin, as
         Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, Allfirst Preferred Capital Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on October 5, 1999.

                                          ALLFIRST PREFERRED CAPITAL TRUST

                                          By: David M. Cronin__________________
                                              David M. Cronin
                                              Administrator

   Pursuant to the requirements of the Securities Act of 1933, Allfirst Preferred Asset Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on October 5, 1999.

                                          ALLFIRST PREFERRED ASSET TRUST

                                          By: David M. Cronin__________________
                                              David M. Cronin
                                              Administrator

                                 EXHIBIT INDEX

 Exhibit                           Description                             Page
 -------                           -----------                             ----
  4.1    Supplement No. 1 to Indenture, dated as of September 15, 1999, between Allfirst Finanical Inc., as successor by merger to
         First Maryland Bancorp, and The Bank of New York, as Trustee
  4.2    Indenture, dated as of July 13, 1999, between First Maryland
         Bancorp and The Bank of New York, as Trustee
  4.3    Amended and Restated Declaration of Trust of Allfirst Preferred
         Capital Trust, dated as of July 13, 1999, among First Maryland
         Bancorp, The Bank of New York, as Property Trustee, The Bank of
         New York (Delaware), as Delaware Trustee, and the
         Administrators named therein
  4.4    Amended and Restated Declaration of Trust of Allfirst Preferred
         Asset Trust, dated as of July 13, 1999, among First Maryland
         Bancorp, The Bank of New York, as Property Trustee, The Bank of
         New York (Delaware), as Delaware Trustee, and the
         Administrators named therein
  4.5    Form of Capital Guarantee to be entered into by Allfirst and
         The Bank of New York, as Capital Guarantee Trustee, and
         registered under the Securities Act of 1933, as amended
  4.6    Form of Asset Guarantee to be entered into by Allfirst and The
         Bank of New York, as Asset Guarantee Trustee, and registered under the Securities Act of 1933, as amended
  4.7    Registration Rights Agreement, dated July 9, 1999, among
         Allfirst, Allfirst Preferred Capital Trust, Allfirst Preferred
         Asset Trust and the initial purchaser named therein
  5.1    Opinion and consent of Gregory K. Thoreson, Senior Vice
         President and General Counsel of Allfirst, as to legality of the junior subordinated debenture and the guarantees to be issued by Allfirst
  5.2    Opinion of special Delaware counsel as to the legality of the
         SKATES to be issued by Allfirst Preferred Capital Trust and the
         Asset Preferred Securities to be issued by Allfirst Preferred
         Asset Trust
  8.1    Opinion of special tax counsel as to certain federal income tax matters
 12.1    Computation of ratio of earnings to fixed charges and of
         earnings to fixed charges and preferred stock dividends
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Gregory K. Thoreson (included in Exhibit 5.1)
 23.3    Consent of special Delaware counsel (included in Exhibit 5.2)
 23.4    Consent of special tax counsel (included in Exhibit 8.1)
 24.1    Powers of Attorney
 25.1    Form T-1 Statement of Eligibility of The Bank of New York to
         act as trustee under the Indenture
 25.2    Form T-1 Statement of Eligibility of The Bank of New York to
         act as trustee under the Amended and Restated Declaration of
         Trust of Allfirst Preferred Capital Trust.
 25.3    Form T-1 Statement of Eligibility of The Bank of New York to
         act as trustee under the Amended and Restated Declaration of
         Trust of Allfirst Preferred Asset Trust.
 25.4    Form T-1 Statement of Eligibility of The Bank of New York under the Capital Guarantee for the benefit of the holders of SKATES
 25.5    Form T-1 Statement of Eligibility of The Bank of New York under the Asset Guarantee for the benefit of the holders of Asset
         Preferred Securities
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3    Form of Exchange Agent Agreement

------------